PROSPECTUS SUPPLEMENT

(to prospectus dated May 21, 2008 and the prospectus supplements dated July 15, 2008, August 29, 2008, September 10, 2008, October 10, 2008, October 15, 2008, and January 13, 2009)

Filed Pursuant to Rule 424(b)(3) Registration No. 333-150655

BIOMET, INC.

$775,000,000 10% Senior Notes due 2017

$775,000,000 10 3/8%/11 1/8% Senior Toggle Notes due 2017

$1,015,000,000 11 5/8% Senior Subordinated Notes due 2017

This prospectus supplement updates and supplements the prospectus dated May 21, 2007 and the prospectus supplements dated July 15, 2008, August 29, 2008, September 10, 2008, October 10, 2008, October 15, 2008, and January 13, 2009.

See “Risk Factors” beginning on page 15 of the prospectus and on page 28 of Form 10-Q filed on January 13, 2009 for a discussion of certain risks that you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement and the accompanying prospectus have been prepared for and may be used by Goldman, Sachs & Co. and any affiliates of Goldman, Sachs & Co. in connection with offers and sales of the notes related to market-making transactions in the notes affected from time to time. Goldman, Sachs & Co. or its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such sales.

RECENT DEVELOPMENTS

We have attached to this prospectus supplement Form 10-Q of Biomet, Inc. for the period ended November 30, 2008. The attached information updates and supplements Biomet, Inc.’s Prospectus dated May 21, 2007 and the prospectus supplements dated July 15, 2008, August 29, 2008, September 10, 2008, October 10, 2008, October 15, 2008, and January 13, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained in this prospectus supplement and the accompanying prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. This prospectus supplement and the accompanying prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement and the accompanying prospectus or the date of any document incorporated by reference herein.

The date of this prospectus supplement is January 14, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended November 30, 2008

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission file No. 001-15601.

BIOMET, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-1418342
(State of incorporation)	(IRS Employer Identification No.)

56 East Bell Drive, Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

(574) 267-6639

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by checkmark whether the registered is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

As of November 30, 2007, the last business day of the registrant’s prior year completed second fiscal quarter, there was no established public trading market for any of the common stock of the registrant. As of November 30, 2008, there were 1,000 shares of common stock of the registrant outstanding, 100.0% of which were owned by LVB Acquisition, Inc.

DOCUMENTS INCORPORATED BY REFERENCE

None.

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements.

Biomet, Inc. and Subsidiaries Condensed Consolidated Balance Sheets

(in millions)

	November 30, 2008	May 31, 2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$229.3	$127.6
Accounts receivable, net	483.5	486.2
Income tax receivable	48.8	48.8
Inventories	510.3	539.7
Deferred income taxes	97.1	100.7
Prepaid expenses and other	45.5	46.7

Total current assets	1,414.5	1,349.7
Property, plant and equipment, net	611.9	640.9
Investments	33.8	41.3
Intangible assets, net	5,736.3	6,208.2
Goodwill	5,103.4	5,422.8
Other assets	111.4	118.9

Total assets	$13,011.3	$13,781.8

Liabilities & Shareholders’ Equity
Current liabilities:
Short-term borrowings	$72.5	$75.4
Accounts payable	69.6	83.7
Accrued interest	79.7	80.9
Accrued wages and commissions	64.1	79.1
Other accrued expenses	179.7	245.4

Total current liabilities	465.6	564.5
Long-term liabilities:
Long-term debt	6,124.4	6,225.4
Deferred income taxes	1,902.7	2,112.5
Other long-term liabilities	196.7	43.1

Total liabilities	8,689.4	8,945.5
Shareholders’ equity:
Additional paid-in capital	44.6	25.8
Contributed capital	5,523.2	5,521.9
Accumulated deficit	(1,063.8)	(964.2)
Accumulated other comprehensive income (loss)	(182.1)	252.8

Total shareholders’ equity	4,321.9	4,836.3

Total liabilities and shareholders’ equity	$13,011.3	$13,781.8

The accompanying notes are a part of the condensed consolidated financial statements.

Biomet, Inc. and Subsidiaries Condensed Consolidated Statements of Operations

(in millions)

	(Unaudited) Three Months Ended November 30,		(Unaudited) Six Months Ended November 30, 2008	(Unaudited) July 12 - November 30, 2007 (Successor)	June 1 - July 11, 2007 (Predecessor)
	2008	2007
Net sales	$642.8	$607.2	$1,249.8	$895.8	$248.8
Cost of sales	194.9	244.6	376.4	351.4	102.3

Gross margin	447.9	362.6	873.4	544.4	146.5

Selling, general and administrative expense	254.7	413.2	508.2	600.5	194.2
Research and development expense	23.4	21.9	46.9	35.5	34.0
In-process research and development	—	86.2	—	479.0	—
Amortization	89.8	92.3	181.3	137.5	0.5

Operating income (loss)	80.0	(251.0)	137.0	(708.1)	(82.2)

Interest expense, net	(139.2)	(148.7)	(280.3)	(229.1)	(0.3)
Other income (expense)	(11.6)	(4.9)	(20.6)	0.5	0.6

Other income (expense), net	(150.8)	(153.6)	(300.9)	(228.6)	0.3

Loss before income taxes	(70.8)	(404.6)	(163.9)	(936.7)	(81.9)

Benefit from income taxes	(31.1)	(102.6)	(64.3)	(152.5)	(27.3)

Net loss	$(39.7)	$(302.0)	$(99.6)	$(784.2)	$(54.6)

The accompanying notes are a part of the condensed consolidated financial statements.

Biomet, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows

(in millions)

	(Unaudited) Six Months Ended November 30, 2008	(Unaudited) July 12 - November 30, 2007 (Successor)	June 1 -July 11, 2007 (Predecessor)
Cash flows provided by (used in) operating activities:
Net loss	$(99.6)	$(784.2)	$(54.6)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	261.4	195.2	9.3
Amortization of deferred financing costs	5.7	4.7	—
In-process research and development	—	479.0	—
Stock-based compensation expense	18.8	—	—
Inventory step-up related to merger	—	92.3	—
Allowance for doubtful accounts receivable	(3.5)	—	—
Loss (gain) and impairment on investments	6.5	—	(7.0)
Provision for inventory obsolescence	0.4	—	—
Deferred income taxes	(69.7)	(248.3)	76.7
Excess tax benefit from exercise of stock options	—	—	(3.9)
Other	(0.1)	(0.3)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(40.5)	(29.7)	5.8
Inventories	(25.5)	20.5	(12.0)
Prepaid expenses	(2.6)	35.8	—
Accounts payable	(6.7)	(9.9)	(1.6)
Income taxes	(5.7)	27.9	—
Accrued interest	(0.8)	106.3	—
Share-based compensation accrual related to merger	—	—	112.8
Other	9.5	110.1	(66.1)

Net cash provided by (used in) operating activities	47.6	(0.6)	59.4
Cash flows provided by (used in) investing activities:
Net proceeds from investments	—	95.8	42.8
Capital expenditures	(92.9)	(76.7)	(22.0)
Acquisitions, net of cash acquired	(2.2)	(0.4)	(9.8)
Acquisition of Biomet, Inc.	—	(11,638.2)	—

Net cash provided by (used in) investing activities	(95.1)	(11,619.5)	11.0
Cash flows provided by financing activities:
Debt:
Proceeds (payments) under amended revolving credit agreement	8.5	(40.4)	0.2
Proceeds (payments) under senior secured credit facility	(18.2)	—	—
Proceeds (payments) under asset based revolver	165.4	—	—
Proceeds from long-term debt related to merger	—	6,250.7	—
Payment of deferred financing costs	—	(87.1)	—
Equity:
Capital contributions	1.9	5,401.9	—
Repurchase of common shares	(0.6)	—	(2.8)
Excess tax benefit from exercise of stock options	—	—	3.9

Net cash provided by financing activities	157.0	11,525.1	1.3
Effect of exchange rate changes on cash	(7.8)	2.0	0.1

Increase (decrease) in cash and cash equivalents	101.7	(93.0)	71.8
Cash and cash equivalents, beginning of period	127.6	176.9	105.1

Cash and cash equivalents, end of period	$229.3	$83.9	$176.9

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$277.1	$1.5	$—

Income taxes	$14.8	$21.0	$—

The accompanying notes are a part of the condensed consolidated financial statements.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 1 - Merger.

On December 18, 2006, Biomet, Inc. entered into an Agreement and Plan of Merger with LVB Acquisition, LLC, a Delaware limited liability company (“LVB”), and LVB Acquisition Merger Sub, Inc., an Indiana corporation and a wholly-owned subsidiary of LVB (“Purchaser”), which agreement was amended and restated as of June 7, 2007 (the “Merger Agreement”). Pursuant to the Merger Agreement, on June 13, 2007, Purchaser commenced a cash tender offer (the “Offer” and together with the Merger, the “Transactions”), to purchase all of Biomet’s outstanding common shares, without par value. LVB is controlled by a consortium of private equity funds: Blackstone Capital Partners V L.P., GS Capital Partners VI Fund, L.P., KKR 2006 Fund L.P. and Texas Pacific Group (each a “Sponsor” and collectively, the “Sponsors”). The Sponsors, along with other investors, contributed $5,387.5 million of equity in connection with the Transactions. The remaining purchase price of $6,245.4 million included various proceeds from credit facilities. The unaudited condensed consolidated financial statements should be read in conjunction with Biomet’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, as amended.

The Merger was accounted for under the purchase method of accounting pursuant to Statements of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Accordingly, the effect of the Merger has been included in the Company’s condensed consolidated statement of operations subsequent to July 11, 2007 (the “Merger Date”), and the respective assets and liabilities have been recorded at their estimated fair values in the Company’s condensed consolidated balance sheet as of the Merger Date, with the excess purchase price recorded as goodwill. As of July 12, 2007, the Successor Company began operating under a new basis of accounting for its financial statements. Because of the new basis of accounting, the Predecessor Company’s historical financial information is not comparable to the Successor Company’s financial information for periods after July 12, 2007. The term “Successor Company” refers to Biomet following its acquisition by Purchaser on July 12, 2007 and the term “Predecessor Company” refers to Biomet prior to its acquisition on July 12, 2007.

The Company has allocated the purchase price to the fair value of the assets and liabilities of Biomet based on estimated fair values utilizing generally accepted valuation methodologies. Both assets and liabilities were valued as of July 11, 2007. On July 12, 2007, 82.4% of the step-up was recorded and combined with 17.6% of the Predecessor Company. On September 25, 2007 (the “Closing Date”), the remaining fair value step-up of 17.6% was recorded. The additional step-up included an increase in the in-process research and development (“IPRD”) charge of $86.2 million, increase of the property plant and equipment fair value of $14.2 million, and an increase in the fair value of inventory of $28.2 million. Also, the Tender Facility (as defined in Note 8 below) starting on July 12, 2007 was refinanced on the Closing Date into various other credit facilities. See Note 8 – Debt below for a description of those facilities. See summary below of the allocation of the total purchase price:

(in millions)
Cash	$57.0
Short-term investments	126.0
Accounts receivable	494.0
Inventories	714.3
Deferred tax assets	60.6
Prepaids and other assets	134.4
Property, plant and equipment	608.0
In-process research and development	479.0
Intangible assets	6,304.5
Goodwill	5,303.0
Deferred tax liabilities	(2,184.9)
Other liabilities	(463.0)

Purchase Price	$11,632.9

The purchase price allocation was based on information then available to the Company, and expectations, assumptions, and valuation methodologies deemed reasonable by the Company’s management. No assurance can be given, however, that the underlying assumptions used to estimate expected technology based product revenues, development costs or profitability, or the events associated with such technology, will occur as projected. Goodwill recorded as a result of the Merger is not deductible for income tax purposes.

Note 2 - Summary of Significant Accounting Policies and Nature of Operations.

General – The Company is one of the largest orthopedic medical device companies in the United States and worldwide with operations and offices in over 50 locations throughout the world and distribution in approximately 90 countries. The Company designs, manufactures and markets a comprehensive range of both surgical and non-surgical products used primarily by orthopedic surgeons and other musculoskeletal medical specialists. For approximately 30 years, the Company has applied advanced engineering and manufacturing technology to the development of highly durable joint replacement systems.

Basis of Presentation – The unaudited condensed consolidated financial statements include the accounts of Biomet, Inc. and its subsidiaries (individually and collectively referred to as “Biomet”, the “Company”, “we”, “us”, or “our”). The unaudited condensed consolidated financial statements include all accounts of Biomet and all of its wholly-owned subsidiaries. The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for condensed financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The Company’s results of operations for the six months ended November 30, 2008 are not comparative to the Company’s results of operations for the period June 1, 2007 to July 11, 2007 because of the new basis of accounting resulting from the Merger Date of July 11, 2007. The purchase price allocation included an IPRD charge of $479.0 million, and step-ups in fair value of inventory of $160.3 million and $80.4 million for fixed assets. The amounts were fully recorded as of the Closing Date of the Merger. Operating results for the period ended November 30, 2008 are not necessarily indicative of the results that may be expected for the fiscal year ending May 31, 2009. For further information, including the Company’s significant accounting policies, refer to the audited consolidated financial statements and notes thereto included in the Company's Form 10-K for the fiscal year ended May 31, 2008, as amended.

Products – The Company operates in one business segment, musculoskeletal products, which includes the design, manufacture and marketing of products in four major categories: reconstructive products, fixation devices, spinal products and other products. The Company has three reportable geographic segments: United States, Europe and International.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 2 - Summary of Significant Accounting Policies and Nature of Operations, Continued.

Reconstructive – Orthopedic reconstructive implants are used to replace joints that have deteriorated as a result of disease (principally osteoarthritis) or injury. Reconstructive joint surgery involves the modification of the area surrounding the affected joint and the implantation of one or more manufactured components, and may involve the use of bone cement. The Company’s primary orthopedic reconstructive joints are knees, hips, and shoulders, but the Company manufactures other joints as well. The Company also produces the associated instruments required by orthopedic surgeons to implant the Company’s reconstructive products, as well as bone cements and cement delivery systems. In addition, dental reconstructive devices and associated instrumentation are used for oral rehabilitation through the replacement of teeth and repair of hard and soft tissues.

Fixation – Fixation devices are used for setting and stabilizing damaged bones to support and/or augment the body’s natural healing process. Electrical stimulation devices used in trauma indications offer implantable and non-invasive options to stimulate bone growth. Other products include internal fixation devices (such as nails, plates, screws, pins and wires used to stabilize traumatic bone injuries), external fixation devices (used to stabilize fractures when alternative methods of fixation are not suitable), craniomaxillofacial fixation systems and bone substitute materials.

Spinal – The Company’s spinal products include electrical stimulation devices for spinal applications, spinal fixation systems, bone substitute materials and motion preservation systems, as well as allograft services for spinal applications. These products and services are primarily marketed in the United States under the Biomet Spine trade name.

Other – The Company manufactures and distributes a number of other products, including sports medicine products (used in minimally-invasive orthopedic surgical procedures), orthopedic support products (also referred to as softgoods and bracing products), operating room supplies, casting materials, general surgical instruments, wound care products and other surgical products.

Effect of Foreign Currency – Assets and liabilities of foreign subsidiaries are translated at rates of exchange in effect at the close of their calendar month end. Revenues and expenses are translated at the weighted average exchange rates during the period. Translation gains and losses are accumulated within other comprehensive income (loss) as a separate component of shareholders’ equity. Foreign currency transaction gains and losses resulting from product transfer between subsidiaries are recorded in cost of goods sold. Other foreign currency exchange gains and losses that do not involve the movement of product are included in other income (expense), net.

Cash and Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Investments – The Company invests the majority of its excess cash in bank deposits and money market securities. The Company also holds municipal bonds, corporate and mortgage-backed securities, common stocks and auction-rate securities. The Company accounts for its investments in debt and equity securities under SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, which requires certain securities to be categorized as trading, available-for-sale or held-to-maturity. The Company also accounts for its investments under SFAS 157, Fair Value Measurements, which establishes a framework for measuring fair value in accordance with generally accepted accounting principles, clarifies the definition of fair value within that framework, and expands disclosures about fair value measurements. Available-for-sale securities are carried at fair value with unrealized gains and losses, net of tax, recorded within other comprehensive income (loss) as a separate component of shareholders’ equity. Held-to-maturity securities are carried at amortized cost. The Company has no trading securities. The cost of investment securities sold is determined by the specific identification method. Dividend and interest income are accrued as earned. The Company reviews its investments quarterly for declines in fair value that are other-than-temporary. Investments that have declined in market value that are determined to be other-than-temporary are charged to other income (expense), net, by writing that investment down to fair value. Investments are classified as short-term for those expected to mature or be sold within twelve months and the remaining portion is classified in long-term investments.

Risk Management

Foreign Currency Instruments – Certain assets, liabilities and forecasted transactions are exposed to foreign currency risk, primarily the fluctuation of the U.S. Dollar against European currencies. The Company faces transactional currency exposures that arise when it or its foreign subsidiaries enter into transactions, primarily on an intercompany basis, denominated in currencies other than their functional currency. The Company also faces currency exposure that arises from translating the results of its global operations to the U.S. Dollar at exchange rates that have fluctuated from the beginning of the period. The Company has hedged a portion of its net investment in its European subsidiaries with the issuance of a €875.0 million principal amount term loan on September 25, 2007. The Company’s net investment in its European subsidiaries at the hedging date of September 25, 2007 was $1,690.0 million (€1,238.0 million). As of November 30, 2008, the Company’s net investment in European subsidiaries totaled €1,483.8 million ($1,884.0 million) and the outstanding principal balance was €866.3 million ($1,099.9 million). The difference of €617.5 million ($784.1 million) remained unhedged. Effectiveness is tested quarterly to determine whether hedge treatment is still appropriate. The Company tests effectiveness on this net investment hedge by determining if the net investment in its European subsidiaries is greater than the outstanding Euro denominated debt balance. Any ineffectiveness is recorded in the statement of operations.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 2 - Summary of Significant Accounting Policies and Nature of Operations, Continued.

Interest Rate Instruments – The Company entered into interest rate swap agreements (cash flow hedges) in both U.S. Dollars and Euros on September 25, 2007 and March 25, 2008 as a means of fixing the interest rate on portions of its floating-rate debt instruments. See the table below for existing contracts (U.S. Dollars and Euros in millions):

(in millions)

Structure	Currency	Notional Amount	Termination Date	Fair Value at November 30, 2008 Asset (Liability)
1 year	Euro	€75.0	September 25, 2009	$(0.9)
2 year	Euro	75.0	September 25, 2010	(2.5)
3 year	Euro	50.0	March 25, 2011	(1.3)
	Euro	75.0	September 25, 2011	(3.6)
4 year	Euro	40.0	March 25, 2012	(1.3)
	Euro	230.0	September 25, 2012	(13.4)
5 year	Euro	40.0	March 25, 2013	(1.5)
1 year	USD	$195.0	September 25, 2009	(4.7)
2 year	USD	150.0	March 25, 2010	(0.6)
	USD	195.0	September 25, 2010	(9.8)
3 year	USD	110.0	March 25, 2011	(1.2)
	USD	195.0	September 25, 2011	(15.3)
4 year	USD	140.0	March 25, 2012	(2.4)
	USD	585.0	September 25, 2012	(57.5)
5 year	USD	190.0	March 25, 2013	(4.8)

Total				$(120.8)

The interest rate swaps were a liability of $120.8 million at November 30, 2008 and are included in other accrued expenses and other long term liabilities. As a result of cash flow hedge treatment being applied, all unrealized gains and losses related to the derivative instruments are included in other comprehensive income and are reclassified into operations in the same period in which the hedged transaction affects earnings. Effectiveness is tested quarterly to determine if hedge treatment is still appropriate. The amount of ineffectiveness recognized in operations was not material for any period presented. Subsequent to November 30, 2008, the Company entered into an additional swap contract to hedge the variable interest rate exposure of its U.S. Dollar term loan. The notional amount of the contract is $325.0 million and the maturity date is December 25, 2013. The Company did not enter into any derivative instruments prior to fiscal 2008.

As of November 30, 2008, the effective interest rate, including the applicable lending margin, on 76% ($1,760.0 million) of the outstanding principal of the Company’s U.S. Dollar term loan was fixed at 7.34% through the use of interest rate swaps. The effective interest rate on 68% (€585.0 million) of the outstanding principal of the Company’s Euro term loan was fixed at 7.31% through the use of interest rate swaps. The remaining unhedged balances of the U.S. Dollar and Euro term loans had effective interest rates of 6.76% and 8.14%, respectively.

Comprehensive Income – Total comprehensive income combines reported net loss and foreign currency translation adjustments, unrealized appreciation/depreciation of available-for-sale securities, unrealized gains and losses related to the net investment in the Euro term loan, and unrecognized actuarial loss on pension assets and interest rate swap derivatives. Amounts in accumulated other comprehensive income are presented net of the related tax impact. Foreign currency translation adjustments are not currently adjusted for income taxes, as they relate to permanent investments in international subsidiaries.

Other comprehensive income (loss) and the related components as included in total comprehensive income (loss) are included in the table below:

	Three Months Ended November 30,		Six Months Ended November 30, 2008	July 12 - November 30, 2007 (Successor)	June 1, - July 11, 2007 (Predecessor)
(in millions)	2008	2007
Net loss	$(39.7)	$(302.0)	$(99.6)	$(784.2)	$(54.6)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(243.4)	(5.1)	(373.4)	0.5	(6.6)
Unrealized loss on interest rate swaps	(55.7)	—	(62.2)	—	—
Unrealized gain (loss) on available-for-sale securities	(1.3)	0.2	0.7	—	—

Total other comprehensive income (loss), net of tax	(300.4)	(4.9)	(434.9)	0.5	(6.6)

Total other comprehensive loss	$(340.1)	$(306.9)	$(534.5)	$(783.7)	$(61.2)

Concentrations of Credit Risk and Allowance for Doubtful Receivables – The Company provides credit, in the normal course of business, to hospitals, private and governmental institutions and healthcare agencies, insurance providers, dental practices and laboratories, and physicians. The Company maintains an allowance for doubtful receivables based on estimated collection rates and charges actual losses to the allowance when incurred. The estimated collection rates require management judgment.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 2 - Summary of Significant Accounting Policies and Nature of Operations, Continued.

Other Loss Contingencies – The Company has self-insured reserves against product liability claims with insurance coverage above the retention limits. There are various other claims, lawsuits, disputes with third parties, investigations and pending actions involving various allegations against it. Product liability claims are routinely reviewed by the Company’s insurance carrier and management routinely reviews all claims for purposes of establishing ultimate loss estimates. In addition, management must determine the estimated liability for claims incurred, but not reported. Such estimates and any subsequent changes in estimates may result in adjustments to the Company’s operating results in the future.

Revenue Recognition – The Company sells product through four principal channels: (1) direct to healthcare institutions, referred to as direct channel accounts, (2) through stocking distributors and healthcare dealers, (3) indirectly through insurance companies and (4) directly to dental practices and dental laboratories. Sales through the direct and distributor/dealer channels account for a majority of net sales. Through these channels, inventory is generally consigned to sales agents or customers so that products are available when needed for surgical procedures. Revenue is not recognized upon the placement of inventory into consignment as the Company retains title and maintains the inventory on the balance sheet; however, it is recognized upon implantation and receipt of proper purchase order and/or purchase requisition documentation. Pricing for products is generally predetermined by contracts with customers, agents acting on behalf of customer groups or by government regulatory bodies, depending on the market. Price discounts under group purchasing contracts are generally linked to volume of implant purchases by customer healthcare institutions within a specified group. At negotiated thresholds within a contract buying period, price discounts may increase. At certain locations the Company records a contractual allowance that is offset against revenue for each sale to a non-contracted payor so that revenue is recorded at the estimated determinable price at the time of the sale. At certain locations revenue is recognized on sales to stocking distributors, healthcare dealers, dental practices and dental laboratories when title to product passes to them, generally upon shipment. Certain subsidiaries allow customers to return product in the event that the Company terminates the relationship. Under those circumstances, the Company records an estimated sales return in the period in which constructive notice of termination is given to a distributor. Product returns were not significant for any period presented.

Research and Development – Research and development costs are charged to expense as incurred. IPRD is recognized in business combinations or asset acquisitions for the portion of the purchase price allocated to the appraised value of in-process technologies, defined as those technologies relating to products that have not received approval of the U.S Food and Drug Administration and have no alternative future use, consistent with SFAS 2, Accounting for Research and Development Costs, and Financial Accounting Standards Board Interpretation (“FIN”) 4, Applicability of SFAS 2 to Business Combinations.

Income Taxes – The Company records income tax estimates in accordance with SFAS 109, Accounting for Income Taxes, and FIN 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109 (“FIN 48”); however, there are inherent risks that could create uncertainties related to the estimates. The Company adjusts estimates based on normal operating circumstances and conclusions related to tax audits. The Company does not believe any audit finding could materially affect its financial position; however there could be a material impact on the Company’s consolidated results of operations and cash flows of a given period.

Management’s Estimates and Assumptions – In preparing the financial statements in accordance with accounting principles generally accepted in the United States of America, management must often make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements and during the reporting period. Some of those judgments can be subjective and complex. Consequently, actual results could differ from those estimates.

Change in Accounting Principle – As of the Merger Date, the Company eliminated the one-month lag in reporting for certain subsidiaries in non-domestic locations. The elimination of the one-month lag is considered a change in accounting principle adopted in conjunction with the Merger and was applied prospectively. The effect of the elimination is not considered material to the condensed consolidated financial statements as of May 31, 2008, and for the period July 12, 2007 through November 30, 2007.

Recent Accounting Pronouncements

SFAS 141R – In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS 141R (revised 2007), Business Combinations. SFAS 141R establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements, the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date at fair value. SFAS 141R determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is not permitted. The Company is currently evaluating the effect the adoption of FAS 141R will have on its unaudited condensed consolidated financial statements.

SFAS 157 – Effective June 1, 2008, the Company adopted FASB SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in accordance with generally accepted accounting principles, clarifies the definition of fair value within that framework, and expands disclosures about fair value measurements. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, except for the measurement of share-based payments. SFAS 157 does not expand the use of fair value in any new circumstances. On February 12, 2008, the FASB issued FASB Staff Position (“FSP”) FAS 157-2, Effective Date of FASB Statement No. 157 (FSP FAS 157-2). FSP FAS 157-2 defers the implementation of SFAS 157 for certain nonfinancial assets and nonfinancial liabilities. Accordingly, the Company adopted the required provisions of SFAS 157 at the beginning of fiscal year 2009 and the remaining provisions will be adopted by the Company at the beginning of fiscal year 2010. The fiscal year 2009 adoption did not result in a material impact to the Company’s financial statements (see Note 6). The Company is currently evaluating the impact of adopting the remaining parts of SFAS 157 in fiscal year 2010 in accordance with FSP FAS No. 157-2. In October 2008, the FASB issued FASB Staff Position No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining fair value of a financial asset when the market for that financial asset is not active.

SFAS 159 – In February 2007, the FASB issued SFAS 159, Establishing the Fair Value Option for Financial Assets and Liabilities, to permit all entities to choose to elect to measure eligible financial instruments at fair value. SFAS 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS 157. An entity is prohibited from retrospectively applying SFAS 159, unless it chooses early adoption. On June 1, 2008 the Company did not elect the fair value option for financial assets and liabilities held at June 1, 2008.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 2 - Summary of Significant Accounting Policies and Nature of Operations, Continued.

SFAS 160 – In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51. SFAS 160 establishes accounting and reporting standards that require noncontrolling interests to be reported as a component of equity, changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions, and any retained noncontrolling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS 160 to have a material impact on its consolidated financial statements.

SFAS 161 – In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities-an Amendment of FASB Statement No. 133. This statement requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives. It also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of SFAS No. 133 have been applied and the impact that hedges have on an entity’s financial position, financial performance and cash flows. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early adoption encouraged. The Company does not expect the adoption of SFAS 161 will have a material impact on its consolidated financial statements.

SFAS 162 – In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AICPA Codification of Auditing Standards, AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect the adoption of SFAS 162 will have a material impact on its consolidated financial statements.

FASB Staff Position No. 140-4 and FIN 46(R)-8 – In December 2008, the FASB issued FASB Staff Position No. 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities. FAS 140-4 and FIN 46(R)-8 require additional disclosures about an entity’s involvement with variable interest entities and transfers of financial assets. FAS 140-4 and FIN 46(R)-8 will become effective for the Company’s fiscal year beginning June 1, 2009. The Company is currently evaluating the effect the adoption of FAS 140-4 and FIN 46(R)-8 will have on its consolidated financial statements.

FASB Staff Position No. 142-3 – In April 2008, the FASB issued FASB Staff Position No. 142-3, Determination of the Useful Life of Intangible Assets (FSP142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions that are used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets, and requires enhanced related disclosures. FSP 142-3 must be applied prospectively to all intangible assets acquired as of and subsequent to fiscal years beginning after December 15, 2008. The Company is in the process of determining the impact, if any, that the adoption of FSP 142-3 will have on its consolidated financial statements.

Emerging Issues Task Force (EITF) Issue No. 07-3 – In June 2007, the FASB Emerging Issues Task Force issued EITF-07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities. EITF 07-3 provides guidance for entities that may make nonrefundable advance payments for goods or services that will be used in future research and development activities and whether the advance payment should be expensed when the advance payment is made or when the research and development activity has been performed. EITF 07-3 is effective for financial statements issued for fiscal years beginning after December 15, 2007. On June 1, 2008 the Company adopted EITF 07-3 and the impact was immaterial to its unaudited condensed consolidated financial statements.

EITF Issue No. 07-1 – In December 2007, the FASB issued EITF 07-1, Accounting for Collaborative Agreements (EITF 07-1). EITF 07-1 provides guidance regarding financial statement presentation and disclosure of collaborative arrangements, as defined, which includes arrangements the Company has entered into regarding development and commercialization of products. EITF 07-1 is effective for the Company as of March 1, 2009. The Company has not yet completed its evaluation of EITF 07-1, but does not currently believe that adoption will have a material impact on its unaudited condensed consolidated financial statements.

Note 3 - Inventories.

Inventories are stated at lower of cost or market, with cost determined under the first-in, first-out method. The Company reviews inventory on hand and writes down excess and slow-moving inventory based on an assessment of future demand and historical experience. Inventories consisted of the following:

(in millions)	November 30, 2008	May 31, 2008
Raw materials	$91.9	$89.6
Work-in-process	54.0	57.9
Finished goods	144.9	155.9
Consigned distributor	219.5	236.3

Inventories	$510.3	$539.7

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 4 - Property, Plant and Equipment.

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of 3 to 30 years. Related maintenance and repairs are expensed as incurred. In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows relating to the asset are less than its carrying amount, with the amount of the loss equal to the excess of carrying cost of the asset over fair value. Depreciation on instruments is included within cost of sales. Property, plant and equipment consisted of the following:

(in millions)	November 30, 2008	May 31, 2008
Land and land improvements	$45.4	$49.3
Buildings and leasehold improvements	121.7	125.5
Machinery and equipment	232.6	246.6
Instruments	311.0	323.9
Construction in progress	20.5	13.5

Total property, plant and equipment	731.2	758.8
Accumulated depreciation	(119.3)	(117.9)

Total property, plant and equipment, net	$611.9	$640.9

Note 5 - Investments.

At November 30, 2008, the Company’s investment securities were classified as follows:

(in millions)	Amortized Cost	Unrealized		Fair Value
		Gains	Losses
Available-for-sale:
Debt securities	$36.3	$—	$(5.9)	$30.4
Equity securities	0.7	—	—	0.7
Mortgage-backed securities	0.7	—	(0.2)	0.5

Total available-for-sale	37.7	—	(6.1)	31.6
Held-to-maturity:
Debt securities	1.5	—	—	1.5

Total held-to-maturity	1.5	—	—	1.5
Certificates of deposit	0.7	—	—	0.7

Total	$39.9	$—	$(6.1)	$33.8

At May 31, 2008, the Company’s investment securities were classified as follows:

(in millions)	Amortized Cost	Unrealized		Fair Value
		Gains	Losses
Available-for-sale:
Debt securities	$36.3	$—	$(3.8)	$32.5
Equity securities	0.7	0.1	—	0.8
Mortgage-backed securities	5.9	—	(0.1)	5.8

Total available-for-sale	42.9	0.1	(3.9)	39.1
Held-to-maturity:
Debt securities	1.5	—	—	1.5

Total held-to-maturity	1.5	—	—	1.5
Certificates of deposit	0.7	—	—	0.7

Total	$45.1	$0.1	$(3.9)	$41.3

The net proceeds from sales of available-for-sale securities were $85.6 million and $42.8 million for the three months ended November 30, 2007 and for the period July 12, 2007 through November 30, 2007, respectively. There were no sales or purchases of available-for-sale securities for the three and six months ended November 30, 2008 or for the three months ended November 30, 2007. There were no sales of held-to-maturity securities for any period presented. The cost of marketable securities sold is determined by the specific identification method. For the period June 1, 2007 through July 11, 2007, net realized gains on sales of available-for-sale securities were $0.1 million. There were no net realized gains and (losses) on sales for available-for-sale securities for the three and six months ended November 30, 2008, for the three months ended November 30, 2007, or for the period July 12, 2007 through November 30, 2007.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 5 - Investments, Continued.

As of November 30, 2008, the Company held auction-rate securities of $28.6 million. They are AAA rated securities with long-term nominal maturities secured by student loans, which are guaranteed by the U.S. Government. Each of these securities was subject to auction processes for which there were insufficient bidders on the scheduled rollover dates. The Company will not be able to liquidate any of its remaining auction-rate securities until a future auction is successful, a buyer is found outside of the auction process (a secondary market develops), a broker/dealer buys them back, or the notes are redeemed. These auction-rate securities have been classified as long-term available-for-sale securities as of November 30, 2008 because of the inability to predict when the market will stabilize. A significant portion of these auction-rate securities are held by the Company’s captive insurance company as part of required capital. The securities continue to earn and be paid interest at the maximum contractual rate. The Company has evaluated these securities for temporary or other-than-temporary impairment at November 30, 2008. In doing so, the Company has considered a variety of factors, including intent, liquidity factors, ability to generate alternative cash, other broker pricing, and internally-generated fair value analysis. The Company recorded an unrealized loss in comprehensive income of $3.2 million as of May 31, 2008 and an additional amount of $2.2 million as of November 30, 2008 related to these securities.

The Company reviews its impairments in accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, Staff Accounting Bulletin Topic 5M, Miscellaneous Accounting and Financial Accounting Standards Board Staff Position, SFAS 115-1 and 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, to determine if impairment is “temporary” or “other-than-temporary.” The Company reviews several factors to determine whether losses are other-than-temporary, including but not limited to (1) the length of time each security was in an unrealized loss position, (2) the extent to which fair value was less than cost, (3) the financial condition and near-term prospects of the issuer or insurer, and (4) the Company’s intent and ability to hold each security for a period of time sufficient to allow for any anticipated recovery in fair value.

Note 6 - Fair Value Measurements.

As discussed in Note 2, the Company adopted SFAS 157 effective June 1, 2008, with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. SFAS 157 clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures on fair value measurements.

Under SFAS 157, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. SFAS 157 also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and financial liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels defined as follows:

•	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities. The Company’s Level 1 assets include money market funds, treasury bonds, and marketable equity securities.

•

Level 2 – Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly. The Company’s Level 2 assets and liabilities primarily include agency bonds, corporate debt securities, asset-backed securities, certain mortgage-backed securities, and interest rate swaps whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

•

Level 3 – Inputs are unobservable for the asset or liability. The Company’s Level 3 assets include auction-rate securities and other equity investments. See the section below titled Level 3 Valuation Techniques for further discussion of how the Company determines fair value for investments classified as Level 3.

Assets and Liabilities that are Measured at Fair Value on a Recurring Basis

For the Company, effective June 1, 2008, fair value under SFAS 157 is principally applied to financial assets and liabilities such as marketable equity securities and debt securities that are classified and accounted for as available-for-sale, investments in equity and other securities, and derivative instruments consisting of interest rate swaps. These items were previously and will continue to be marked-to-market at each reporting period; however, the definition of fair value used for mark-to-market accounting is now applied using SFAS 157. The information in the following paragraphs and tables primarily addresses matters relative to these financial assets and liabilities. Separately, there were no material fair value measurements with respect to nonfinancial assets or liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis subsequent to the effective date of SFAS 157.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 6 - Fair Value Measurements, Continued.

The following table provides information by level for assets and liabilities that are measured at fair value, as defined by SFAS 157, on a recurring basis.

	Fair Value at November 30, 2008	Fair Value Measurements Using Inputs Considered as
(in millions)		Level 1	Level 2	Level 3
Assets:
Corporate debt securities	$3.3	$—	$3.3	$—
Auction-rate securities	28.6	—	—	28.6
Mortgage-backed securities	0.5	—	0.5	—
Government and agency securities	—	—	—	—
Certificates of deposit	0.7	0.7	—	—
Other equity securities	0.7	0.2	—	0.5

Total assets	$33.8	$0.9	$3.8	$29.1

Liabilities:
Interest rate swaps	$120.8	$—	$120.8	$—

Total liabilities	$120.8	$—	$120.8	$—

Level 3 Valuation Techniques

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial assets also include certain investment securities for which there is limited market activity such that the determination of fair value requires significant judgment or estimation. Level 3 investment securities primarily include certain auction-rate securities and other equity investments for which there was a decrease in the observation of market pricing. At November 30, 2008, these securities were valued primarily using internal cash flow valuation that incorporates transaction details such as contractual terms, maturity, timing and amount of future cash flows, as well as assumptions about liquidity and credit valuation adjustments of marketplace participants at November 30, 2008.

The following table provides a reconciliation of the beginning and ending balances of items measured at fair value on a recurring basis in the table above that used significant unobservable inputs (Level 3).

(in millions)
Balance at May 31, 2008	$31.3
Total realized losses included in earnings	—
Total unrealized losses included in other comprehensive income	(2.2)
Purchases, issuances, and settlements	—
Net transfers in (out) of Level 3	—

Balance at November 30, 2008	$29.1

Realized gains or losses included in earnings are included in other income (expense), net in the consolidated statement of operations.

Assets and Liabilities that are Measured at Fair Value on a Nonrecurring Basis

During the six months ended November 30, 2008, the Company had no significant measurements of financial assets or liabilities at fair value on a nonrecurring basis subsequent to their initial recognition.

The aspects of SFAS 157 for which the effective date was deferred under FSP No. 157-2 until fiscal year 2010 relate to nonfinancial assets and liabilities that are measured at fair value, but are recognized or disclosed at fair value on a nonrecurring basis. This deferral applies to such items as nonfinancial assets and liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods) or nonfinancial long-lived asset groups measured at fair value for an impairment assessment.

Note 7 - Goodwill and Other Intangible Assets.

The Company follows SFAS 142, Goodwill and Other Intangible Assets. Accordingly, goodwill and indefinite lived intangible assets are not amortized but are tested for impairment at least annually or more frequently if impairment indicators arise. The latest impairment assessment of goodwill and indefinite lived intangible assets was completed in the fourth quarter of fiscal 2007. Future impairment tests will be performed annually in the fiscal fourth quarter, or sooner if warranted.

The balance of goodwill as of November 30, 2008 and May 31, 2008 was $5,103.4 million and $5,422.8 million, respectively. The change in goodwill from May 31, 2008 to November 30, 2008 was a result of foreign currency fluctuations, primarily the weakening of the Euro against the U.S. Dollar.

The Company uses an accelerated method for amortizing customer relationship intangibles as the value for those relationships is greater at the beginning of their life. The change in intangible assets reflects foreign currency fluctuations, primarily the weakening of the Euro against the U.S. Dollar, as well as amortization.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 7 - Goodwill and Other Intangible Assets, Continued.

Intangible assets consisted of the following at November 30, 2008 and May 31, 2008 (in millions):

	November 30, 2008			May 31, 2008
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Core technology	$2,080.6	$(148.0)	$1,932.6	$2,080.6	$(93.8)	$1,986.8
Completed technology	720.4	(74.9)	645.5	720.4	(47.5)	672.9
Product trade names	178.0	(13.5)	164.5	178.0	(8.5)	169.5
Customer relationships	2,917.5	(274.8)	2,642.7	2,917.5	(173.1)	2,744.4

Sub-total	5,896.5	(511.2)	5,385.3	5,896.5	(322.9)	5,573.6
Corporate trade names	408.0	—	408.0	408.0	—	408.0
Currency translation	(57.8)	0.8	(57.0)	233.0	(6.4)	226.6

Total	$6,246.7	$(510.4)	$5,736.3	$6,537.5	$(329.3)	$6,208.2

The weighted average useful life of the intangibles at November 30, 2008 was as follows:

Weighted Average Useful Life
Core technology	19 Years
Completed technology	13 Years
Product trade names	17 Years
Customer relationships	18 Years
Corporate trade names	Indefinite life

Note 8 - Debt.

Bank Borrowing – In connection with the Merger, the Company entered into a credit agreement dated July 11, 2007 for a $6,165.0 million senior secured term loan facility, or the “Tender Facility”, pursuant to which Purchaser borrowed $4,181.0 million to finance a portion of the Offer and pay related fees and expenses.

The Company refinanced all amounts borrowed under the Tender Facility at the Closing Date of the Merger. On the Closing Date, the Company refinanced the Tender Facility with senior secured credit facilities (which include term loan facilities, a cash flow revolving facility and an asset based revolving credit facility), senior notes, senior subordinated notes and unsecured bridge facilities. The senior secured cash flow facility and all of the notes are guaranteed by the Company subject to certain exceptions, and each of its existing and future wholly-owned domestic subsidiaries. The senior secured asset-based facility is guaranteed by the Company and secured, subject to certain exceptions, by a first-priority security interest in substantially all of the Company’s assets and the assets of subsidiary borrowers that consist of all accounts receivable, inventory, cash, deposit accounts, and certain related intangible assets. The facilities and notes bear interest at the rates set forth below. Interest is payable in cash, except with respect to the Company’s ability to elect to pay PIK (Payment-in-kind) interest, rather than cash interest, on the senior toggle notes through October 15, 2012 for any interest period other than the initial interest period. The Company has not made this election at November 30, 2008. The terms and book value of each instrument at November 30, 2008 are set forth below:

(Dollars and Euros in millions)	Maturity Date	Interest Rate	Currency	November 30, 2008	Premium on Notes at November 30, 2008
Debt Instruments
European facilities		Primarily	Euro	€35.2	—
		Euribor + 1.40%		$44.7	—
Term loan facility	March 25, 2015	Libor + 3.00%	US Dollars	$2,316.5	—
Term loan facility	March 25, 2015	Libor +	Euro	€866.3	—
		3.00%		$1,099.9	—
Cash flow revolving credit facility	September 25, 2013	Libor + 2.75%	US Dollars	$—	—
Cash flow revolving credit facility	September 25, 2013	Libor + 2.75%	Euro	€—	—
Asset-based revolving credit facility	September 25, 2013	Libor + 1.75%	US Dollars	$165.4	—
Senior cash pay notes	October 15, 2017	10%	US Dollars	$775.0	$2.1
Senior toggle notes	October 15, 2017	10 3/8% / 11 1/8%	US Dollars	$775.0	$1.1
Senior subordinated notes	October 15, 2017	11 5/8%	US Dollars	$1,015.0	$2.2

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 8 - Debt, Continued.

The Company currently elects to use 3-month Libor for setting the interest rates on its U.S. Dollar and Euro term loans. The 3-month Libor rates for the U.S. Dollar and Euro in effect as of November 30, 2008 were 3.76% and 5.14%, respectively. The term loan facilities require quarterly principal payments equal to one quarter percent (0.25%) of the original principal balance (equal payments each quarter) which commenced on the last business day of December 2007, and continue on the last business day of each calendar year quarter with the remaining outstanding principal due on the maturity date. The Company made required payments of $5.9 million both June 30, 2008 and September 30, 2008 for the U.S. Dollar denominated term loan facility, and made required payments of $3.4 million and $3.0 million on June 30, 2008 and September 30, 2008, respectively, for the Euro denominated term loan facility. There were borrowings under the asset-based revolver of $165.4 million as of November 30, 2008. The cash flow and asset-based revolvers and the notes do not have terms for mandatory principal pay downs. To calculate the U.S. Dollar equivalent on outstanding balances for disclosure purposes, the Company used a currency conversion rate of 1 Euro to $1.2697, which represents the currency exchange rate from Euros to U.S. Dollars on November 30, 2008.

During the quarter ended November 30, 2008, Lehman Brothers Holdings Inc. (Lehman), whose subsidiaries have a $41.5 million credit commitment across the Company’s domestic revolving borrowing base, filed for bankruptcy. During the quarter, the Company submitted borrowing requests for $175.0 million from its senior secured asset-based revolving facility of which $165.4 million in net borrowing proceeds were received from the administration agent. The difference between the borrowed amount and the requested amount reflects Lehman’s election to not fund its pro rata share of the borrowing as required under its commitment to the facility. As a result, the Company does not expect that Lehman will fund its pro rata share of any future borrowing requests. Also, one of the Company’s subsidiaries has a bilateral revolving credit facility with Fortis Bank. The Company was informed during the quarter ended November 30, 2008 by the bank that due to the subsidiary’s limited usage of the facility, the size of the commitment was being reduced from €100.0 million to €50.0 million. Subsequent to November 30, 2008, the reorganized Fortis Bank initiated conversations to increase the facility to the original commitment of €100.0 million. The Company does not expect these reductions to impact liquidity or the Company’s business operations. Based on the above, the Company’s revolving borrowing base available under all debt facilities at November 30, 2008 was $560.0 million, which is net of the amount the Company believes will not be funded by Lehman and borrowing base limitations as it relates to the senior secured asset-based revolving facility.

Note 9 - Share-based Compensation and Stock Plans.

The Company adopted SFAS 123(R), Share-Based Payment, (“SFAS 123(R)”) to record share-based payment expense on June 1, 2006 using the modified prospective method. SFAS 123(R) requires the fair value of all share-based payments to employees, including stock options, to be expensed based on their fair value over the required award service period. The Company’s share-based payments consist of stock options. For the Company’s non-employee distributors, share-based expense is recorded in accordance with EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquisition, or in Conjunction with Selling, Goods or Services. Prior to the Merger, the Predecessor Company's Board of Directors modified certain stock options to change the exercise price to the fair market value on the date it was granted by adding a cash component paid in January 2008 for the difference from the original grant price to the amended grant price of $46.00 per share (related to predecessor options). In addition, on July 11, 2007, the Predecessor Company's Board of Directors cancelled all outstanding stock options and paid the difference between the amended grant price and $46.00 per share (the offering price) in cash in conjunction with the Merger. The total amount expensed related to Predecessor Company grants was $112.8 million, with amounts recorded as cost of sales, selling, general, and administrative, and research and development in the Company’s results of operations for the period June 1, 2007 to July 11, 2007. The first payment occurred on July 17, 2007 for $103.0 million, and the second payment was made on January 11, 2008 for $9.8 million.

Share-based compensation expense recognized was $11.6 million and $18.8 million for the three and six months ended November 30, 2008, respectively. Share-based compensation expense recognized for the period June 1, 2007 to July 11, 2007 was $112.8 million. There was no share-based compensation expense recognized for the three months ended November 30, 2007, or for the period July 12, 2007 to November 30, 2007.

Note 10 - Income Taxes (Benefit).

Effective June 1, 2007, the Company adopted FIN 48. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax contingencies and the tax position taken, or expected to be taken, in a tax return. The amount of unrecognized tax benefits at November 30, 2008 was $52.4 million, $39.1 million of which would impact the Company’s effective tax rate, if recognized. The Company continues to record the liability for unrecognized tax benefits as a long-term liability as it does not expect significant payments to occur or the total amount of unrecognized tax benefits to materially change over the next twelve months.

The Company is currently under audit by the U.S. Internal Revenue Service (IRS) for fiscal years ended May 31, 2005 and 2006. However, based upon the status of the IRS field audit, the company cannot reasonably estimate the potential changes to its unrecognized tax benefits.

The effective income tax rate increased to 39.3% for the six months ended November 30, 2008 compared to 16.3% for the period of July 12, 2007 through November 30, 2007. This year-over-year increase was primarily due to the following items incurred in fiscal 2008 that are not deductible for tax purposes: (1) $479.0 million of in-process research and development expense related to the Merger, (2) a portion of the $26.9 million Department of Justice settlement, and (3) $51.5 million of Merger-related expenses. The effective income tax rate increased to 43.9% for the three months ended November 30, 2008 compared to 25.4% for the three months ended November 30, 2007. This increase was primarily due to the $86.2 million in process research and development expense related to the Merger being not deductible for tax purposes in the prior year and changes in the Company’s mix of profits and losses in certain international and domestic jurisdictions in the current year.

Note 11 - Segment Reporting.

The Company operates in one business segment, musculoskeletal products, which includes the designing, manufacturing and marketing of reconstructive products, fixation devices, spinal products and other products. Other products consist primarily of softgoods and bracing products, sports medicine products, general instruments and operating room supplies. The Company manages its business segment primarily on a geographic basis. These geographic markets are comprised of the United States, Europe and International. Major markets included in the international geographic market are Canada, South America, and the Pacific Rim.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Net sales of musculoskeletal products by product category are as follows (in millions):

	Three Months Ended November 30,		Six Months Ended November 30, 2008	July 12 - November 30, 2007 (Successor)	June 1 - July 11, 2007 (Predecessor)
	2008	2007
Net sales by product:
Reconstructive	$483.3	$454.1	$932.6	$662.5	$178.1
Fixation	58.0	56.8	118.3	88.2	27.1
Spinal	55.3	51.1	106.5	79.7	24.9
Other	46.2	45.2	92.4	65.4	18.7

Total	$642.8	$607.2	$1,249.8	$895.8	$248.8

	Three Months Ended November 30,		Six Months Ended November 30, 2008	July 12 - November 30, 2007 (Successor)	June 1 - July 11, 2007 (Predecessor)
	2008	2007
Net sales by geographic segment:
United States	$379.5	$347.0	$747.9	$527.7	$156.2
Europe	195.4	196.5	364.8	268.3	70.8
International	67.9	63.7	137.1	99.8	21.8

Total	$642.8	$607.2	$1,249.8	$895.8	$248.8

	November 30, 2008	May 31, 2008
Long-term assets (1) by geographic segment:
United States	$7,776.2	$8,274.4
Europe	2,698.9	2,995.4
International	976.5	1,002.1

Total	$11,451.6	$12,271.9

(1)	Defined as property, plant and equipment, intangibles and goodwill.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 12 - Guarantor and Non-guarantor Financial Statements.

Each of the Company’s existing wholly-owned domestic subsidiaries (labeled as “Guarantors” below) has jointly, severally and unconditionally guaranteed the senior cash pay and PIK toggle notes on a senior unsecured basis and the senior subordinated notes on a senior subordinated unsecured basis, in each case to the extent such subsidiaries guarantee the Company’s senior secured cash flow facilities. Accordingly, this basis of presentation is not intended to present the Company’s financial condition, results of operations or cash flows for any purpose other than to comply with the specific requirements for subsidiary guarantor reporting.

The following unaudited condensed consolidating financial information illustrates the composition of the combined guarantor subsidiaries (in millions):

Unaudited Condensed Consolidating Balance Sheets

	November 30, 2008
	Biomet, Inc.	Guarantors	Non- Guarantors	Eliminations	Total
Assets
Cash and cash equivalents	$—	$193.7	$35.6	$—	$229.3
Accounts receivable, net	—	231.0	252.5	—	483.5
Inventories	—	314.6	266.1	(70.4)	510.3
Deferred income taxes	—	93.5	3.6	—	97.1
Prepaid expenses and other	—	71.8	22.5	—	94.3

Total current assets	—	904.6	580.3	(70.4)	1,414.5
Property, plant and equipment, net	—	403.2	212.1	(3.4)	611.9
Investments	—	33.8	—	—	33.8
Investment in subsidiaries	13,032.0	—	—	(13,032.0)	—
Goodwill	—	3,322.2	1,728.1	53.1	5,103.4
Intangible assets, net	—	4,054.3	1,682.0	—	5,736.3
Other assets	—	80.0	31.4	—	111.4

Total	$13,032.0	$8,798.1	$4,233.9	$(13,052.7)	$13,011.3

Liabilities & Shareholders’ Equity
Short-term borrowings	$34.5	$—	$38.0	$—	$72.5
Accounts payable	—	36.5	33.1	—	69.6
Accrued interest	79.7	—	—	—	79.7
Accrued wages and commissions	—	48.0	16.1	—	64.1
Other accrued expenses	—	245.2	65.1	37.0	347.3

Total current liabilities	114.2	329.7	152.3	37.0	633.2
Deferred income taxes	—	1,958.2	5.8	(61.3)	1,902.7
Employee related obligations	—	—	28.5	—	28.5
Long-term debt	6,117.6	—	6.8	—	6,124.4
Other long-term liabilities	—	—	0.6	—	0.6
Shareholders’ equity	6,800.2	6,510.2	4,039.9	(13,028.4)	4,321.9

Total liabilities and shareholders’ equity	$13,032.0	$8,798.1	$4,233.9	$(13,052.7)	$13,011.3

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 12 - Guarantor and Non-guarantor Financial Statements, Continued.

	May 31, 2008
	Biomet, Inc.	Guarantors	Non- Guarantors	Eliminations	Total
Assets
Cash and cash equivalents	$—	$101.0	$25.4	$1.2	$127.6
Accounts receivable, net	—	213.7	272.5	—	486.2
Inventories	—	296.6	320.2	(77.1)	539.7
Deferred income taxes	—	97.0	3.7	—	100.7
Prepaid expenses and other	—	65.5	30.0	—	95.5

Total current assets	—	773.8	651.8	(75.9)	1,349.7
Property, plant and equipment, net	—	407.6	233.3	—	640.9
Investments	—	41.3	—	—	41.3
Investment in subsidiaries	12,270.0	—	—	(12,270.0)	—
Goodwill	—	4,677.5	1,847.7	(1,102.4)	5,422.8
Intangible assets, net	—	4,407.0	1,801.2	—	6,208.2
Other assets	—	107.2	11.7	—	118.9

Total	$12,270.0	$10,414.4	$4,545.7	$(13,448.3)	$13,781.8

Liabilities & Shareholders’ Equity
Short-term borrowings	$37.0	$—	$38.4	$—	$75.4
Accounts payable	—	53.0	38.6	(7.9)	83.7
Accrued interest	80.9	—	—	—	80.9
Accrued wages and commissions	—	66.3	12.8	—	79.1
Other accrued expenses	—	202.3	72.6	(29.5)	245.4

Total current liabilities	117.9	321.6	162.4	(37.4)	564.5
Deferred income taxes	—	1,438.0	725.3	(50.8)	2,112.5
Employee related obligations	—	—	40.0	—	40.0
Long-term debt	6,225.7	—	—	—	6,225.7
Other long-term liabilities	—	—	2.8	—	2.8
Shareholders’ equity	5,926.4	8,654.8	3,615.2	(13,360.1)	4,836.3

Total liabilities and shareholders’ equity	$12,270.0	$10,414.4	$4,545.7	$(13,448.3)	$13,781.8

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 12 - Guarantor and Non-guarantor Financial Statements, Continued.

Unaudited Condensed Consolidating Statements of Operations

	The Three Months Ended November 30, 2008
	Biomet, Inc.	Guarantors	Non- Guarantors	Eliminations	Total
Net sales	$—	$397.7	$245.1	$—	$642.8
Cost of sales	—	102.5	118.2	(25.8)	194.9

Gross margin	—	295.2	126.9	25.8	447.9
Operating expenses	—	273.3	94.6	—	367.9

Operating income	—	21.9	32.3	25.8	80.0
Other income (expense), net	(139.1)	(1.4)	(10.5)	0.2	(150.8)

Income (loss) before income taxes	(139.1)	20.5	21.8	26.0	(70.8)
Tax expense (benefit)	(61.2)	9.1	9.5	11.5	(31.1)
Equity in earnings of subsidiaries	23.6	—	—	(23.6)	—

Net income (loss)	$(54.3)	$11.4	$12.3	$(9.1)	$(39.7)

	The Three Months Ended November 30, 2007
	Biomet, Inc.	Guarantors	Non- Guarantors	Eliminations	Total
Net sales	$—	$343.2	$265.5	$(1.5)	$607.2
Cost of sales	—	156.9	104.7	(17.0)	244.6

Gross margin	—	186.3	160.8	15.5	362.6
Operating expenses	—	622.8	(9.7)	0.5	613.6

Operating income (loss)	—	(436.5)	170.5	15.0	(251.0)
Other income (expense), net	(187.6)	38.2	(4.2)	—	(153.6)

Income (loss) before income taxes	(187.6)	(398.3)	166.3	15.0	(404.6)
Tax expense (benefit)	(35.6)	(96.1)	21.5	7.6	(102.6)
Equity in earnings of subsidiaries	(157.4)	—	—	157.4	—

Net income (loss)	$(309.4)	$(302.2)	$144.8	$164.8	$(302.0)

	The Six Months Ended November 30, 2008
	Biomet, Inc.	Guarantors	Non- Guarantors	Eliminations	Total
Net sales	$—	$781.1	$468.7	$—	$1,249.8
Cost of sales	—	205.3	228.9	(57.8)	376.4

Gross margin	—	575.8	239.8	57.8	873.4
Operating expenses	—	539.1	197.3	—	736.4

Operating loss	—	36.7	42.5	57.8	137.0
Other expense, net	(279.5)	(4.2)	(12.3)	(4.9)	(300.9)

Income (loss) before income taxes	(279.5)	32.5	30.2	52.9	(163.9)
Tax expense (benefit)	(109.9)	12.9	11.9	20.8	(64.3)
Equity in earnings of subsidiaries	38.0	—	—	(38.0)	—

Net income (loss)	$(131.6)	$19.6	$18.3	$(5.9)	$(99.6)

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 12 - Guarantor and Non-guarantor Financial Statements, Continued.

	The Period From July 12, 2007 to November 30, 2007 (Successor)
	Biomet, Inc.	Guarantors	Non- Guarantors	Eliminations	Total
Net sales	$—	$506.4	$372.9	$16.5	$895.8
Cost of sales	—	243.5	154.7	(46.8)	351.4

Gross margin	—	262.9	218.2	63.3	544.4
Operating expenses	—	1,080.2	171.5	0.8	1,252.5

Operating income (loss)	—	(817.3)	46.7	62.5	(708.1)
Other income (expense), net	(229.4)	9.5	(8.7)	—	(228.6)

Income (loss) before income taxes	(229.4)	(807.8)	38.0	62.5	(936.7)
Tax expense (benefit)	(40.6)	(127.7)	7.0	8.8	(152.5)
Equity in earnings of subsidiaries	(649.1)	—	—	649.1	—

Net income (loss)	$(837.9)	$(680.1)	$31.0	$702.8	$(784.2)

	The Period From June 1, 2007 to July 11, 2007 (Predecessor)
	Biomet, Inc.	Guarantors	Non- Guarantors	Eliminations	Total
Net sales	$—	$185.1	$82.5	$(18.8)	$248.8
Cost of sales	—	60.8	46.5	(5.0)	102.3

Gross margin	—	124.3	36.0	(13.8)	146.5
Operating expenses	—	179.2	49.3	0.2	228.7

Operating loss	—	(54.9)	(13.3)	(14.0)	(82.2)
Other income (expense), net	—	(0.7)	1.0	—	0.3

Income (loss) before income taxes	—	(55.6)	(12.3)	(14.0)	(81.9)
Tax expense (benefit)	—	(24.6)	(2.5)	(0.2)	(27.3)
Equity in earnings of subsidiaries	(40.8)	—	—	40.8	—

Net income (loss)	$(40.8)	$(31.0)	$(9.8)	$27.0	$(54.6)

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 12 - Guarantor and Non-guarantor Financial Statements, Continued.

Unaudited Condensed Consolidating Statements of Cash Flows

	The Six Months Ended November 30, 2008
	Biomet, Inc.	Guarantor	Non- Guarantor	Eliminations	Total
Cash flows provided by (used in) operating activities	$(148.5)	$147.0	$59.9	$(10.8)	$47.6
Cash flows provided by (used in) investing activities	—	(46.0)	(49.1)	—	(95.1)
Cash flows provided by (used in) financing activities	148.5	—	8.5	—	157.0
Effect of exchange rate changes on cash	—	—	(7.8)	—	(7.8)

Increase (decrease) in cash and cash equivalents	—	101.0	11.5	(10.8)	101.7
Cash and cash equivalents, beginning of period	—	101.0	26.6	—	127.6

Cash and cash equivalents, end of period	$—	$202.0	$38.1	$(10.8)	$229.3

	The Period From July 12, 2007 to November 30, 2007 (Successor)
	Biomet, Inc.	Guarantor	Non- Guarantor	Eliminations	Total
Cash flows provided by (used in) operating activities	$72.7	$23.4	$(96.7)	$—	$(0.6)
Cash flows provided by (used in) investing activities	(11,638.2)	49.8	(31.1)	—	(11,619.5)
Cash flows provided by (used in) financing activities	11,565.5	—	(40.4)	—	11,525.1
Effect of exchange rate changes on cash	—	—	2.0	—	2.0

Increase (decrease) in cash and cash equivalents	—	73.2	(166.2)	—	(93.0)
Cash and cash equivalents, beginning of period	—	124.9	52.0	—	176.9

Cash and cash equivalents, end of period	$—	$198.1	$(114.2)	$—	$83.9

	The Period From June 1, 2007 to July 11, 2007 (Predecessor)
	Biomet, Inc.	Guarantor	Non- Guarantor	Eliminations	Total
Cash flows provided by (used in) operating activities	$(54.0)	$13.7	$30.3	$69.4	$59.4
Cash flows provided by (used in) investing activities	52.7	21.8	(7.8)	(55.7)	11.0
Cash flows provided by (used in) financing activities	1.3	—	—	—	1.3
Effect of exchange rate changes on cash	—	—	0.1	—	0.1

Increase (decrease) in cash and cash equivalents	—	35.5	22.6	13.7	71.8
Cash and cash equivalents, beginning of period	—	95.7	9.4	—	105.1

Cash and cash equivalents, end of period	$—	$131.2	$32.0	$13.7	$176.9

Note 13 - Contingencies.

U.S Department of Justice Consulting Agreement Investigation

On September 27, 2007, the Company entered into a Deferred Prosecution Agreement with the U.S. Attorney’s Office for the District of New Jersey. The agreement concludes the government’s investigation into whether consulting agreements between the largest orthopedic manufacturers and orthopedic surgeons who use joint reconstruction and replacement products may have violated the federal Anti-Kickback Statute.

Through the agreement, the U.S. Attorney’s Office agreed not to prosecute the Company in connection with this matter, provided that the Company satisfies its obligations under the agreement over the 18 months following the date of the Deferred Prosecution Agreement. The agreement calls for the appointment of an independent monitor to review the Company’s compliance with the agreement, particularly in relation to its consulting agreements. The Company simultaneously entered into a settlement with the Department of Justice’s Civil Division pursuant to which it paid $26.9 million during the first quarter of fiscal 2008.

As part of the resolution of this matter, the Company also entered into a Corporate Integrity Agreement with the Office of the Inspector General of the U.S. Department of Health and Human Services. The agreement requires the Company for five years subsequent to September 27, 2007 to continue to adhere to its Code of Business Conducts and Ethics and certain other provisions, including reporting requirements.

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 13 - Contingencies.

U.S. Department of Justice EBI Products Investigation

In May 2007, the Company received a subpoena from the U.S. Department of Justice through the U.S. Attorney for the Southern District of West Virginia requesting documents generally relating to a certain number of products manufactured, marketed and sold by the Company’s EBI subsidiary for the period from January 1999 through the present. In June 2007, the Company received a second administrative subpoena from the U.S. Attorney for the Southern District of West Virginia requesting documents relating to a specific physician’s assistant. The Company understands that the Department of Justice is conducting a civil investigation of EBI’s sales and marketing practices relating to certain spinal products. The Company is fully cooperating with the request of the Department of Justice. The Company can make no assurances as to the time or resources that will be needed to devote to this inquiry or its final outcome.

Litigation Relating to Past Stock Option Grant Practices

On September 21, 2006, two shareholder derivative complaints were filed against certain of the Company’s current and former officers and directors in Kosciusko Superior Court I in Kosciusko County, in the State of Indiana. The complaints, captioned Long v. Hann, et al., and Thorson v. Hann, et al., alleged violations of state law relating to the issuance of certain stock option awards by Biomet dating back to 1996. Both complaints sought unspecified money damages as well as other equitable and injunctive relief. These two cases were consolidated under the caption In re Biomet, Inc. Derivative Litigation, and on January 19, 2007, plaintiffs filed an amended complaint that made additional allegations based on the Company’s December 18, 2006 disclosures related to stock option awards, including allegations that the defendants sought to sell the Company in order to escape liability for their conduct, and that they did so at a devalued price, thus further breaching their fiduciary duties to shareholders. On February 16, 2007, defendants filed a motion to dismiss plaintiffs’ amended complaint. On October 11, 2007, after approval of the Company’s sale by its shareholders, the parties filed supplemental briefs on the issue of whether plaintiffs had standing to sue. On February 5, 2008, the court dismissed the case for lack of standing, and plaintiffs’ motion for leave to amend was denied. Plaintiffs have appealed the dismissal of the case to the Indiana Court of Appeals.

U.S. Securities and Exchange Commission Informal Investigation

On September 25, 2007, the Company received a letter from the SEC informing the Company that it is conducting an informal investigation regarding possible violations of the Foreign Corrupt Practices Act in the sale of medical devices in certain foreign countries by companies in the medical devices industry. The Foreign Corrupt Practices Act prohibits U.S. companies and their officers, directors, employees, shareholders acting on their behalf and agents from offering, promising, authorizing or making payments to foreign officials for the purpose of obtaining or retaining business abroad or otherwise obtaining favorable treatment and this law requires companies to maintain records which fairly and accurately reflect transactions and to maintain internal accounting controls. In many countries, hospitals and clinics are government-owned and healthcare professionals employed by such hospitals and clinics, with whom the Company regularly interacts, may meet the definition of a foreign official for purposes of the Foreign Corrupt Practices Act. If the Company is found to have violated the Foreign Corrupt Practices Act, the Company may face sanctions including fines, criminal penalties, disgorgement of profits and suspension or debarment of the Company’s ability to contract with government agencies or receive export licenses. On November 9, 2007, the Company received a letter from the Department of Justice requesting any information provided to the SEC be provided to the Department of Justice on a voluntary basis. The Company intends to fully cooperate with both requests and the Company is in the process of conducting its own review relating to these matters in certain countries in which the Company and its distributors conduct business.

Massachusetts AG

The Company received a Civil Investigative Demand (“CID”) issued by the Commonwealth of Massachusetts Office of the Attorney General (“Massachusetts AG”) on or about November 19, 2007. The CID requested documents for the period November 1, 2003 to the present concerning certain physicians and provider groups, including, among other things, documents concerning any contracts or agreements with, and any payments made to, those physicians or provider groups. The Company has produced documents in response to the CID, and intends to continue to cooperate with the Massachusetts AG. It is not possible at this time to predict the likely outcome of this inquiry or its financial impact should the outcome be adverse to the Company.

Other Matters

In February 2006, SDGI Holdings, Inc. and Medtronic Sofamor Danek, Inc. (collectively referred to herein as Medtronic) brought an action against EBI and the Company alleging infringement of seven patents. Specifically, Medtronic alleged that the patents were infringed by certain components of the Company’s Vuelock ® Anterior Cervical Plate System, as well as instruments and surgical implantation methods associated with the Company’s Array ® Spinal System. In Fall 2007, Medtronic included similar instruments used with EBI’s Biomet ® Omega21 ™, Polaris ™, and Synergy ™ Spinal Fixation Systems as accused products. The Company filed a counterclaim seeking a finding of non-infringement of the patents at issue and a finding that certain of the patents are invalid and unenforceable. Effective on December 8, 2008, the parties entered into a confidential settlement agreement, without either party admitting liability, pursuant to which, among other things, the parties exchanged certain cross-licenses to various patents.

The Company and Biomet Orthopedics initiated legal proceedings on July 17, 2007 against Zimmer US, Inc., or Zimmer, certain of the Company’s former distributors and David Montgomery, the Company’s former employee who currently works for Zimmer. The thirteen count lawsuit originally filed in Marion County, Indiana and refiled in Hamilton County, Indiana alleges, among other things, that Zimmer and Mr. Montgomery attempted to create an unfair market advantage by engaging in a campaign to misappropriate the Company’s confidential information, to interfere with the Company’s contractual relations with distributors and to attempt to buy the assets of most of the Company’s distributors (including the Company’s surgical instruments) throughout the United States. Further, the lawsuit alleges that the limited number of distributors who accepted Zimmer’s offer are in violation of their contractual obligations to Biomet. Although nearly all of the Company’s distributors rejected Zimmer’s offers and have remained with Biomet, and although no amount of money damages can completely compensate Biomet for the losses the Company has sustained as a result of defendants’ conduct, the Company is nonetheless seeking to recover compensatory damages that are attributable to financial and other resources spent on signing new agreements with the Company’s sales force. To the extent the Company sustained damages as a result of the Company’s former distributors agreeing to purportedly sell their assets to Zimmer, the Company is seeking to recover lost profits and other damages as well. In addition, the Company is seeking to recover punitive damages from the defendants. On November 9, 2007, defendants filed a motion to dismiss the Company’s complaint. On March 27, 2008, the court denied the motion in its entirety.

In a related matter, the Company brought suit against a former distributor for Biomet Orthopedics who, in violation of his contractual and other obligations to Biomet under agreements stretching back to 1994, sold the assets of his distributorship to Zimmer in an apparent effort to avoid his contractual obligations to the Company. The complaint, now pending in federal district court in Indiana, asserts five causes of action that include breach of contract, unjust enrichment and statutory wrongs. Among other things, the complaint seeks injunctive relief and compensatory and punitive damages. On July 16, 2007, a temporary restraining order was entered against this former distributor which subsequently lapsed ten days later. Prior to the filing of the suit described above, this former distributor sued one of his

Biomet, Inc. and Subsidiaries Notes to Condensed Consolidated Financial Statements (Unaudited) (continued)

Note 13 - Contingencies, Continued.

former employees who decided to continue to represent the Company’s products in the future as he has for nearly ten years. The suit brought against this employee by the Company’s former distributor who sold his assets to Zimmer claims, among other things, that the former employee is violating his non-competition agreement with the Company’s former distributor by continuing to sell the same Biomet products the former employee sold while employed by the Company’s former distributor. The suit also seeks, among other forms of relief, an injunction and compensatory and punitive damages. In addition, on or about July 3, 2008, Zimmer U.S., Inc. and one of its distributors filed a five count complaint in Tennessee federal court against this same former employee seeking, among other things, injunctive relief, monetary damages, and punitive damages for alleged breach of contract, conspiracy, and other causes of action.

In late 2004 and early 2005, approximately 120 plaintiffs sued Dr. John King in the Circuit Court of Putnam County, West Virginia. Plaintiffs alleged that Dr. King was professionally negligent when he performed surgery on the plaintiffs at Putnam General Hospital in Putnam County, West Virginia between November 2002 and June 2003. In 38 of these lawsuits, plaintiffs alleged that Dr. King had implanted a device manufactured by the Company’s EBI subsidiary and EBI was named a party in those 38 lawsuits. Plaintiffs have dismissed or have agreed to dismiss their claims against EBI in 11 cases, leaving EBI as a party in 27 pending lawsuits, all of which relate to EBI’s Ionic Spine Spacer System and its implanted bone stimulator devices, the SpF and OsteoGen. Plaintiffs allege that EBI entered into a joint venture and a civil conspiracy with Dr. King and/or his physician assistant, David McNair. The plaintiffs also allege that EBI failed to warn that its products were not safe for their intended use, that EBI knew that Dr. King was not properly trained or was performing surgeries inappropriately and claims based on strict liability, express and implied breach of warranty and negligent sale. Plaintiffs seek to recover lost income, medical expenses, future medical and life care expenses, damages relating to pain and suffering and punitive and other damages. Dr. King is uninsured in 25 of these 27 cases and has filed bankruptcy.

In July 2007, a Putnam County jury found that Putnam General Hospital had negligently credentialed Dr. King and that the hospital’s conduct in credentialing Dr. King was motivated by fraud, ill will, wantonness, oppressiveness, or by reckless or gross negligence, which allowed the plaintiffs to seek punitive damages against the hospital. In April, May and June of 2008, the hospital and its upstream affiliates and David McNair entered into a confidential settlement of all claims with all but one of the plaintiffs. EBI, Wright Medical Corporation, Wright Medical’s distributor’s employee, Robert Edwards, and Dr. King remain as defendants in the litigation.

The Putnam County Circuit Court revised its case management order with respect to the remaining lawsuits on July 2, 2008 and scheduled a consolidated trial of six plaintiffs for June 1, 2009. The Company is vigorously defending these matters and intends to continue to do so. An unfavorable outcome in these matters could have a material adverse effect on the Company’s financial position, liquidity and results of operations.

There are various other claims, lawsuits, disputes with third parties, investigations, and pending actions involving various allegations against the Company incident al to the operation of its business, principally product liability and intellectual property cases. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to Biomet. The Company accrues for losses that are deemed to be probable and subject to reasonable estimate. Based on the advice of the Company’s counsel in these matters, management believes that the ultimate outcome of these matters and any liabilities in excess of amounts provided, except in the immediately preceding paragraph above, will not have a material adverse impact on the Company’s unaudited condensed consolidated financial statements taken as a whole.

Note 14 - Related Parties.

Management Services Agreement

Upon completion of the Transactions, the Company entered into a management services agreement with certain affiliates of the Sponsors, pursuant to which such affiliates of the Sponsors or their successors, assigns, affiliates, officers, employees, and/or representatives and third parties (collectively, the “Managers”) provide management, advisory, and consulting services to the Company. Pursuant to such agreement, the Managers received a transaction fee equal to 1% of total enterprise value of the Transactions for the services rendered by such entities related to the Transactions upon entering into the agreement, and the Sponsors receive an annual monitoring fee equal to 1% of the Company’s annual adjusted EBITDA as compensation for the services rendered and reimbursement for out-of-pocket expenses incurred by the Managers in connection with the agreement and the Transactions. The Company is required to pay the Sponsors the monitoring fee on a quarterly basis. The total amount of Sponsor fees was $2.8 million and $5.3 million for the three and six months ended November 30, 2008, respectively, $3.9 million for the three months ended November 30, 2007, and $5.1 million for the period July 12, 2007 through November 30, 2007. There were no Sponsor fees for the period June 1, 2007 through July 11, 2007. The Company may also pay certain subsequent fees to the Managers for advice rendered in connection with financing or refinancing (equity or debt), acquisition, disposition, spin-off, split-off, dividend, recapitalization, initial underwritten public offering and change of control transactions involving the Company or any of its subsidiaries. The management services agreement includes customary exculpation and indemnification provisions in favor of the Managers and their affiliates.

On May 8, 2006, Biomet, Inc. entered into a Separation, Release and Consultancy Agreement with Dane A. Miller, Ph.D. (the “Miller Agreement”). As previously disclosed in a Current Report on Form 8-K dated May 10, 2006, pursuant to the terms of the Miller Agreement, Dr. Miller received $4.0 million on October 1, 2006, $0.5 million on November 30, 2006 and has received or will receive $0.5 million on the last day of each quarter thereafter through the first quarter of fiscal year 2010 as compensation for his consulting services. Also pursuant to the Miller Agreement, Dr. Miller is reimbursed for any out-of-pocket fees and expenses relating to an off-site office and administrative support, in an amount not to exceed $0.1 million per year. The Miller Agreement contains certain restrictive covenants prohibiting Dr. Miller from competing with the Company and soliciting employees of the Company during the term of the Miller Agreement. As of November 30, 2008, the remaining amount accrued and payable to Dr. Miller was $1.5 million.

Other

The Company currently holds interest rate swaps with Goldman Sachs. As part of this relationship, the Company receives information from Goldman Sachs that allows it to perform a regression on the swaps as part of its required effectiveness testing on a quarterly basis.

During the six months ended November 30, 2008, the Company received an additional capital contribution of $1.3 million from its parent company from the participation of management under the LVB Acquisition, Inc. 2007 Management Equity Incentive Plan.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our unaudited condensed consolidated financial statements and the corresponding notes contained in this report and with the financial statements, related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operation in our annual report on Form 10-K for the fiscal year ended May 31, 2008, as amended. The accompanying unaudited condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and such principles are applied on a basis consistent with the information reflected in our Form 10-K for the year ended May 31, 2008, as amended, filed with the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations promulgated by the SEC. In the opinion of management, the interim financial information includes all adjustments and accruals, consisting only of normal recurring adjustments, which are necessary for a fair presentation of results for the respective interim periods.

The results of operations for the three and six months ended November 30, 2008 are not necessarily indicative of the results to be expected for the full fiscal year ending May 31, 2009 or any future interim period. Certain statements contained in this Quarterly Report on Form 10-Q and other written and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Our forward-looking statements generally relate to our growth strategies, financial results, product development, regulatory approvals, competitive strengths, the scope of our intellectual property rights, litigation, mergers and acquisitions, integration of our acquisitions, divestitures, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations, and sales efforts. Such statements can be identified by the use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. One must carefully consider forward-looking statements that may be affected by inaccurate assumptions, and understand that such statements involve a variety of risks and uncertainties, known and unknown, including, among others, risks related to competition in the medical device industry, reduction or interruption in our supply, quality problems and price decreases for our products and services, and international operations, as well as those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2008, as amended. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. We intend to take advantage of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding our forward-looking statements, and are including this sentence for the express purpose of enabling us to use the protections of the safe harbor with respect to all forward-looking statements.

We undertake no obligation to update any forward-looking statement, but investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q, and 8-K (if any), in which we may discuss in more detail various important factors that could cause actual results to differ from expected or historical results. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potentially inaccurate assumptions.

Overview

We design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Our corporate headquarters are located in Warsaw, Indiana and we have manufacturing and/or office facilities in more than 50 locations worldwide and distribution in approximately 90 countries.

Our net sales increased 6% to $642.8 million and 9% to $1,249.8 million for the three and six months ended November 30, 2008, respectively. Reconstructive product sales increased 6% and 11% worldwide for the three and six months ended November 30, 2008, respectively. Hip sales increased 10% worldwide, with 12% growth in the U.S. during the three months ended November 30, 2008. Knee sales increased 7% worldwide, with U.S. growth at 11%, during the three months ended November 30, 2008. Our operating income for the second quarter of fiscal year 2009 was $80.0 million compared to an operating loss of $251.0 million for the second quarter of fiscal year 2008. Our net interest expense for the second quarter of fiscal year 2009 was $139.2 million compared to $148.7 million for the second quarter of last year.

Products

Our product portfolio encompasses reconstructive products, fixation devices, spinal products and other products.

Reconstructive Products – Orthopedic reconstructive implants are used to replace joints that have deteriorated as a result of disease (principally osteoarthritis) or injury. Reconstructive joint surgery involves the modification of the area surrounding the affected joint and the implantation of one or more manufactured components, and may involve the use of bone cement. Our primary orthopedic reconstructive joints are knees, hips and shoulders, but we manufacture other joints as well. We also produce the associated instruments required by orthopedic surgeons to implant our reconstructive products, as well as bone cements and cement delivery systems. In addition, dental reconstructive devices and associated instrumentation are used for oral rehabilitation through the replacement of teeth and repair of hard and soft tissues.

Fixation Products – Fixation devices are used for setting and stabilizing damaged bones to support and/or augment the body’s natural healing process. Electrical stimulation devices used in trauma indications offer implantable and non-invasive options to stimulate bone growth. Other products include internal fixation devices (such as nails, plates, screws, pins and wires used to stabilize traumatic bone injuries), external fixation devices (used to stabilize fractures when alternative methods of fixation are not suitable), craniomaxillofacial fixation systems and bone substitute materials.

Spinal Products – Our spinal products include electrical stimulation devices for spinal applications, spinal fixation systems, bone substitute materials and motion preservation systems, as well as allograft services for spinal applications. These products and services are primarily marketed in the United States under the Biomet Spine trade name.

Other Products – We manufacture and distribute a number of other products, including sports medicine products (used in minimally-invasive orthopedic surgical procedures), orthopedic support products (also referred to as softgoods and bracing products), operating room supplies, casting materials, general surgical instruments, wound care products and other surgical products.

Seasonality

Our business is somewhat seasonal in nature, as many of our products are used in elective procedures, which typically decline during the summer months, particularly in European countries.

Results of Operations

The Company’s results of operations for the six months ended November 30, 2008 are not comparative to our results of operations for the period June 1, 2007 to July 11, 2007 because of the new basis of accounting resulting from the Merger. Both assets and liabilities were fair valued as of July 11, 2007. On July 11, 2007, 82.4% of the step-up was recorded, which included a $392.8 million in-process research and development (“IPRD”) charge, and a $66.2 million and $132.1 million fair value step up to property, plant, and equipment and inventory, respectively, and then combined with 17.6% of the Predecessor Company. On September 25, 2007 (the “Closing Date”), the remaining fair value step-up of 17.6% was recorded. The additional step-up performed included an increase in the IPRD charge of $86.2 million, increase of the property plant and equipment fair value of $14.2 million, and an increase in the fair value of inventory of $28.2 million. Also, the Tender facility starting on July 12, 2007 was refinanced on the Closing Date into various other credit facilities. See Note 8 to the unaudited condensed consolidated financial statements above for a description of those facilities. On July 12, 2007, we eliminated a one month lag that was in place during the predecessor period at certain non-domestic subsidiaries. The effect of this change is immaterial to the financial results included below.

Unfavorable conditions in the economy have had an adverse effect on our dental business for the three months ended November 30, 2008 as compared to the prior period principally due to the elective nature of dental implant procedures, which are typically not reimbursed by governmental agencies, as payment is primarily received from dental practices and laboratories. While we have already undertaken and continue to undertake certain operating initiatives in connection with this business, we anticipate that the growth rate of our worldwide dental business will remain flat or have low to mid single digit growth during the current global recessionary environment, compared to reported double digit growth in the most recent prior year.

Economic Uncertainties

Our results of operations could be substantially affected not only by global economic conditions, but also by local operating and economic conditions, which can vary substantially by market. Unfavorable conditions can depress sales in a given market and may result in actions that adversely affect our margins, constrain our operating flexibility or result in charges which are unusual or non-recurring. Certain macroeconomic events, such as the current crisis in the financial markets, could have a more wide-ranging and prolonged impact on the general business environment, which could also adversely affect us. For example, due to certain patient insurance deductibles resetting on January 1, 2009, it is possible that we could experience a potential adverse impact on sales due to patients deferring procedures because of decreased cash flow.

Historically, we believe that this slowdown due to the uncertain or recessionary environment has been minor to the orthopedic business, however, management is taking precautionary measures to be able to manage expenses more conservatively, if revenues were to decrease below those internally forecasted.

Three Months Ended November 30, 2008 as Compared to the Three Months Ended November 30, 2007

Unaudited Condensed Consolidated Statements of Operations

(in millions, except percentages)	The Three Months Ended November 30, 2008	Percentage of Net Sales		The Three Months Ended November 30, 2007	Percentage of Net Sales

Net sales	$642.8	100%		$607.2	100%
Cost of sales	194.9	30		244.6	40

Gross margin	447.9	70		362.6	60
Selling, general and administrative expense	254.7	40		413.2	68
Research and development expense	23.4	4		21.9	4
In-process research and development	—	—		86.2	14
Amortization	89.8	14		92.3	15

Operating income (loss)	80.0	12		(251.0)	(41)
Interest expense, net	(139.2)	(21)		(148.7)	(25)
Other income (expense)	(11.6)	(2)		(4.9)	(1)

Other expense, net	(150.8)	(23)		(153.6)	(26)

Loss before income taxes	(70.8)	(11)		(404.6)	(67)
Benefit from income taxes	(31.1)	(5)		(102.6)	(17)

Net loss	$(39.7)	(6	) %	$(302.0)	(50	) %

Sales

Net sales were $642.8 million for the three months ended November 30, 2008 and $607.2 million for the three months ended November 30, 2007. Sales growth of 6% was primarily due to volume growth of 9%, partly offset by changes in foreign currency of 3%, or $20.0 million. The following tables provide net sales by geography and product category:

Geography Sales Summary

(in millions, except percentages)	The Three Months Ended November 30, 2008	Percentage of Net Sales	The Three Months Ended November 30, 2007	Percentage of Net Sales

United States	$379.5	59%	$347.0	57%
Europe	195.4	30	196.5	32
International (1)	67.9	11	63.7	11

Total	$642.8	100%	$607.2	100%

(1)	International primarily includes Canada, South America, Mexico, and the Pacific Rim.

Product Category Summary

(in millions, except percentages)	The Three Months Ended November 30, 2008	Percentage of Net Sales	The Three Months Ended November 30, 2007	Percentage of Net Sales

Reconstructive	$483.3	75%	$454.1	75%
Fixation	58.0	9	56.8	9
Spinal	55.3	9	51.1	8
Other	46.2	7	45.2	8

Total	$642.8	100%	$607.2	100%

Reconstructive

Worldwide net sales of reconstructive products for the three months ended November 30, 2008 were $483.3 million, or 75% of sales, representing a 6% increase compared to sales of $454.1 million, also 75% of sales, during the three months ended November 30, 2007. Unfavorable conditions in the economy have had an effect on the dental business as compared to the prior period due to the elective nature of dental implant procedures, which are typically not reimbursed by insurance. The volume of reconstructive products, including those for knees, hips, and extremities, positively impacted sales by 10%. Also the effect of foreign currency offset the volume driven growth on a reported basis of this product category by 4%, or $17.0 million. The principal product drivers were knees, where worldwide demand remained strong for our Oxford® Partial Knee System, as well as the Vanguard™ Complete Knee System.

Hip sales continue to be strong in volume growth, primarily due to the M2a-Magnum™ Acetabular System, the traditional and Microplasty versions of the Taperloc® Stem, E-Poly™ Acetabular Liners, and the Regenerex® Ringloc®+ Modular Acetabular System Cups, in addition to European sales of the Bi-Metric and Aura® Hip Stems and the Exceed ABT™ (Advanced Bearing Technologies) Acetabular System.

Fixation

Worldwide net sales of fixation products for the three months ended November 30, 2008 were $58.0 million, or 9% of sales, representing a 2% increase compared to sales of $56.8 million, also 9% of sales, during the three months ended November 30, 2007. Sales of fixation products reflected global growth of craniomaxillofacial fixation and internal fixation products offset by decreased sales of electrical stimulation and external fixation products. Volume of fixation products, including craniomaxillofacial and internal fixation, positively impacted sales by 4%. The effect of foreign currency offset the volume driven growth on a reported basis of this product category by 2%, or $1.0 million. The TraumaOne™ System continued to contribute to the sales growth for craniomaxillofacial fixation. The Phoenix™ Femoral IM Nailing System, which includes the Phoenix™ Retrograde and Antegrade Femoral Nail components, contributed to internal fixation sales growth.

Spinal

Worldwide net sales of spinal products for the three months ended November 30, 2008 were $55.3 million, or 9% of sales, representing an 8% increase compared to sales of $51.1 million, or 8% of sales, during the three months ended November 30, 2007. Volume of spinal products, including implants and stimulation, positively impacted sales of this product category by 8%. Sales of spinal products increased primarily due to the strength in sales of the C-Thru™ Small Stature PEEK Spacer and services related to the OsteoStim® Cervical Composite Allograft Implant.

Other

Worldwide net sales of other products for the three months ended November 30, 2008 were $46.2 million, or 7% of sales, representing a 2% increase compared to sales of $45.2 million, or 8% of sales, during the three months ended November 30, 2007. Sales of other products continue to reflect strong global growth in our sports medicine division. Growth drivers during the quarter for our sports medicine division included the MaxFire™ Meniscal Repair Device, the ToggleLoc™ Femoral Fixation Device with ZipLoop™ Technology and the Osseofit™ Porous Tissue Matrix™ (Porous Tissue Matrix™ is a trademark of Kensey Nash Corp).

Gross Margin

Gross margin increased as a percentage of net sales to 70% for the three months ended November 30, 2008 compared to 60% for the three months ended November 30, 2007. The increase was primarily due to increased cost of sales in connection with the Merger during the three months ended November 30, 2007, including the additional inventory step-up of $28.2 million upon the purchase of the remaining 18% of the Predecessor Company on September 25, 2007, $7.4 million of consulting expenses related to operational improvement initiatives, $3.3 million of distributor fee expense associated with renegotiation of distribution agreements and additional depreciation of $3.9 million related to the step-up in property, plant and equipment. The increase was partly offset by increased depreciation on instruments in the current year. Excluding these items, gross margin percentage was comparable over the periods presented.

Selling, General and Administrative Expense

Selling, general and administrative expenses were 40% of net sales for the three months ended November 30, 2008, compared to 68% of net sales for the three months ended November 30, 2007. Selling, general and administrative expenses were negatively impacted during the three months ended November 30, 2007 primarily due to (1) $171.6 million of transaction expenses associated with the Merger, and (2) $0.3 million of consulting expenses related to operational improvement initiatives. Selling, general and administrative expenses were negatively impacted during the three months ended November 30, 2008 principally due to (1) $11.6 million of share-based compensation expense, (2) $8.1 million of consulting expenses related to operational improvement initiatives, and (3) $13.9 million of additional legal and accounting expenses. Excluding these items, selling, general and administrative expenses as a percentage of net sales were slightly favorable over the prior period due to a concerted effort of management to control expenses, while sales continued to grow.

Research and Development

Research and development expense during the three months ended November 30, 2008 and November 30, 2007 was $23.4 million and $21.9 million, respectively, or in each case 4% of net sales. Expenses through the three months ended November 30, 2008 have primarily been related to the following research and development projects: T.E.S.S. Long Stem (Reconstructive-Extremities), E-Poly™ Vitamin E stabilized knee bearings (Reconstructive-Knees), OnPoint™ Scope (Fixation), Forerunner™ Plating System (Fixation), TraumaOne™(Fixation), Ballista™ Percutaneous Pedicle Screw Placement System (Spine), AccuVision™ Minimally Invasive Spinal Exposure System (Spine), PEEK- OPTIMA® (a trademark of Invibio Ltd.) version of the Solitaire™ Spine System (Spine) for Anterior Lumbar Interbody Fusions, Polaris™ Deformity System (Spine), Phoenix™ Ankle Arthrodesis Nail (Fixation-Internal), and MicroMax™ Flex Device (Other-sports medicine).

In-Process Research & Development

Upon the completion of the Merger on September 25, 2007, we recorded the remaining 18% of IPRD charges of $86.2 million. We recorded IPRD for the portion of the purchase price representing the value of technologies relating to products that had not received FDA approval or clearance and had no alternative use, excluding the value of core and developed technologies. There were no IPRD charges during the three months ended November 30, 2008.

Amortization

Amortization expense for the three months ended November 30, 2008 was $89.8 million, compared to $92.3 million for the three months ended November 30, 2007. This decrease was primarily due to the acceleration method of amortization used on the customer relationship intangibles that were established at the Merger Date resulting in increase amortization in the early years and declining over the life of the definite-lived intangibles.

Interest Expense, net

Interest expense was $139.8 million, partially offset by interest income of $0.6 million, for the three months ended November 30, 2008, compared to $155.3 million, partially offset by interest income of $6.6 million, for the three months ended November 30, 2007. For the three months ended November 30, 2008, interest expense primarily related to interest charges and financing costs related to the debt financings entered into in connection with the Merger. For the three months ended November 30, 2007, interest expense primarily related to interest charges and financing costs on the Tender Facility obtained in connection with the Merger. In September 2007, we refinanced the Tender Facility with senior secured credit facilities, term loan facilities, and cash flow and asset based loan revolvers, and expensed $57.2 million of Tender Facility financing fees, which were deferred on the Merger Date. Net interest expense was down compared to the prior year, primarily due to the deferred financing fees of $18.8 million being expensed upon obtaining permanent financing in September 2007. This was partly offset by a higher debt balance and interest rate in the current year compared to the prior year.

Other Income (Expense)

Other income (expense) was an expense of $11.6 million for the three months ended November 30, 2008, compared to an expense $4.9 million for the three months ended November 30, 2007. The increase in other expense for the three months ended November 30, 2008 primarily related to the write-down of investments of $2.3 million, and currency transaction losses of $8.9 million related to our foreign operations, primarily due to the weakening Euro compared to the U.S. Dollar.

Provision for Taxes

The effective income tax rate increased to 43.9% for the three months ended November 30, 2008 compared to 25.4% for the three months ended November 30, 2007. This increase was primarily due to the $86.2 million in process research and development expense related to the Merger being not deductible for tax purposes in the prior year and changes in the Company’s mix of profits and losses in certain international and domestic jurisdictions in the current year.

Six Months Ended November 30, 2008 as Compared to the Period July 12, 2007 through November 30, 2007

Unaudited Condensed Consolidated Statements of Operations

(in millions, except percentages)	The Six Months Ended November 30, 2008	Percentage of Net Sales		The Period From July 12 - November 30, 2007 (Successor)	Percentage of Net Sales

Net sales	$1,249.8	100%		$895.8	100%
Cost of sales	376.4	30		351.4	39

Gross margin	873.4	70		544.4	61
Selling, general and administrative expense	508.2	41		600.5	67
Research and development expense	46.9	4		35.5	4
In-process research and development	—	—		479.0	54
Amortization	181.3	14		137.5	15

Operating income (loss)	137.0	11		(708.1)	(79)
Interest expense, net	(280.3)	(22)		(229.1)	(26)
Other income (expense)	(20.6)	(2)		0.5	—

Other expense, net	(300.9)	(24)		(228.6)	(26)

Loss before income taxes	(163.9)	(13)		(936.7)	(105)
Benefit from income taxes	(64.3)	(5)		(152.5)	(17)

Net loss	$(99.6)	(8	) %	$(784.2)	(88	) %

Sales

Net sales were $1,249.8 million for the six months ended November 30, 2008 and $895.8 million for the period July 12, 2007 through November 30, 2007. The following tables provide net sales by geography and product category:

Geography Sales Summary

(in millions, except percentages)	The Six Months Ended November 30, 2008	Percentage of Net Sales	The Period From July 12 - November 30, 2007 (Successor)	Percentage of Net Sales

United States	$747.9	60%	$527.7	59%
Europe	364.8	29	268.3	30
International (1)	137.1	11	99.8	11

Total	$1,249.8	100%	$895.8	100%

(1)	International primarily includes Canada, South America, Mexico, and the Pacific Rim

Product Category Summary

(in millions, except percentages)	The Six Months Ended November 30, 2008	Percentage of Net Sales	The Period From July 12 - November 30, 2007 (Successor)	Percentage of Net Sales

Reconstructive	$932.6	75%	$662.5	74%
Fixation	118.3	10	88.2	10
Spinal	106.5	8	79.7	9
Other	92.4	7	65.4	7

Total	$1,249.8	100%	$895.8	100%

Reconstructive

Our worldwide sales of reconstructive products continued to be a significant percentage of total net sales. Principal drivers behind the reconstructive product sales were knees, where worldwide demand remained strong for our Oxford® Partial Knee System, as well as the Vanguard™ Complete Knee System. The Vanguard M™ Partial Knee, which is the fixed-bearing version of the

Oxford® knee, and the Vanguard PFR™ Patellofemoral Replacement System, which incorporates the technology of the Vanguard™ Complete Knee System, also contributed to our six month growth in knee sales. Hip sales continue to be strong, primarily due to the E-Poly™ Acetabular Liners, conventional and Microplasty™ versions of the Taperloc® Hip System, the M2a-Magnum™ Acetabular System, and the Regenerex® Ringloc®+ Modular Acetabular System. In addition, European sales increased due to the volume growth of the Vanguard™ Complete Knee System, Oxford® Partial Knee System, Aura® Hip Stem, Taperloc® Hip System, the Exceed ABT™ (Advanced Bearing Technologies) Acetabular System , and the T.E.S.S. Shoulder System.

Fixation

Increased sales of fixation products reflected by global growth of the craniomaxillofacial fixation and internal fixation product categories partially offset by decreased sales of electrical stimulation and external fixation products. The TraumaOne™ System contributed to the sales growth for craniomaxillofacial fixation. The Phoenix™ Femoral IM Nailing System, which includes the Phoenix™ Retrograde and Antegrade Femoral Nail components, and the Phoenix™ Tibial Nailing System contributed to internal fixation sales growth.

Spinal

Sales of spinal products increased primarily due to sales of spacer products, led by the C-Thru™ Small Stature PEEK Spacer and Services related to the OsteoStim® Cervical Composite Allograft Implant.

Other

Sales of other products continue to reflect strong global growth in our sports medicine division. Growth drivers for our sports medicine division included the MaxFire™ Meniscal Repair Device, the ToggleLoc™ Femoral Fixation Device with ZipLoop™ Technology, and the Osseofit™ Porous Tissue Matrix™ (Porous Tissue Matrix™ is a trademark of Kensey Nash Corp).

Gross Margin

Gross margin increased as a percentage of net sales to 70% for the six months ended November 30, 2008 compared to 61% for the period July 12, 2007 through November 30, 2007. Gross margin for the period July 12, 2007 through November 30, 2007 was negatively impacted by increased cost of sales in connection with the Merger, including charges for the inventory step-up of $92.3 million and additional depreciation of $5.6 million related to the step-up in property, plant and equipment. Other amounts impacting gross margin were increased consulting expenses related to operational improvement initiatives of $3.3 million for the period July 12, 2007 through November 30, 2007. Excluding these items, gross margin percentage was comparable over the periods presented.

Selling, General and Administrative Expense

Selling, general and administrative expenses were 41% of net sales for the six months ended November 30, 2008, compared to 67% of net sales for the period July 12, 2007 through November 30, 2007. Selling, general and administrative expenses were negatively impacted during the period July 12, 2007 through November 30, 2007 primarily due to (1) the $26.9 million settlement payment to the Department of Justice described in Note 13—Contingencies to the unaudited condensed consolidated financial statements, (2) $27.3 million of distributor fee expense associated with renegotiation of distribution agreements, and (3) $171.6 million of transaction expenses associated with the Merger. Excluding these items, selling, general and administrative expenses as a percentage of net sales were comparable over the periods presented.

Research and Development

Research and development expenses during the six months ended November 30, 2008 were $46.9 million or 4% of net sales, compared to $35.5 million or 4% of net sales during the period July 12, 2007 through November 30, 2007. Expenses decreased as a percentage of net sales by 20 basis points primarily due to terms related to our Deferred Prosecution Agreement affecting our spending prior to the settlement date, which inflated our spending on research and development subsequent to the settlement and payment of the agreed upon amount. Expenses through the six months ended November 30, 2008 have primarily been related to the following research and development projects: T.E.S.S. Long Stem (Reconstructive-Extremities), E-Poly™ Vitamin E stabilized knee bearings (Reconstructive-Knees), OnPoint™ Scope (Fixation), Forerunner™ Plating System (Fixation), Ballista™ Percutaneous Pedicle Screw Placement System (Spine), AccuVision™ Minimally Invasive Spinal Exposure System (Spine), PEEK- OPTIMA® (a trademark of Invibio Ltd.) version of the Solitaire™ Spine System (Spine), and Phoenix™ Ankle Arthrodesis Nail (Fixation-Internal).

In-Process Research & Development

We recorded IPRD charges of $479.0 million during the period July 12, 2007 through November 30, 2007 related to the Merger. We recorded IPRD for the portion of the purchase price representing the value of technologies relating to products that had not received FDA approval or clearance and had no alternative use, excluding the value of core and developed technologies. There were no IPRD charges during the six months ended November 30, 2008.

Amortization

Amortization expense for the six months ended November 30, 2008 was $181.3 million, compared to $137.5 million during the period July 12, 2007 through November 30, 2007. This increase is due to only 82% of the established intangibles being recorded from the Merger Date of July 12, 2007 to the closing date of September 25, 2007 resulting in reduced amortization expense and having 41 less calendar days in the period. On the closing date, an additional 18% step-up of the intangibles was recorded, resulting in higher amortization subsequent to that date.

Interest Expense, net

Interest expense was $281.7 million, partially offset by interest income of $1.4 million, for the six months ended November 30, 2008, compared to $235.8 million, partially offset by interest income of $6.7 million, during the period July 12, 2007 through November 30, 2007. For the six months ended November 30, 2008, interest expense primarily related to interest charges and financing costs related to the debt financings obtained in connection with the Merger. For the period July 12, 2007 through November 30, 2007, interest expense primarily related to interest charges and financing costs on the Tender Facility obtained in connection with the Offer through September 25, 2007, when the Tender Facility was replaced with senior secured credit facilities, term loan facilities, and cash flow and asset based loan revolvers. In addition, interest expense was impacted during the period July 12, 2007 through November 30, 2007 for deferred financing costs of $57.2 million related to the Tender Facility being written off.

Other Income (Expense)

Other income (expense) was an expense of $20.6 million for the six months ended November 30, 2008, compared to income of $0.5 million during the period July 12, 2007 through November 30, 2007. Other income (expense) primarily related to write-downs of investments of $5.2 million, and currency transaction losses related to our foreign operations of $10.4 million, primarily due to the weakening Euro compared to the U.S. Dollar.

Provision for Taxes

The effective income tax rate increased to 39.3% for the six months ended November 30, 2008 compared to 16.3% for the period July 12, 2007 through November 30, 2007. This increase was primarily due to the following items incurred in fiscal 2008 that are not deductible for tax purposes: (1) $479.0 million in-process research and development expense related to the Merger, (2) a portion of the $26.9 million Department of Justice settlement, and (3) $51.5 million of merger-related expenses.

For the Period June 1, 2007 through July 11, 2007

Unaudited Condensed Consolidated Statements of Operations

Sales

Net sales were $248.8 million for the period June 1, 2007 through July 11, 2007. The following tables provide net sales by geography and product category:

Geography Sales Summary

(in millions, except percentages)	The Period From June 1 - July 11, 2007 (Predecessor)	Percentage of Net Sales

United States	$156.2	63%
Europe	70.8	28
International (1)	21.8	9

Total	$248.8	100%

(1)	International primarily includes Canada, South America, and the Pacific Rim.

Product Category Summary

(in millions, except percentages)	The Period From June 1 - July 11, 2007 (Predecessor)	Percentage of Net Sales

Reconstructive	$178.1	71%
Fixation	27.1	11
Spinal	24.9	10
Other	18.7	8

Total	$248.8	100%

Reconstructive

Our worldwide sales of reconstructive products continue to be a significant percentage of total net sales. Principal drivers behind the reconstructive product sales were knees, where worldwide demand remains strong for our Oxford® Partial Knee System, as well as the Vanguard™ Complete Knee System. Hip sales continue to be strong, primarily due to worldwide sales of the M2a-Magnum™ Acetabular System and the Taperloc® Hip System, as well as strong growth for the ReCap® Total Resurfacing System in Europe. In addition, sales of dental reconstructive devices have been strong, with the launch of the NanoTite™ Tapered PREVAIL® Implant.

Fixation and Spinal

Sales of fixation and spinal products have been lower than expected for the period June 1, 2007 through July 11, 2007 due to the underperformance of the Biomet Trauma and Biomet Spine, or BTBS, division. We have made various changes at the division, including managerial changes and computer system enhancements, among others. We believe the new management team and infrastructure changes at BTBS will allow us to provide improved focus on the spine and trauma markets and BTBS customers.

Other

Sales of other products include product lines that are sold by the BTBS division and did not meet management expectations during the period June 1, 2007 through July 11, 2007. This poor performance was partly offset by the sales performance of sports medicine products.

Gross Margin

Gross margin was 59% of net sales during the period June 1, 2007 through July 11, 2007, which was negatively impacted by increased cost of sales in connection with the Merger, including $28.0 million of costs in June 2007 to settle in-the-money stock options to employees, as required by the Merger Agreement.

Selling, General and Administrative Expense

Selling, general and administrative expenses were 78% of net sales during the period June 1, 2007 through July 11, 2007. Selling, general and administrative expenses were negatively impacted during this period due to (1) $61.0 million paid upon the cash-out of outstanding in-the-money stock options of employees, as part of the Merger, (2) $30.0 million of transaction fees associated with the Merger, (3) $18.0 million of distributor fee expense associated with renegotiation of distribution agreements and (4) $2.0 million of additional legal and Merger-related fees.

Research and Development

Research and development expenditures during the period June 1, 2007 through July 11, 2007 were $34.0 million or 14% of net sales, which was impacted by $23.0 million of additional compensation expense upon the cash-out of outstanding in-the-money stock options of employees, as part of the Merger.

Provision for Taxes

The effective income tax rate was 33.3% for the period June 1, 2007 through July 11, 2007. The rate is lower than the U.S. statutory rates due to the tax rates in our international locations being lower than in the United States and our plans to have those earnings permanently invested.

Liquidity and Capital Resources

Cash Flows—The following is a summary of the cash flows by activity for the six months ended November 30, 2008, for the time period July 12, 2007 to November 30, 2007 and for the time period June 1, 2007 to July 11, 2007 (in millions):

Summary of Cash Flows

	November 30, 2008	July 12 - November 30, 2007 (Successor)	June 1 - July 11, 2007 (Predecessor)
Net cash from (used in):
Operating activities	$47.6	$(0.6)	$59.4
Investing activities	(95.1)	(11,619.5)	11.0
Financing activities	157.0	11,525.1	1.3
Effect of exchange rate changes on cash	(7.8)	2.0	0.1

Change in cash and cash equivalents	$101.7	$(93.0)	$71.8

Six Months Ended November 30, 2008 Compared to July 12, 2007 through November 30, 2007

Operating Cash Flows

Cash flows provided by operating activities were $47.6 million for the six months ended November 30, 2008 compared to cash used in operating activities of $0.6 million for the period July 12, 2007 through November 30, 2007. Cash generated by operating activities continues to be a source of funds for investing in our growth. Net cash provided by operating activities for the six months ended November 30, 2008 included a net loss of $99.6 million, offset by non-cash amounts of $219.5 million and a use of cash due to working capital needs of $72.3 million, primarily due to increases in accounts receivable and inventory driven by sales growth. Net cash used in operating activities for the period July 12, 2007 through November 30, 2007 primarily related to the following:

•	a net loss of $(784.2) million, partially offset by non-cash amounts of $522.6 million (primarily IPRD, depreciation and amortization as a result of the Merger),

•	a decrease in inventory of $20.5 million,

•	an increase in accrued interest of $106.3 million related to the debt financings entered into in connection with the Merger, and

•	a $87.1 million increase related to deferred financing costs,

•	partially offset by increase in accounts receivable of $29.7 million driven by sales growth.

Investing Cash Flows

Cash flows used in investing activities were $95.1 million for the six months ended November 30, 2008 and $11,619.5 million for the period July 12, 2007 through November 30, 2007. Cash flows used in investing activities for the six months ended November 30, 2008 primarily related to capital expenditures of $92.9 million and for the period July 12, 2007 through November 30, 2007 primarily related to $11,638.2 million in connection with the acquisition of Biomet, Inc. as discussed in Note 1 to the unaudited condensed consolidated financial statements, and capital expenditures of $76.7 million, partially offset by net proceeds from the sale and purchase of investments of $95.8 million.

Financing Cash Flows

Cash flows provided by financing activities were $157.0 million for the six months ended November 30, 2008, and $11,525.1 million for the period July 12, 2007 through November 30, 2007. Cash flows used in financing activities for the six months ended November 30, 2008 primarily related to proceeds under the revolving credit facilities of $173.9 million, partially offset by payments under the senior secured credit facility of $18.2 million. Cash flows used in financing activities for the period July 12, 2007 through November 30, 2007 primarily related to capital contributions of $5,401.9 million and proceeds from long-term debt of $6,250.7 million in connection with the acquisition of Biomet, Inc. as discussed in Note 1 to the unaudited condensed consolidated financial statements.

June 1, 2007 through July 11, 2007

Net cash from operating activities was $59.4 million for the period June 1, 2007 through July 11, 2007, impacted by payments of $18.0 million to distributors associated with renegotiation of distribution agreements. Net cash provided by investing was $11.0 million, primarily due to $42.8 million of proceeds from investing activities, which was partly offset by capital expenditures of $22.0 million for planned improvements to property, plant and equipment.

Contractual Obligations

Summarized in the table below are our long-term obligations and commitments as of November 30, 2008. We have issued notes, entered into senior secured credit facilities, including senior secured term loan facilities and a senior secured cash flow revolving credit facility, and a senior secured asset-based revolving facility, all subsequent to the Merger, all of which are classified as long-term. There were borrowings under our asset-based revolving facility of $165.4 million as of November 30, 2008. Our senior secured term loan facilities require payments each year in an amount equal to 1% of the original principal in equal quarterly installments for the first seven years and three months. Certain debt agreements which survived the Merger (European facilities) and as of November 30, 2008, the amount of principal payments due within the next twelve-month period related to those specific facilities is $38.0 million. Subsequent to November 30, 2008, we entered into an additional swap contract to hedge the variable interest rate exposure of its U.S. Dollar term loan. The notional amount of the contract is $325.0 million and the maturity date is December 25, 2013.

During the quarter ended November 30, 2008, Lehman Brothers Holdings Inc. (Lehman), whose subsidiaries have a $41.5 million credit commitment across our domestic revolving borrowing base, filed for bankruptcy. During the quarter, we submitted borrowing requests for $175.0 million from our senior secured asset-based revolving facility; however, $165.4 million in net borrowing proceeds were received from the administration agent. The difference between the borrowed amount and the requested amount reflects Lehman’s election to not fund its pro rata share of the borrowing as required under its commitment to the facility. As a result, we do not expect that Lehman will fund its pro rata share of any future borrowing requests. Also, one of our subsidiaries has a bilateral revolving credit facility with Fortis bank. We were informed during the second quarter ended November 30, 2008 by the bank that due to our subsidiary’s limited usage of the facility, the size of the commitments was being reduced from €100.0 million to €50.0 million. Subsequent to the end of our fiscal quarter, the reorganized Fortis Bank initiated conversations to increase the facility to the original commitment of €100.0 million. We do not expect these reductions to impact liquidity or our business operations. Based on the above, our revolving borrowing base available under all debt facilities at November 30, 2008 was $560.0 million, which is net of the amount we believe will not be funded by Lehman and borrowing base limitations as it relates to the senior secured asset-based revolving facility.

(in millions)	Total	2009 and 2010	2011 and 2012	2013 and 2014	2015 and Thereafter

Contractual obligations *
Projected future benefit payments	$28.5	$11.1	$17.4	$—	$—
Long-term debt (including current maturities)	6,196.9	106.9	69.0	69.0	5,952.0
Interest payments	4,046.8	1,019.6	958.7	901.8	1,166.7
Material purchase commitments	15.3	11.1	4.2	—	—
Outsourcing contract obligation	30.8	10.2	13.6	7.0	—

Total contractual obligations	$10,318.3	$1,158.9	$1,062.9	$977.8	$7,118.7

*	The total amounts of capital lease obligations and operating lease obligations are not significant.

In addition, due to the uncertainty with respect to the timing of future cash flows associated with our unrecognized tax benefits at November 30, 2008, we are unable to make reasonably reliable estimates of the period of cash settlement with the respective taxing authorities. Therefore, $52.4 million of unrecognized tax benefits have been excluded from the contractual obligations table above.

We believe that our cash, other liquid assets and operating cash flow, together with available borrowings and potential access to credit and capital markets, will be sufficient to meet our operating expenses, research and development costs, capital expenditures and to service our debt requirements as they become due. However, our ongoing ability to meet our substantial debt service and other obligations will be dependent upon our future performance which will be subject to business, financial, economic, and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors. We cannot be certain that our cash flow will be sufficient to allow us to pay principal and interest on our debt, support our operations and meet our other obligations. If we do not have sufficient liquidity, we may be required to refinance all or part of our existing debt, sell assets or borrow more money. We cannot guarantee that we will be able to do so on terms acceptable to us, if at all. In addition, the terms of existing or future debt agreements may restrict us from pursuing any of these alternatives.

Off-Balance Sheet Arrangements

We do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Estimates

There were no other changes in the six month period ended November 30, 2008 to the application of critical accounting estimates as described in our Annual Report on Form 10-K for the year ended May 31, 2008, as amended.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk.

There have been no material changes from the information provided in the Company’s Annual Report Form 10-K for the year ended May 31, 2008, as amended.

Item 4T.	Controls and Procedures.

Managements’ evaluation of disclosure controls and procedures

Management of Biomet is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Biomet’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Biomet; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Biomet are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of Biomet’s assets that could have a material effect on the interim or annual consolidated financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Changes in internal control over financial reporting

During the six month period ended November 30, 2008, there were no changes in Biomet’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, Biomet’s internal control over financial reporting, except for management’s remediation plan as described within “Management’s Report on Internal Control over Financial Reporting” in Biomet’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, as amended, which will likely have an impact on Biomet’s internal controls over financial reporting as we continue with the remediation plan; however, there was no material impact as of November 30, 2008.

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings

Information with respect to legal proceedings can be found in Note 13, Contingencies and Note 1, Merger to the unaudited condensed consolidated financial statements contained in Part I, Item 1 of this report. Except as discussed in these notes, there were no material developments in the legal proceedings disclosed by the Company in Part 1, Item 3 of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, as amended.

Item 1A.	Risk Factors

As of November 30, 2008, there were no material changes in the Company’s risk factors from those disclosed in Part I, Item 1A in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, as amended, other than the risk factor mentioned below. The risk factors disclosed in the Company’s Annual Report on Form 10-K, as amended, could materially affect our business, financial condition or operating results. Additional risks and uncertainties not currently known to the Company or that the Company currently deems to be immaterial also may, in the future, materially operating adversely affect our business, financial condition or results.

The conditions of the U.S. and international capital markets may adversely affect the Company’s ability to draw on its current revolving credit facilities as well as the value of certain of the Company’s investments.

We believe that our cash, other liquid assets and operating cash flow, together with available borrowings and potential access to credit and capital markets, will be sufficient to meet our operating expenses, research and development costs and capital expenditures and service our debt requirements as they become due. However, our ongoing ability to meet our substantial debt service and other obligations will be dependent upon our future performance, which will be subject to business, financial and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors. We cannot be certain that our cash flow will be sufficient to allow us to pay principal and interest on our debt, support our operations and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, sell assets or borrow more money. We cannot guarantee that we will be able to do so on terms acceptable to us, if at all. In addition, the terms of existing or future debt agreements may restrict us from pursuing any of these alternatives.

If other financial institutions that have extended credit commitments to the Company are adversely affected by the conditions of the U.S. and international capital markets, they may become unable to fund borrowings under their credit commitments to the Company, which could have a material and adverse impact on the Company’s financial condition and its ability to borrow additional funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes.

Similarly, if the current credit conditions of U.S. and international capital markets persist or deteriorate, the Company may be required to further adjust the fair value of its investments pursuant to mark-to-market rules under SFAS 157, which would result in additional impairment charges and could have a material and adverse impact on the Company’s financial condition and results of operations.

The current economic uncertainties may adversely affect the Company’s results of operations.

Our results of operations could be substantially affected not only by global economic conditions, but also by local operating and economic conditions, which can vary substantially by market. Unfavorable conditions can depress sales in a given market and may result in actions that adversely affect our margins, constrain our operating flexibility or result in charges which are unusual or non-recurring. Certain macroeconomic events, such as the current crisis in the financial markets, could have a more wide-ranging and prolonged impact on the general business environment, which could also adversely affect us. For example, due to certain patient insurance deductibles restarting on January 1, 2009, it is possible that we could experience a potential adverse impact on sales due to patients deferring procedures because of decreased cash flow.

Historically, we believe that this slowdown due to the uncertain or recessionary environment has been minor to the orthopedic business, however, management is taking precautionary measures to be able to manage expenses more appropriately, if revenues were to decrease below those internally forecasted.

Item 5.	Other Information.

On December 31, 2008, we entered into amendments to certain employment agreements and change-in-control agreements with our named executive officers to make certain conforming changes required under Internal Revenue Code Section 409A and the regulations promulgated thereunder. We had previously amended and restated the Biomet, Inc. Deferred Compensation Plan to make similar conforming changes. Copies of the amended and restated plans and other amendments are filed as Exhibits to this Form 10-Q.

Item 6.	Exhibits.

(a) Exhibits. See Index to Exhibits.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Biomet, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 13, 2009.

BIOMET, INC.

By:	/S/ JEFFREY R. BINDER
Jeffrey R. Binder
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1*	Biomet, Inc. Deferred Compensation Plan (Pre-409A Grandfathered Plan)

10.2*	Biomet, Inc. Deferred Compensation Plan (Post-409A Plan)

10.3*	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Jeffrey R. Binder.

10.4*	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Daniel P. Florin.

10.5*	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Glen A. Kashuba.

10.6*	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Steven F. Schiess.

10.7*	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Roger P. Van Broeck.

10.8*	Change in Control Agreement, dated as of September 20, 2006, by and between Biomet, Inc. and Steven F. Schiess.

10.9*	First Amendment to Change in Control Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Steven F. Schiess.

10.10*	Change in Control Agreement, dated as of September 20, 2006, by and between Biomet, Inc. and Roger P. Van Broeck.

10.11*	First Amendment to Change in Control Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Roger P. Van Broeck.

12	Computation of Ratio of Earnings to Fixed Charges.

31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification to 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	Management contract or compensatory plan or arrangement.

Exhibit 10.1

BIOMET, INC.

DEFERRED COMPENSATION PLAN

(PRE-409A GRANDFATHERED PLAN)

Restated Effective as of January 1, 2005

(For Vested Contributions Received Prior to January 1, 2005)

Grandfathered Plan – Do Not Amend

- i -

Grandfathered Plan – Do Not Amend

- i -

Grandfathered Plan – Do Not Amend

- ii -

BIOMET, INC.

DEFERRED COMPENSATION PLAN

(PRE-409A GRANDFATHERED PLAN)

PREAMBLE

1. The Company established the Biomet, Inc. Deferred Compensation Plan (“Prior Plan”), effective as of December 1, 2003. The purpose of the Prior Plan as well as the current Plan is to provide a select group of key management and highly compensated employees and the members of the Biomet, Inc. Board of Directors an opportunity, in accordance with the terms and conditions set forth herein, to defer the receipt of compensation. By offering this Plan, the Company intends to build management loyalty and its business; provide a tax deferral alternative; permit deferral of amounts beyond the limits of its qualified plans; and further enhance existing benefit plans.

2. Notwithstanding any provision in the Plan to the contrary, effective January 1, 2005, the Plan is frozen and (i) all Participant deferral elections under this Plan shall be deemed to be terminated under this Plan as of December 31, 2004 and no additional deferral contributions under Section 4.1 of the Plan shall be made after such date, and (ii) no Company discretionary or matching contributions shall be made under Section 4.2 of the Plan after December 31, 2004. Any contributions made or received after December 31, 2004 shall be deemed to be contributed under the Biomet, Inc. Deferred Compensation Plan (Post-409A Plan), effective as of January 1, 2005 and as amended from time to time thereafter. All amounts contributed to this Plan were deferred and Vested as of December 31, 2004; therefore, all Plan Accounts (and any earnings thereon) maintained under this Plan are intended to be grandfathered amounts exempt from the application of Code Section 409A and will be administered accordingly.

3. The Plan is an unfunded benefit plan within the meaning of ERISA and the Internal Revenue Code. Benefits payable under the Plan with respect to a participant or beneficiary shall be paid from the general assets of the Company. To assist the Company in meeting its obligations under the Plan, the Company has established a trust. The right of a participant or beneficiary to receive payment under the Plan is merely a contractual right to payment from the Company and the Plan does not give participants or beneficiaries any interest in, or right to, any of the assets of any affiliated employer other than as a general creditor of his employer.

4. Participation in the Plan is voluntary. A Participant may elect to defer a portion of his or her Compensation under the Plan and, at all times, shall be 100% Vested in amounts credited to his or her Deferral Account. Under this Plan, the Company has no obligations to make employer contributions to the Plan, however, the Company shall retain the right to make discretionary allocations to the Account of Participants at the times and in the amounts designated by the Company in its sole discretion.

Grandfathered Plan – Do Not Amend

ARTICLE I.

DEFINITIONS AND CONSTRUCTION

Section 1.1. Definitions. Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

(a) “Account” or “Accounts” shall mean all of such accounts as are specifically authorized for inclusion in this Plan.

(b) “Base Salary” shall mean that portion of a Participant’s Compensation that is his or her annual base salary, excluding Bonuses, Commissions, incentive and all other remuneration for services rendered to the Company.

(c) “Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. No designation of a Beneficiary other than the Participant’s spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant’s death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person’s living parent(s) to act as custodian, (b) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by the Company pursuant to any unrevoked Beneficiary designation, or to the Participant’s estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of the Company.

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(d) “Board of Directors” or “Board” shall mean the Board of Directors of Biomet, Inc.

(e) “Bonuses” shall mean the bonuses earned as of the last day of the Plan Year, provided a Participant is in the employ of the Company on the last day of the Plan Year.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Benefits Committee appointed by the Board to administer the Plan in accordance with Article VII.

(h) “Company” shall mean Biomet, Inc. and any subsidiary or affiliate of Biomet, Inc. designated as eligible by the Committee to participate in the Plan, and any successor thereto that adopts this Plan.

(i) “Company Contribution Account” shall mean the bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to the Company Discretionary Contribution Amount, if any, and the Company Matching Contribution Amount, if any, and net earnings and losses on such amounts pursuant to Section 4.2.

(j) “Company Discretionary Contribution Amount” shall mean such discretionary amount, if any, credited by the Company to a Participant’s Company Contribution Account for a Plan Year. Such amount to be credited may differ from Participant to Participant both in amount, including no amount, and as a percentage of Compensation.

(k) “Company Matching Contribution Amount” shall mean such amount, if any, credited by the Company to each Participant’s Company Contribution Account for a Plan Year. Such amount to be credited may differ from Participant to Participant both in amount, including no amount, and as a percentage of Compensation.

(l) “Compensation” means, (i) with respect to a Participant who is an employee of the Company for a Plan Year, the Participant’s wages for federal income tax purposes for such year, including, Base Salary, Bonuses, incentive compensation and commissions, increased by amounts that would have been included in the Participant’s wages for the year, but for the Participant’s election pursuant to Code Section 125 or 401(k) or this Plan; (ii) with respect to a Participant who is a Director, the amount of cash paid to the Director, including, but not limited to, Board of Directors fees, committee fees, and such other amounts paid for services as a Director, (iii) or any other type of compensation or remuneration determined by the Committee to be eligible for deferral under the Plan. Amounts distributed from a Participant’s Accounts in any Plan Year shall not be considered Compensation again in the year of distribution.

(m) “Deferral Account” shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant’s Compensation that he or she elects to defer, and (2) net earnings and losses attributable to such Account pursuant to Section 4.1.

(n) “Designated Persons” shall mean Eligible Persons designated by the Committee as eligible to defer Stock Option Gains and Restricted Stock Awards.

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(o) “Director” shall mean any member of the Board of Directors of the Company who is not also an officer or employee of the Company.

(p) “Disability” shall mean the Participant’s inability to perform each and every duty of his or her occupation or position of employment due to illness or injury as determined in the sole and absolute discretion of the Committee.

(q) “Distributable Amount” shall mean the Vested balance in the Participant’s Deferral Account and Company Contribution Account.

(r) “Early Distribution” shall mean an election by Participant in accordance with Section 6.2 to receive a withdrawal of amounts from his or her Deferral Account and Company Contribution Account prior to the time at which such Participant would otherwise be entitled to such amounts.

(s) “Effective Date” shall be December 1, 2003.

(t) “Eligible Person” means (i) any common law employee of the Company that the Committee designates as a key management and/or highly compensated employee of the Company and eligible to participate in the Plan, and (ii) any Director.

(u) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(v) “Fund” or “Funds” shall mean one or more of the investment funds selected by the Committee pursuant to Section 3.2(b).

(w) “Hardship Distribution” shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her Dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended), loss of a Participant’s property due to casualty, or other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee in its sole discretion. The circumstances that would constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, a Hardship Distribution may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.

(x) “Initial Election Period” shall mean the time period associated with the first enrollment period of the Plan or the first enrollment period of an Eligible Person, as determined by the Committee from time to time.

(y) “Participant” shall mean any Eligible Person who becomes a Participant in this Plan in accordance with Article II.

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(z) “Participating Subsidiary” shall mean a subsidiary of Biomet, Inc. which the Committee has designated as such and whose employees are eligible to participate in the Plan; provided that such employee is an Eligible Person.

(aa) “Payment Date” shall be as elected by the participant, commencing in February of the year following the event.

(bb) “Plan” shall be the Biomet, Inc. Deferred Compensation Plan (Pre-409A Grandfathered Plan), as amended from time to time.

(cc) “Plan Year” shall be June 1 to May 31; provided, however, that the first plan year shall be December 1, 2003 to May 31, 2004.

(dd) “Restricted Stock” shall mean shares of Stock granted under a restricted stock plan which are subject to forfeiture based upon non-compliance with certain enumerated criteria.

(ee) “Restricted Stock Award” shall mean any award or grant of Restricted Stock under a restricted stock plan.

(ff) “Separation from Service” shall mean, (i) with respect to a Participant who is an employee of the Company, the complete termination of the employment relationship between the Participant and the Company and/or all affiliated employers for any reason other than death, and (ii) with respect to a Director who is not also an employee of the Company, the complete cessation of membership on the Board and/or the boards of all affiliated employers of all in which he or she serves for any reason other than death. The Committee, in its sole and final discretion, may determine that a Participant’s transfer from the Company to a successor or related employer is not considered a Separation from Service.

(gg) “Scheduled Withdrawal Date” shall mean the distribution date elected by the Participant for an in-service withdrawal of amounts from such Accounts deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.

(hh) “Stock” shall mean the Common Shares of Biomet, Inc.

(ii) “Stock Option Gains,” with respect to a given stock option award granted by the Company to a particular Participant under a Company-sponsored stock option program, shall mean the difference in dollar value, determined as of the date of reference, between the exercise price and the stock option and the fair market value of the underlying stock as of the date of reference.

(jj) “Stock Unit” means a unit of value, equal at any relevant time to the value of a share of Stock or Restricted Stock, as applicable, established by the Committee as a means of measuring value of the Stock-related portion of an Account under the Plan.

(kk) “Trust” shall mean the Biomet, Inc. Deferred Compensation Plan Trust.

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(ll) “Trustee” shall mean Committee or any successor trustee appointed by the Committee.

(mm) “Vested” means, with respect to an Account, that portion of the Participant’s interest in his or her Account that is nonforfeitable, as determined under Article V.

Section 1.2. Rules of Construction.

(a) The provisions of the Plan shall be construed and governed in all respects under and by the laws of the State of Indiana, to the extent not preempted by federal law.

(b) Words used in the masculine gender shall be construed to include the feminine gender where appropriate, and vice versa.

(c) Words used in the singular shall be construed to include the plural where appropriate, and vice versa.

(d) The headings and subheadings in the Plan are inserted for the convenience of reference only and are not to be considered in the construction of any provision of the Plan.

ARTICLE II.

PARTICIPATION

Section 2.1. Determination of Eligible Person. The Committee shall, from time to time, determine which persons are Eligible Persons under the Plan. An Eligible Person shall become a Participant only after completing such forms and making such elections as the Committee may prescribe, including an agreement to be bound by the terms of the Plan and all determinations of the Committee.

Section 2.2. Enrollment. An Eligible Person shall become a Participant in the Plan by electing to make deferrals in accordance with Section 3.1, in accordance with such procedures as may be established from time to time by the Committee. An individual who, at any time, ceases to be an Eligible Person, as determined in the sole discretion of the Committee, other than an Eligible Person who (i) becomes employed by a related company of the Company, which is not a Participating Subsidiary or (ii) is transferred to an international assignment, shall continue to be eligible to make deferrals until the end of the Plan Year in which the employee ceases to be an Eligible Person, and no future deferrals will be allowed until such time as the individual again becomes an Eligible Person. In such case, the individual may remain a Participant in the Plan with respect to amounts already deferred. A Participant shall remain a Participant until all amounts to which he or she is entitled under the Plan have been paid.

Section 2.3. Transferred Employees. An Eligible Person who (i) becomes employed by a related company of the Company, which is not a Participating Subsidiary or (ii) is transferred to an international assignment, shall not be eligible to make any further deferrals under the Plan, however, such individual shall remain a Participant in the Plan with respect to amounts already deferred. Any deferrals for the current Plan Year shall terminate as of the date of transfer.

Grandfathered Plan – Do Not Amend

Section 2.4. Amendment of Eligibility Criteria. The Committee may, in its discretion, change the criteria for eligibility to comply with all applicable laws relating to salary grade and compensation levels; provided, however, that no change in the criteria for eligibility of any officer of the Company shall be effected unless such changes are (i) within parameters established by the Compensation Committee of the Board of Directors of the Company, or (ii) approved by the Compensation Committee of the Board of Directors of the Company.

ARTICLE III.

DEFERRAL ELECTIONS

Section 3.1. Elections to Defer Compensation.

(a) Initial Election Period. Subject to the provisions of Article II, each Participant may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

(b) Deferral of Compensation - General Rule. The amount of Compensation which a Participant may elect to defer is such Compensation earned on or after the time at which the Participant elects to defer in accordance with Section 3.1(a). A Participant may defer up to 100% of his or her Compensation provided that the total amount deferred by the Participant shall be limited in any calendar year, if necessary, to satisfy Social Security Tax (including Medicare), income tax and employee benefit plan withholding requirements, each as applicable, as determined in the sole and absolute discretion of the Committee. The minimum contribution which may be made in any Plan Year by a Participant shall not be less than $5,000, provided such minimum contribution can be satisfied from any element of Compensation.

(c) Duration of Compensation Deferral Election. A Participant’s initial election to defer Compensation must be received by the Committee prior to the last day of the Initial Election Period and is to be effective with respect to Compensation received after such deferral election is processed. A Participant may increase, decrease or terminate a deferral election with respect to Compensation for any subsequent Plan Year by filing a new election on or before April 30 prior to the beginning of the next Plan Year, which election shall be effective on the first day of the next following Plan Year. In the case of an employee who becomes a Participant after the Effective Date, such Participant shall have 30 days from the date he or she has become an Eligible Person to make an initial election with respect to Compensation. Such election shall be for the remainder of the Plan Year, in the event the Plan Year has commenced.

(d) Deferral of Stock Option Gains. In accordance with the rules established by the Committee, a Designated Person may elect to defer all or any portion of Stock Option Gains attributable to non-qualified stock options and receive a credit of Stock Units. Any deferral election must occur in a time period designated by the Committee from time to time in

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accordance with the Plan. The Designated Person must attest to ownership of Stock equal in value to the total amount of the option exercise price and the Stock used for this purpose must have been held by the Designated Person for at least the period of time required by the applicable stock option plan of the Company. All such deferrals shall be invested and held only in Stock Units as provided in Section 3.2(c). A Designated Person shall be entitled to make a Stock Option Gains deferral at the time and in the form and manner determined by the Committee and communicated to the Designated Person. No Designated Person shall have the right to make a Stock Option Gains deferral unless and until notified in writing by the Committee and only to the extent provided in such notice.

(e) Deferral of Restricted Stock Grant Awards. In accordance with the rules established by the Committee, a Designated Person may elect to defer all or any portion of a Restricted Stock awarded pursuant to a Restricted Stock Award and receive a credit of Stock Units. Any such deferral election must be made in a time period designated by the Committee from time to time and in accordance with the Plan. All such deferrals shall be invested and held in Stock Units as provided in Section 3.2(c). A Designated Person shall be entitled to make a Restricted Stock deferral at the time and in the form and manner determined by the Committee and communicated to the Designated Person. No Designated Person shall have the right to make a Restricted Stock deferral unless and until notified in writing by the Committee and only to the extent provided in such notice.

Section 3.2. Investment Elections.

(a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, on a form provided by the Committee, the types of investment funds in which the Participant’s Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to that Account. In making the designation pursuant to this Section 3.2, the Participant may specify that all or any multiple of his or her Account be deemed to be invested, in whole percentage increments, in one or more of the types of investment funds provided under the Plan as communicated from time to time by the Committee. On a form provided by the Committee, a participant may change each of the investment allocations monthly while employed or after termination. Changes made by the 25th of the month will be effective the first business day of the following month. If a Participant fails to elect a type of fund under this Section 3.2, he or she shall be deemed to have elected the money market type of investment fund.

(b) Although the Participant may designate the type of investments, the Committee shall not be bound by such designation and the amounts credited to such Accounts may not actually be invested in the underlying Fund or Funds. The Accounts will be hypothetically invested in such Fund or Funds and net gains and losses associated with such Fund or Funds will be credited or debited to the Accounts, as applicable. The Committee shall select from time to time, in its sole and absolute discretion, commercially available investments of each of the types communicated by the Committee to the Participant pursuant to Section 3.2(a) above to be the Funds. The Net gains and losses of each such commercially available investment fund shall be used to determine the amount of earnings or losses to be credited to Participant’s Account under Article IV.

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(c) Deferrals of Stock Option Grants and Restricted Stock Awards. At the time Stock Option Gains are realized and Restricted Stock vests, a Participant’s Stock Unit subaccount shall be credited with the number of Stock Units equal in number to the amount of Stock Option gains and shares of Restricted Stock. Elections to defer Stock Option Gains and Restricted Stock are irrevocable.

ARTICLE IV.

DEFERRAL ACCOUNTS AND TRUST FUNDING

Section 4.1. Deferral Accounts. The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant’s Deferral Account shall be further divided into separate subaccounts (“investment fund subaccounts”), each of which corresponds to an investment fund elected by the Participant pursuant to Section 3.2(a). A Participant’s Deferral Account shall be credited as follows:

(a) On the second business day after amounts are withheld and deferred from a Participant’s Compensation, the Committee shall credit the investment fund subaccounts of the Participant’s Deferral Account with an amount equal to Compensation deferred by the Participant in accordance with the Participant’s election under Section 3.2(a); that is, the portion of the Participant’s deferred Compensation that the Participant has elected to be deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund;

(b) Each business day, each investment fund subaccount of a Participant’s Deferral Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the prior day plus contributions credited that day to the investment fund subaccount by the Net gains and losses for the corresponding fund selected by the Participant.

(c) In the event that a Participant elects for a given Plan Year’s deferral of Compensation to have a Scheduled Withdrawal Date, all amounts attributed to the deferral of Compensation for such Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and net investment gains and losses associated with such Plan Year’s deferral of Compensation.

Section 4.2. Company Contribution Account. The Company is not required to make contributions to the Plan on behalf of a Participant, but reserves the right to credit Participants’ Accounts with discretionary or matching contributions from time to time in its sole discretion. In the event that the Company elects to make a Company Discretionary Contribution Amount or a Company Matching Contribution Amount, then the Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan who receives such allocation to his or her Accounts. Each Participant’s Company Contribution Account if not designated by the Company at the time of contribution shall be further divided into separate investment fund subaccounts corresponding to the investment fund elected by the Participant pursuant to Section 3.2(a). A Participant’s Company Contribution Account shall be credited as follows:

(a) On the second business day after a Company Discretionary Contribution Amount or Company Matching Contribution Amount has been allocated, the Committee shall credit the investment fund subaccounts of the Participant’s Company Contribution Account with an amount equal to the Company Discretionary Contribution Amount, if any, applicable to that Participant, that is, the proportion of the Company Discretionary Contribution Amount, if any, or Company Matching Contribution Amount, if any, which the Participant elected to be deemed to be invested in a certain type of investment fund shall be credited to the corresponding investment fund subaccount; and

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(b) Each business day, each investment fund subaccount of a Participant’s Company Contribution Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the prior day plus contributions credited that day to the investment fund subaccount by the Net gains and losses for the corresponding Fund selected by the Participant.

Section 4.3. Trust Funding. The Company has created a Trust with the Trustee. The Company may cause the Trust to be funded each year, but only to the extent of (1) an amount equal to the amount deferred by each Participant; (2) the aggregate amount of Company Discretionary Contribution Amounts; and (3) the aggregate amount of Company Matching Contribution Amounts for the Plan Year.

Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and Beneficiaries as set forth therein, neither the Participants nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or Beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against the Company. Any assets held in the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of insolvency.

ARTICLE V.

VESTING

Section 5.1. Participant Contributions. A Participant shall at all times be 100% Vested in his or her Deferral Account.

Section 5.2. Company Contributions. In the event that the Company elects to credit the Accounts of Participants with Company discretionary or matching contributions, then the Company, in its sole discretion, shall establish a vesting schedule for the Company Contribution Account as it deems appropriate. Any Participant that terminates employment or service with the Company prior to full vesting shall irrevocably forfeit the portion not Vested and, in no event, shall the Company Contribution be distributed prior to vesting. Such forfeitures shall be retained by the Company.

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ARTICLE VI.

DISTRIBUTIONS

Section 6.1. Distribution of Deferred Compensation and Discretionary Company Contributions.

(a) Distribution Without Scheduled Withdrawal Date. In the case of a Participant who incurs a Separation from Service and has an Account balance of more than $50,000 as of the effective date of the Separation from Service, the Distributable Amount shall be paid to the Participant in substantially equal annual installments over ten (10) years commencing on the Participant’s Payment Date. An optional form of benefit may be elected by the Participant, on the form provided by the Committee, during his or her Initial Election Period from among the following:

(1) A lump sum distribution beginning on the Participant’s Payment Date.

(2) Substantially equal annual installments over five (5) years beginning on the Participant’s Payment Date.

(3) Substantially equal annual installments over fifteen (15) years beginning on the Participant’s Payment Date.

A Participant may modify the form of benefit that he or she has previously elected, provided such modification occurs at least one (1) year before the Participant terminates employment with the Company.

Notwithstanding the preceding provisions and regardless of any optional form of benefit elected by the Participant during his or her Initial Election Period, if the Participant incurs a Separation from Service and has an Account balance of $50,000 or less as of the effective of the Separation from Service, the Distributable Amount shall be paid to the Participant in a lump sum distribution on the Participant’s Payment Date.

The Participant’s Account shall continue to be credited with earnings pursuant to Article IV of the Plan until all amounts credited to his or her Accounts under the Plan have been distributed.

(b) Distribution With Scheduled Withdrawal Date. In the case of a Participant who has not incurred a Separation from Service and has elected a Scheduled Withdrawal Date for a distribution, such Participant shall receive his or her Distributable Amount, as has been elected by the Participant to be subject to the Scheduled Withdrawal Date in accordance with Section 6.1 (a) of the Plan.

(1) In the case of a Participant with an Account balance of more than $25,000 as of the Participant’s Payment Date, the Distributable Amount shall be paid, at the election of the Participant, from among the following:

(A) A lump sum distribution beginning on the Participant’s Payment Date.

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(B) Annual installments over two (2) to five (5) years beginning on the Participant’s Payment Date.

(2) A Participant’s Scheduled Withdrawal Date with respect to deferrals of Compensation, deferred in a given Plan Year can be no earlier than two years from the last day of the Plan Year for which the deferrals of Compensation, are made. A Participant may extend the Scheduled Withdrawal Date for any Plan Year, provided such extension occurs at least one year before the Scheduled Withdrawal Date and is for a period of not less than two years from the Scheduled Withdrawal Date. The Participant shall have the right to twice modify any Scheduled Withdrawal Date. In the event a Participant Separates from Service prior to a Scheduled Withdrawal Date, other than by reason of death, the portion of the Participant’s Account associated with a Scheduled Withdrawal Date, which has not occurred prior to such termination, shall be distributed in a lump sum.

(c) Distribution Due to Death or Disability. In the case of a Participant who dies either before or after the Participant incurs a Separation from Service, the Participant’s Beneficiary will receive the total undistributed balance in the Participant’s Accounts in a lump sum distribution as soon as administratively feasible following the date of death. In the case of a Participant who becomes disabled, the Participant will receive the total undistributed balance in the Participant’s Account in a lump sum distribution as soon as a determination has been made that the Participant is disabled. For purposes of determining a Participant’s disability, the determination shall be made in accordance with the Company’s long-term disability plan in effect at the time of the Participant’s claim of disability.

(d) Employment Competition - Distribution Period. If a Participant’s employment with the Company is terminated for any reason and if the Participant becomes employed or otherwise affiliated with a competitor of the Company, as determined by the Committee in its sole discretion, then the Participant’s Distributable Amount shall be distributed in a lump sum distribution as soon as administratively feasible following the termination of the Participant’s employment with the Company.

Section 6.2. Early Non-Scheduled Distributions. A Participant shall be permitted to elect an Early Distribution from his or her Account prior to the Payment Date, subject to the following restrictions:

(a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

(b) The amount of the Early Distribution shall not exceed 90% of his Vested Account balance.

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(c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

(d) If a Participant requests an Early Distribution of his or her entire Vested Account, the remaining balance of his or her Account (10% of the Account) shall be permanently forfeited and the Company shall have no obligation to the Participant or his Beneficiary with respect to such forfeited amount. If a Participant receives an Early Distribution of less than his or her entire Vested Account, such Participant shall forfeit 10% of the gross amount to be distributed from the Participant’s Account and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount. Any amounts forfeited under this subsection shall revert to the Company.

(e) If a Participant receives an Early Distribution of either all or a part of his or her Account, the Participant will be ineligible to make deferrals of Compensation into the Plan or receive allocations of Company Discretionary Contribution Amounts or Company Matching Contribution Amounts under the Plan for the balance of the Plan Year and the following Plan Year. All distributions shall be made on a pro rata basis from among a Participant’s Accounts.

Section 6.3. Hardship Distribution. A Participant shall be permitted to elect a Hardship Distribution from his or her Vested Accounts prior to the Payment Date, subject to the following restrictions:

(a) The election to take a Hardship Distribution shall be made by filing a form provided by and filed with Committee prior to the end of any calendar month.

(b) The Committee shall have made a determination that the requested distribution constitutes a Hardship Distribution in accordance with Section 1.2(t) of the Plan.

(c) The amount determined by the Committee as a Hardship Distribution shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Hardship Distribution election is made and approved by the Committee.

(d) If a Participant receives a Hardship Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and the following Plan Year.

Section 6.4. Domestic Relations Orders. Upon receipt of an enforceable domestic relations order from a court of competent jurisdiction, the Plan shall make an assignment and distribution from the Participant’s Account in accordance with such order. However, in no event shall an assignment under this Section 6.4 result in the establishment of an account for the benefit or in the name of any alternate Payee named in the order.

Section 6.5. Distribution Upon Adverse Finding by the Internal Revenue Service. If the Internal Revenue Service asserts that amounts deferred by a Participant pursuant to this Plan are taxable to the Participant for Federal income taxes before distribution, the Committee shall cause to be distributed to the Participant from his or her Account an amount equal to all taxes, interest and penalties owed by the Participant as a result from such inclusion in taxable income.

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Section 6.6. Inability to Locate Participant. In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the Participant’s Deferral Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.

ARTICLE VII.

ADMINISTRATION

Section 7.1. Committee. A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

Section 7.2. Committee Action. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

Section 7.3. Powers and Duties of the Committee.

(a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(1) To select the Funds in accordance with Section 3.2(b) hereof;

(2) To construe and interpret the terms and provisions of this Plan;

(3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

(4) To maintain all records that may be necessary for the administration of the Plan;

(5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

Grandfathered Plan – Do Not Amend

(6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

(7) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

(8) To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue the Policies.

Section 7.4. Construction and Interpretation. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

Section 7.5. Information. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

Section 7.6. Compensation. Expenses and Indemnity.

(a) The members of the Committee shall serve without compensation for their services hereunder.

(b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

(c) To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

Section 7.7. Quarterly Statements. Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant’s Accounts on a quarterly basis.

Grandfathered Plan – Do Not Amend

Section 7.8. Disputes.

(a) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as “Claimant”) must file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to , the Chairman of the Committee at its then principal place of business.

(b) Claim Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for special circumstances.

If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of this Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).

(c) Request For Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing a review of the initial denial. Such request must be addressed to the Chair of the Committee, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Committee’s determination.

(d) Review of Decision. Within sixty (60) days after the Committee’s receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1. Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and

Grandfathered Plan – Do Not Amend

all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA and the Plan will be interpreted to effectuate this result.

Section 8.2. Restriction Against Assignment. Except as otherwise provided in Section 6.4, regarding domestic relations orders, the Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant’s Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

Section 8.3. Payments on Behalf of Persons Under Incapacity.

Section 8.4. Withholding. There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

Section 8.5. Amendment, Modification, Suspension or Termination. The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant’s Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

Section 8.6. Receipt or Release. Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable

Grandfathered Plan – Do Not Amend

to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

Section 8.7. Limitation of Rights and Employment Relationship. Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company or the trustee of the Trust except as provided in the Plan and Trust; and in no event shall the terms of employment of any employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

BENEFITS COMMITTEE

/s/ Darlene Whaley	12/11/08
Darlene Whaley	Date

/s/ Daniel P. Florin	12/15/08
Daniel P. Florin	Date

/s/ Bradley J. Tandy	12/15/08
Bradley J. Tandy	Date

/s/ Greg Sasso	12/15/08
Greg Sasso	Date

/s/ Steve Schiess	12/19/08
Steve Schiess	Date

Grandfathered Plan – Do Not Amend

Exhibit 10.2

BIOMET, INC.

DEFERRED COMPENSATION PLAN

(POST-409A PLAN)

Effective as of January 1, 2005

(For Contributions Received After December 31, 2004)

- i -

- ii -

BIOMET, INC.

DEFERRED COMPENSATION PLAN

(POST-409A PLAN)

PREAMBLE

1. The Company desires to establish the Biomet, Inc. Deferred Compensation Plan, effective as of January 1, 2005. The purpose of the Plan is to provide a select group of key management and highly compensated employees and the members of the Biomet, Inc. Board of Directors an opportunity, in accordance with the terms and conditions set forth herein, to defer the receipt of compensation. By offering this Plan, the Company intends to build management loyalty and its business; provide a tax deferral alternative; permit deferral of amounts beyond the limits of its qualified plans; and further enhance existing benefit plans. Notwithstanding any provision in the Plan to the contrary, this Plan supersedes and replaces the Biomet, Inc. Deferred Compensation Plan that was effective as of December 1, 2003 (“Prior Plan”) with respect to deferrals and Company contributions made on or after January 1, 2005, and is intended to comply with the requirements of Code Section 409A. This Plan shall not apply to, replace or supersede the Prior Plan with respect to any amounts that were deferred and Vested under the Prior Plan on or before December 31, 2004 and the Prior Plan shall continue in full force and effect with respect to such amounts.

2. The Plan is an unfunded benefit plan within the meaning of ERISA Sections 201, 301 and 401 and the Code. Benefits payable under the Plan with respect to a participant or beneficiary shall be paid from the general assets of the Company. To assist the Company in meeting its obligations under the Plan, the Company has established a trust. The right of a participant or beneficiary to receive payment under the Plan is merely a contractual right to payment from the Company and the Plan does not give participants or beneficiaries any interest in, or right to, any of the assets of any affiliated employer other than as a general creditor of his employer.

3. Participation in the Plan is voluntary. A Participant may elect to defer a portion of his or her Compensation/Performance Bonus under the Plan and, at all times, shall be 100% Vested in amounts credited to his or her Deferral Account. Under this Plan, the Company has no obligations to make employer contributions to the Plan, however, the Company shall retain the right to make discretionary allocations to the Account of Participants at the times and in the amounts designated by the Company in its sole discretion.

ARTICLE I.

DEFINITIONS AND CONSTRUCTION

Section 1.1. Definitions. Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

(a) “Account” or “Accounts” shall mean all of such accounts as are specifically authorized for inclusion in this Plan.

(b) “Base Salary” shall mean that portion of a Participant’s Compensation that is his or her annual base salary, excluding bonuses, Performance Bonuses, Commissions, incentive and all other remuneration for services rendered to the Company.

(c) “Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. No designation of a Beneficiary other than the Participant’s spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant’s death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person’s living parent(s) to act as custodian, (b) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by the Company pursuant to any unrevoked Beneficiary designation, or to the Participant’s estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of the Company.

(d) “Board of Directors” or “Board” shall mean the Board of Directors of Biomet, Inc.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Benefits Committee appointed by the President of the Company in accordance with Article VII.

(g) “Company” shall mean Biomet, Inc. and any subsidiary or affiliate of Biomet, Inc. designated as eligible by the Committee to participate in the Plan, and any successor thereto that adopts this Plan.

(h) “Company Contribution Account” shall mean the bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to the Company Discretionary Contribution Amount, if any, and the Company Matching Contribution Amount, if any, and net earnings and losses on such amounts pursuant to Section 4.2.

(i) “Company Discretionary Contribution Amount” shall mean such discretionary amount, if any, credited by the Company to a Participant’s Company Contribution Account for a Plan Year. Such amount to be credited may differ from Participant to Participant both in amount, including no amount, and as a percentage of Compensation and/or Performance Bonus.

(j) “Company Matching Contribution Amount” shall mean such amount, if any, credited by the Company to each Participant’s Company Contribution Account for a Plan Year. Such amount to be credited may differ from Participant to Participant both in amount, including no amount, and as a percentage of Compensation and/or Performance Bonus.

(k) “Compensation” means, (i) with respect to a Participant who is an employee of the Company for a Plan Year, the Participant’s wages for federal income tax purposes for such year, including, Base Salary, bonuses (other than Performance Bonuses), incentive compensation and commissions, increased by amounts that would have been included in the Participant’s wages for the year, but for the Participant’s election pursuant to Code Section 125 or 401(k) or this Plan; (ii) with respect to a Participant who is a Director, the amount of cash paid to the Director, including, but not limited to, Board of Directors fees, committee fees, and such other amounts paid for services as a Director, or (iii) any other type of compensation or remuneration determined by the Committee to be eligible for deferral under the Plan. Amounts distributed from a Participant’s Accounts in any Plan Year shall not be considered Compensation again in the year of distribution.

(l) “Deferral Account” shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant’s Compensation and/or Performance Bonus that he or she elects to defer, and (2) net earnings and losses attributable to such Account pursuant to Section 4.1.

(m) “Director” shall mean any member of the Board of Directors of the Company who is not also an officer or employee of the Company.

(n) “Disability” shall mean the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan maintained by the Company or a Participating Subsidiary for employees, within the meaning of Code Section 409A(a)(2)(C) and Treasury regulation § 1.409A-3(i)(4).

(o) “Distributable Amount” shall mean the Vested balance in the Participant’s Deferral Account and Company Contribution Account.

(p) “Distribution Event” shall mean the earliest to occur of (i) the Participant’s Separation from Service, (ii) the Participant’s Scheduled Withdrawal Date, (iii) the Participant’s Disability, (iv) approval of Hardship Distribution, or (v) the Participant’s death.

(q) “Effective Date” shall be January 1, 2005.

(r) “Eligible Person” shall mean (i) any common law employee of the Company or a Participating Subsidiary that the Committee designates as a key management and/or highly compensated employee of the Company or a Participating Subsidiary and eligible to participate in the Plan, and (ii) any Director.

(s) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(t) “Fund” or “Funds” shall mean one or more of the investment funds selected by the Committee pursuant to Section 3.2(b).

(u) “Hardship Distribution” shall mean a distribution due to an “Unforeseeable Emergency” within the meaning given to that term under Code Section 409A and Treasury regulation § 409A-3(i)(3). In general “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her Dependent (as defined in Code Section 152(a)), loss of a Participant’s property due to casualty, or other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that would constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, a Hardship Distribution may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.

(v) “Initial Election Period” shall mean the 30-day period (or such longer period elected by the Committee) immediately preceding the Plan Year beginning after the date on which an individual first becomes an Eligible Person.

(w) “Participant” shall mean any Eligible Person who becomes a Participant in this Plan in accordance with Article II.

(x) “Participating Subsidiary” shall mean a subsidiary of Biomet, Inc. which the Committee has designated as such and whose employees are eligible to participate in the Plan; provided that such employee is an Eligible Person.

(y) “Payment Date” shall be the February 1 of the Plan Year following the Participant’s Distribution Event; provided, however, for Plan Years beginning after December 31, 2005, the “Payment Date” shall be the July 1 of the Plan Year following the Participant’s Distribution Event. Notwithstanding the preceding provisions, with respect to Distribution Events first occurring after December 31, 2007, the “Payment Date” shall be a date within the 30-day period immediately following the end of the month in which the Distribution Event occurs.

(z) “Performance Bonus” shall mean any bonus intended to qualify as “performance-based compensation” under Code Section 409A and Treasury regulation § 1.409A-1(e) and for which the Eligible Person must be employed on the last day of the 12-month performance period to be entitled to receive the Performance Bonus. Amounts distributed from a Participant’s Accounts in any Plan Year shall not be considered a Performance Bonus again in the year of distribution.

(aa) “Plan” shall be the Biomet, Inc. Deferred Compensation Plan (Post-409A Plan), as amended from time to time.

(bb) “Plan Year” shall be June 1 through May 31 (the Company’s Fiscal Year); provided, however, that the first Plan Year shall be the short year beginning January 1, 2005 and ending on May 31, 2005; provided, further, however, that effective as of January 1, 2006, the Plan Year shall be the calendar year.

(cc) “Separation from Service” shall mean a “separation from service” within the meaning of Code Section 409A(2)(A)(i) and Treasury regulation § 1.409A-1(h) and shall mean, (i) with respect to a Participant who is an employee of the Company, the complete termination of the employment relationship between the Participant and the Company and/or all affiliated employers within the meaning of Code Sections 414(b), or (c), for any reason other than death, and (ii) with respect to a Director who is not also an employee of the Company, the complete cessation of membership on the Board and/or the boards of all affiliated employers within the meaning of Code Sections 414(b), or (c), in which he or she serves for any reason other than death.

(dd) “Scheduled Withdrawal Payment Date” shall mean the date elected by the Participant for payment of amounts from his Accounts that will be deferred in a given Plan Year, and earnings and losses attributable thereto, to be made or to begin to be made as set forth on the Participant’s election form for such Plan Year. A Participant’s Scheduled Withdrawal Date can be no earlier than two years from the last day of the Plan Year for which the applicable deferrals of Compensation and/or Performance Bonus are made.

(ee) “Specified Employee” shall mean an individual who, at the time of his Separation from Service, is a “specified employee” within the meaning of Code Section 409A(2)(B)(i) and Treasury regulation § 1.409A-1(i). Effective for Plan Years beginning on or after January 1, 2008, for purposes of the preceding sentence, the “specified employee identification date” shall be December 31 (of the prior Plan Year) and the “specified employee effective date” shall be the following April 1.

(ff) “Trust” shall mean any trust established by the Company to hold assets of the Plan.

(gg) “Trustee” shall mean any trustee appointed by the Committee.

(hh) “Vested” means, with respect to an Account, that portion of the Participant’s interest in his or her Account that is nonforfeitable, as determined under Article V.

Section 1.2. Rules of Construction.

(a) The Plan is intended to comply with (i) Code Section 409A and (ii) the applicable provisions of ERISA, and it shall be interpreted and administered in accordance with such intent. Except as provided in the preceding sentence or as otherwise expressly provided herein, the Plan shall be construed, enforced, and administered, and the validity thereof determined, in accordance with the internal laws of the State of Indiana without regard to conflict of law principles, and the following provisions of this Section.

(b) Words used in the masculine gender shall be construed to include the feminine gender where appropriate, and vice versa.

(c) Words used in the singular shall be construed to include the plural where appropriate, and vice versa.

(d) The headings and subheadings in the Plan are inserted for the convenience of reference only and are not to be considered in the construction of any provision of the Plan.

ARTICLE II.

PARTICIPATION

Section 2.1. Determination of Eligible Person. The Committee shall, from time to time, determine which persons are Eligible Persons under the Plan. An Eligible Person shall become a Participant only after completing such forms and making such elections as the Committee may prescribe, including an agreement to be bound by the terms of the Plan and all determinations of the Committee.

Section 2.2. Enrollment. An Eligible Person shall become a Participant in the Plan by electing to make deferrals in accordance with Section 3.1, in accordance with such procedures as may be established from time to time by the Committee. An individual who, at any time, ceases to be an Eligible Person, as determined in the sole discretion of the Committee, other than an Eligible Person who (i) becomes employed by a related company of the Company, which is not a Participating Subsidiary or (ii) is transferred to an international assignment, shall continue to be eligible to make deferrals until the end of the Plan Year in which the employee ceases to be an Eligible Person, and no future deferrals will be allowed until such time as the individual again becomes an Eligible Person. In such case, the individual may remain a Participant in the Plan with respect to amounts already deferred. A Participant shall remain a Participant until all amounts to which he or she is entitled under the Plan have been paid.

Section 2.3. Transferred Employees. An Eligible Person who (i) becomes employed by a related company of the Company, which is not a Participating Subsidiary or (ii) is transferred to an international assignment, shall not be eligible to make any further deferrals under the Plan, however, such individual shall remain a Participant in the Plan with respect to amounts already deferred. Any deferrals for the current Plan Year shall terminate as of the date of transfer.

Section 2.4. Amendment of Eligibility Criteria. The Committee may, in its discretion, change the criteria for eligibility to comply with all applicable laws relating to salary grade and compensation levels; provided, however, that no change in the criteria for eligibility of any officer of the Company shall be effected unless such changes are (i) within parameters established by the Compensation Committee of the Board of Directors of the Company, or (ii) approved by the Compensation Committee of the Board of Directors of the Company.

ARTICLE III.

DEFERRAL ELECTIONS

Section 3.1. Elections to Defer Compensation/Performance Bonuses.

(a) Initial Election Period. Subject to the provisions of Article II, each Participant may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

(b) Deferral of Compensation - General Rule. The amount of Compensation which a Participant may elect to defer is such Compensation earned on or after the time at which the Participant elects to defer in accordance with Section 3.1(a). A Participant may defer up to 100% of his or her Compensation provided that the total amount deferred by the Participant shall be limited in any calendar year, if necessary, to satisfy Social Security Tax (including Medicare), income tax and employee benefit plan withholding requirements, each as applicable, as determined in the sole and absolute discretion of the Committee. The Committee may establish certain minimum contribution amounts from time to time with respect to particular Plan Years.

(c) Duration of Compensation Deferral Election. A Participant’s initial election to defer Compensation must be received by the Committee prior to the last day of the Participant’s Initial Election Period and is to be effective with respect to Compensation received after such deferral election is processed. A Participant’s deferral election shall continue in effect for each subsequent Plan Year until he makes a new deferral election. A Participant may increase, decrease or terminate a deferral election with respect to Compensation for any subsequent Plan Year by filing a new election on or before December 31 prior to the beginning of the next Plan Year, which election shall be effective on the first day of the next following Plan Year. Such election shall be for the remainder of the Plan Year, in the event the Plan Year has commenced.

(d) Deferral of Performance Bonuses - Special Rule. Notwithstanding the preceding provisions of this Section, a Participant may elect to defer up to 100% of his or her Performance Bonus in accordance with the special rules applicable to performance-based compensation under Code Section 409A. Any such election with respect to the performance period for the Performance Bonus must be received by the Committee not later than six (6) months before the end of such performance period. Any such election shall become irrevocable six (6) months before the end of such performance period. Any election made under this Subsection (d) shall be effective only for the performance period to which it relates.

Section 3.2. Elections as to Timing and Form of Payment of Benefits.

(a) Election of Scheduled Withdrawal Date. At the time a Participant makes a deferral election (which election must be made not later than December 31 of the year immediately preceding the year in which the deferrals will be made), he or she shall also elect his Scheduled Withdrawal Date for the payment of the Participant’s Accounts attributable to those deferrals. The Participant shall communicate this timing decision by submitting an applicable form to the Committee.

(b) Election of Form of Payment. At the time a Participant makes a deferral election (which election must be made not later than December 31 of the year immediately preceding the year in which the deferrals will be made), he shall also choose the form of the distribution for those deferrals, as described in Section 3.2(c). The Participant shall communicate this form of payment decision by submitting an applicable form to the Committee.

(c) Forms of Payment. A Participant may choose either (i) a lump sum payment on the Participant’s Payment Date, or (ii) equal annual installments payments over a period of five (5), ten (10) or fifteen (15) years as the form of distribution. If all or any portion of an Account is payable in installments, the first installment shall be paid as of the Participant’s Payment Date, and remaining installments shall be paid on each of the next following anniversaries of such date. Each installment shall consist of a percentage of the Account, which shall be equal to (i) one, divided by (ii) one plus the number of installments remaining after the installment for which the calculation is being made. If the Participant does not elect a form of payment pursuant to this Section, he shall be deemed to have elected a lump sum.

(d) 2007 Transition Election. Notwithstanding any contrary Plan provisions and consistent with IRS Notice 2006-79, during the 2007 Plan Year only, Participants may make an election as to the timing and form of payment from his or her Accounts under the Plan, provided, however, the new election may apply only to amounts that would not otherwise be payable in 2007 and may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007. To be effective, such election must be on the applicable form and filed with the Committee. In no event may a Participant make such election under this Subsection (d) after December 31, 2007.

Section 3.3. Subsequent Elections Regarding Timing and Form of Payment.

(a) Except as provided in this Section or in Article VI of this Plan, a Participant may not revoke or revise his prior election as to the timing and form of the payment under this Plan. Except as provided in this Section or in Article VI of this Plan, any subsequent election having the effect of acceleration of payments shall not be permitted under this Plan.

(b) A subsequent change in an election as to either the timing or form of payments shall be permitted only in accordance with the following restrictions:

(i) A change in timing or form of payment shall not be effective until at least twelve (12) months after the date on which the subsequent election is made;

(ii) Except in the case of an election relating to a payment on account of death or a Hardship Distribution, the Scheduled Withdrawal Date elected on the subsequent election must be a date that is not less than five (5) years later than the date such payment would otherwise have been made; and

(iii) The subsequent election may not be made less than twelve (12) months before the Scheduled Withdrawal Date on the initial deferral election.

Section 3.4. Investment Elections.

(a) At the time of making the deferral elections described in this Article III, the Participant shall designate, on a form provided by the Committee, the types of Funds in which the Participant’s Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to that Account. In making the designation pursuant to this Section 3.4, the Participant may specify that all or any multiple of his or her Account be deemed to be invested, in whole percentage increments, in one or more of the types of Funds provided under the Plan as communicated from time to time by the Committee. On a form provided by the Committee, a Participant may change each of the investment allocations monthly. Changes made by the 25th of the month will be effective the first business day of the following month. If a Participant fails to elect a type of Fund under this Section 3.4, he or she shall be deemed to have elected the money market type of Fund.

(b) Although the Participant may designate the type of investments, the Committee shall not be bound by such designation and the amounts credited to such Accounts may not actually be invested in the underlying Fund or Funds. The Accounts will be hypothetically invested in such Fund or Funds and net gains and losses associated with such Fund or Funds will be credited or debited to the Accounts, as applicable. The Committee shall select from time to time, in its sole and absolute discretion, commercially available investments of each of the types communicated by the Committee to the Participant pursuant to Section 3.4(a) above to be the Funds. The net gains and losses of each such commercially available investment fund shall be used to determine the amount of earnings or losses to be credited to Participant’s Account under Article IV.

ARTICLE IV.

DEFERRAL ACCOUNTS AND TRUST FUNDING

Section 4.1. Deferral Accounts. The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant’s Deferral Account shall be further divided into separate subaccounts (“investment fund subaccounts”), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.2(a). A Participant’s Deferral Account shall be credited as follows:

(a) On the second business day after amounts are withheld and deferred from a Participant’s Compensation/Performance Bonus, the Committee shall credit the investment fund subaccounts of the Participant’s Deferral Account with an amount equal to Compensation/Performance Bonus deferred by the Participant in accordance with the Participant’s election under Section 3.2(a); that is, the portion of the Participant’s deferred Compensation/Performance Bonus that the Participant has elected to be deemed to be invested in a certain type of Fund shall be credited to the investment fund subaccount corresponding to that Fund;

(b) Each business day, each investment fund subaccount of a Participant’s Deferral Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the prior day plus contributions credited that day to the investment fund subaccount by the net gains and losses for the corresponding Fund selected by the Participant.

(c) All amounts attributed to the deferral of Compensation/Performance Bonus for each Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation/Performance Bonus and net investment gains and losses associated with such Plan Year’s deferral of Compensation/Performance Bonus.

Section 4.2. Company Contribution Account. The Company is not required to make contributions to the Plan on behalf of a Participant, but reserves the right to credit Participants’ Accounts with discretionary or matching contributions from time to time in its sole discretion. In the event that the Company elects to make a Company Discretionary Contribution Amount or a Company Matching Contribution Amount, then the Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan who receives such allocation to his or her Accounts. Each Participant’s Company Contribution Account if not designated by the Company at the time of contribution shall be further divided into separate investment fund subaccounts corresponding to the Fund(s) elected by the Participant pursuant to Section 3.2(a). A Participant’s Company Contribution Account shall be credited as follows:

(a) On the second business day after a Company Discretionary Contribution Amount or Company Matching Contribution Amount has been allocated, the Committee shall credit the investment fund subaccounts of the Participant’s Company Contribution Account with an amount equal to the Company Discretionary Contribution Amount, if any, applicable to that Participant, that is, the proportion of the Company Discretionary Contribution Amount, if any, or Company Matching Contribution Amount, if any, which the Participant elected to be deemed to be invested in a certain type of Fund shall be credited to the corresponding investment fund subaccount; and

(b) Each business day, each investment fund subaccount of a Participant’s Company Contribution Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the prior day plus contributions credited that day to the investment fund subaccount by the net gains and losses for the corresponding Fund selected by the Participant.

Section 4.3. Trust Funding. The Company may establish a Trust with the Trustee. The Company may cause the Trust to be funded each year, but only to the extent of (1) an amount equal to the amount deferred by each Participant; (2) the aggregate amount of Company Discretionary Contribution Amounts; and (3) the aggregate amount of Company Matching Contribution Amounts for the Plan Year.

Although the principal of the Trust, if formed, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and Beneficiaries as set forth therein, neither the Participants nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust, if formed, prior to the time such assets are paid to the Participants or Beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against the Company. Any assets held in the Trust, if formed, will be subject to the claims of Company’s general creditors under federal and state law in the event of insolvency.

ARTICLE V.

VESTING

Section 5.1. Participant Contributions. A Participant shall at all times be 100% Vested in his or her Deferral Account.

Section 5.2. Company Contributions. In the event that the Company elects to credit the Accounts of Participants with Company discretionary or matching contributions, then the Company, in its sole discretion, shall establish a vesting schedule for the Company Contribution Account as it deems appropriate. Any Participant that Separates from Service with the Company prior to full vesting shall irrevocably forfeit the portion not Vested and, in no event, shall the Company Contribution be distributed prior to vesting. Such forfeitures shall be retained by the Company.

ARTICLE VI.

DISTRIBUTIONS

Section 6.1. Distribution of Deferred Compensation/Performance Bonus and Discretionary Company Contributions.

(a) Distribution Due to Separation from Service or Scheduled Withdrawal Date of Small Accounts. Subject to Section 6.6, in the case of a Participant who incurs a Distribution Event due to Separation from Service or Scheduled Withdrawal Date and has an Account balance of less than $10,000.00, the Distributable Amount shall be paid to the Participant in a lump sum distribution on the Participant’s Payment Date; provided, however, that no such acceleration shall be permitted under this Section to the extent that (i) such payment would not otherwise result in the complete liquidation of the entirety of the Participant’s interest under the Plan, including all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury regulation section 1.409A-1(c)(2), and (ii) the sum of all such payments would exceed $10,000.00.

(b) Distribution Due to Separation from Service or Scheduled Withdrawal Date of all other Accounts. Subject to Section 6.6, in the case of a Participant who incurs a Distribution Event due to Separation from Service or Scheduled Withdrawal Date and has an Account balance, including amounts deferred under all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury regulation section 1.409A-1(c)(2), of more than $10,000.00, such Participant shall receive, or shall begin to receive if payable in installments, his or her Distributable Amount, in the form elected by the Participant as of his Payment Date.

(c) Distribution Due to Death. In the case of a Participant who dies before his Accounts have been distributed in full, the Participant’s Beneficiary will receive the total undistributed balance in the Participant’s Accounts in a lump sum distribution as soon as administratively feasible following the date of death.

(d) Distribution Due to Disability. In the case of a Participant who incurs a Distribution Event due to Disability, the Participant will receive the total undistributed balance in the Participant’s Account in a lump sum distribution as soon as administratively feasible following the date a determination has been made by the Committee that the Participant has incurred a Disability. For purposes of determining a Participant’s Disability, the determination shall be made in accordance with the Company’s long-term disability plan in effect at the time of the Participant’s claim of Disability, provided the definition of disability applied under such Disability Plan complies with this Plan’s definition of Disability.

(e) Earnings. A Participant’s Account shall continue to be credited with earnings pursuant to Article IV of the Plan until all amounts credited to his or her Accounts under the Plan have been distributed.

Section 6.2. Hardship Distribution. A Participant shall be permitted to elect a Hardship Distribution from his or her Vested Accounts prior to his or her Payment Date, subject to the following restrictions:

(a) The election to take a Hardship Distribution shall be made by filing a form provided by and filed with Committee prior to the end of any calendar month.

(b) The Committee shall have made a determination that the requested distribution constitutes a Hardship Distribution in accordance with Section 1.1(u) of the Plan.

(c) The amount determined by the Committee as a Hardship Distribution shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Hardship Distribution election is made and approved by the Committee.

(d) If a Participant receives a Hardship Distribution, the Participant will be ineligible to defer Compensation/Performance Bonus under the Plan for the balance of the Plan Year and the following Plan Year.

Section 6.3. Domestic Relations Orders. Upon receipt of an enforceable domestic relations order from a court of competent jurisdiction, the Plan shall make an assignment and distribution from the Participant’s Account in accordance with such order. However, in no event shall an assignment under this Section 6.3 result in the establishment of an account for the benefit or in the name of any alternate Payee named in the order.

Section 6.4. Distribution Upon Adverse Finding by the Internal Revenue Service. If the Internal Revenue Service asserts that amounts deferred by a Participant pursuant to this Plan are included in the Participant’s income for Federal income taxes before distribution, the Committee shall cause to be distributed to the Participant from his or her Account an amount equal to all taxes, interest and penalties owed by the Participant as a result of such inclusion in taxable income.

Section 6.5. Inability to Locate Participant. In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the Participant’s Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.

Section 6.6. Delay in Payment for Specified Employees. Notwithstanding any provisions in the Plan to the contrary, to the extent that the service recipient has any stock which is publicly traded on an established securities market or otherwise and, if a Participant who is a Specified Employee Separates from Service for any reason other than death, distribution of the Participant’s Accounts shall not commence earlier than six months after the date of his Separation from Service. Payments delayed by the preceding sentence shall be accumulated and paid on the earliest administratively feasible date permitted by such sentence.

ARTICLE VII.

ADMINISTRATION

Section 7.1. Committee. The Committee is the Company’s Benefits Committee, which has members that are appointed by, and serve at the pleasure of, the President of the Company. The number of members comprising the Committee shall be determined by the President, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the President. The President may remove any member by delivering a written notice of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the President.

Section 7.2. Committee Action. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. Any member or members of the Committee may execute any certificate or other written direction on behalf of the Committee.

Section 7.3. Powers and Duties of the Committee.

(a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(1) To select the Funds in accordance with Section 3.2(b) hereof;

(2) To construe and interpret the terms and provisions of this Plan;

(3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

(4) To maintain all records that may be necessary for the administration of the Plan;

(5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

(6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

(7) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

(8) To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue the Policies.

Section 7.4. Construction and Interpretation. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

Section 7.5. Information. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation/Performance Bonus of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

Section 7.6. Compensation, Expenses and Indemnity.

(a) The members of the Committee shall serve without compensation for their services hereunder.

(b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

(c) To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

Section 7.7. Quarterly Statements. Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant’s Accounts on a quarterly basis (electronically or otherwise).

Section 7.8. Disputes.

(a) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as “Claimant”) must file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to the Committee at its then principal place of business.

(b) Claim Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for special circumstances.

If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of this Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).

(c) Request For Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing a review of the initial denial. Such request must be addressed to the Committee, at its then principal place of business.

The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Committee’s determination.

(d) Review of Decision. Within sixty (60) days after the Committee’s receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1. Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA and the Plan will be interpreted to effectuate this result.

Section 8.2. Restriction Against Assignment. Except as otherwise provided in Section 6.3, regarding domestic relations orders, the Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant’s Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

Section 8.3. Withholding. There shall be deducted from each payment made under the Plan or any other Compensation/Performance Bonus payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

Section 8.4. Amendment, Modification, Suspension or Termination. The Committee may amend or terminate the Plan at any time, in whole or in part, except that no such amendment or termination shall operate (i) to reduce or deprive a Participant or Beneficiary of any benefit accrued at the time of such amendment, (ii) to result in an acceleration of the distribution of benefits under the Plan (due to a termination of the Plan or any other reason), unless such acceleration complies with Code Section 409A and the applicable regulations thereunder, (iii) to cause any other violation of Code Section 409A or the guidance thereunder, or (iv) to affect the Company’s obligations for payment of such vested benefit as set forth herein. Notwithstanding anything in the Plan to the contrary or any election of a Participant to the contrary, in the event that the Company shall terminate the Plan and all other agreements, methods, programs, and other arrangements sponsored by the Company with respect to which deferrals of compensation are treated as having been deferred under a single plan with this Plan under Treasury regulation section 1.409A-1(c)(2), the Company shall have the discretion to accelerate the time of payment under the Plan, provided that no payments occur within twelve (12) months of the termination of such plans or agreements (other than payments that would be payable under the plans or agreements absent such termination), all payments are made within twenty-four (24) months of termination of the plans or agreements, and for three (3) years following the date of termination of this Plan the Company does not adopt a new plan or agreement that would be aggregated with this Plan if the same participants participated in the new plan or agreement.

Section 8.5. Receipt or Release. Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

Section 8.6. Limitation of Rights and Employment Relationship. Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company or the trustee of the Trust except as provided in the Plan and Trust; and in no event shall the terms of employment of any employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

BIOMET, INC. BENEFITS COMMITTEE

/s/ Bradley J. Tandy
Bradley J. Tandy

/s/ Daniel P. Florin
Daniel P. Florin

/s/ Darlene Whaley
Darlene Whaley

1/28/2008

Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made this 31st day of December 2008 between BIOMET, INC., an Indiana corporation (“Biomet”), and Jeffrey R. Binder (“Executive”). All capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement (defined below), unless otherwise defined herein.

WHEREAS, Biomet and Executive entered into that certain Employment Agreement dated as of June 11, 2008 (the “Employment Agreement”); and

WHEREAS, Biomet and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biomet and Executive hereby agree as follows:

1. Section 5(d): Reimbursement for Weekly Travel Expenses. Section 5(d) of the Employment Agreement is hereby amended to insert the following sentence following the third sentence thereof:

“Any gross-up payment required to be paid by the Company under this Section 5(d) shall be paid by the Company to the Executive as soon as administratively practicable following the Company’s receipt of a detailed accounting of (i) any such excess income imputed to the Executive as described in the preceding sentence and (ii) the taxes payable by the Executive as a result thereof, but in no event later than the last day of the calendar year immediately following the calendar year in which the Executive first remits the taxes to which the gross-up payment relates.”

2. Section 9(e): Termination by the Company Other Than For Cause, Death or Disability, or by the Executive for Good Reason, Following a Change of Control. Section 9(e)(i) of the Employment Agreement is hereby amended to delete the final sentence of Section 9(e)(i) in its entirety and replace it with the following:

“The total amount of the Change of Control Severance Benefit will be paid: (1) if the Change in Control constitutes a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in a lump sum as soon as administratively practicable (but in no event later than 30 days) following the Date of Termination or (2) if the Change of Control does not constitute a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in equal, ratable installments in accordance with the Company’s regular payroll policies over the course of the Non-Compete Period.”

3. Miscellaneous. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Employment Agreement on the date first set forth above.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Jeffrey R. Binder
Name:	Jeffrey R. Binder

Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made this 31st day of December 2008 between BIOMET, INC., an Indiana corporation (“Biomet”), and Daniel P. Florin (“Executive”). All capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement (defined below), unless otherwise defined herein.

WHEREAS, Biomet and Executive entered into that certain Employment Agreement dated as of February 28, 2008 (the “Employment Agreement”); and

WHEREAS, Biomet and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biomet and Executive hereby agree as follows:

1. Section 9(e): Termination by the Company Other Than For Cause, Death or Disability, or by the Executive for Good Reason, Following a Change of Control. Section 9(e)(i) of the Employment Agreement is hereby amended to delete the final sentence of Section 9(e)(i) in its entirety and replace it with the following:

“The total amount of the Change of Control Severance Benefit will be paid: (1) if the Change in Control constitutes a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in a lump sum as soon as administratively practicable (but in no event later than 30 days) following the Date of Termination or (2) if the Change of Control does not constitute a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in equal, ratable installments in accordance with the Company’s regular payroll policies over the course of the Non-Compete Period.”

2. Miscellaneous. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Employment Agreement on the date first set forth above.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Daniel P. Florin
Name:	Daniel P. Florin

Exhibit 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made this 31st day of December 2008 between BIOMET, INC., an Indiana corporation (“Biomet”), and Glen A. Kashuba (“Executive”). All capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement (defined below), unless otherwise defined herein.

WHEREAS, Biomet and Executive entered into that certain Employment Agreement dated as of February 28, 2008 (the “Employment Agreement”); and

WHEREAS, Biomet and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biomet and Executive hereby agree as follows:

1. Section 9(e): Termination by the Company Other Than For Cause, Death or Disability, or by the Executive for Good Reason, Following a Change of Control. Section 9(e)(i) of the Employment Agreement is hereby amended to delete the final sentence of Section 9(e)(i) in its entirety and replace it with the following:

“The total amount of the Change of Control Severance Benefit will be paid: (1) if the Change in Control constitutes a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in a lump sum as soon as administratively practicable (but in no event later than 30 days) following the Date of Termination or (2) if the Change of Control does not constitute a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in equal, ratable installments in accordance with the Company’s regular payroll policies over the course of the Non-Compete Period.”

2. Miscellaneous. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Employment Agreement on the date first set forth above.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Glen A. Kashuba
Name:	Glen A. Kashuba

Exhibit 10.6

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made this 31st day of December 2008 between BIOMET, INC., an Indiana corporation (“Biomet”), and Steven F. Schiess (“Executive”). All capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement (defined below), unless otherwise defined herein.

WHEREAS, Biomet and Executive entered into that certain Employment Agreement dated as of February 28, 2008 (the “Employment Agreement”); and

WHEREAS, Biomet and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biomet and Executive hereby agree as follows:

1. Section 9(e): Termination by the Company Other Than For Cause, Death or Disability, or by the Executive for Good Reason, Following a Change of Control. Section 9(e)(i) of the Employment Agreement is hereby amended to delete the final sentence of Section 9(e)(i) in its entirety and replace it with the following:

“The total amount of the Change of Control Severance Benefit will be paid: (1) if the Change in Control constitutes a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in a lump sum as soon as administratively practicable (but in no event later than 30 days) following the Date of Termination or (2) if the Change of Control does not constitute a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in equal, ratable installments in accordance with the Company’s regular payroll policies over the course of the Non-Compete Period.”

2. Miscellaneous. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Employment Agreement on the date first set forth above.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Steven F. Schiess
Name:	Steven F. Schiess

Exhibit 10.7

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made this 31st day of December 2008 between BIOMET, INC., an Indiana corporation (“Biomet”), and Roger P. Van Broeck (“Executive”). All capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement (defined below), unless otherwise defined herein.

WHEREAS, Biomet and Executive entered into that certain Employment Agreement dated as of February 1, 2008 (the “Employment Agreement”); and

WHEREAS, Biomet and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biomet and Executive hereby agree as follows:

1. Section 9(e): Termination by the Company Other Than For Cause, Death or Disability, or by the Executive for Good Reason, Following a Change of Control. Section 9(e)(i) of the Employment Agreement is hereby amended to delete the final sentence of Section 9(e)(i) in its entirety and replace it with the following:

“The total amount of the Change of Control Severance Benefit will be paid: (1) if the Change in Control constitutes a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in a lump sum as soon as administratively practicable (but in no event later than 30 days) following the Date of Termination or (2) if the Change of Control does not constitute a change in control event within the meaning of Treasury Regulation 1.409A-3(i)(5), in equal, ratable installments in accordance with the Company’s regular payroll policies over the course of the Non-Compete Period.”

2. Miscellaneous. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Employment Agreement on the date first set forth above.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Roger P. Van Broeck
Name:	Roger P. Van Broeck

Exhibit 10.8

CHANGE IN CONTROL AGREEMENT

THIS AGREEMENT, dated as of September 20, 2006, is made by and between Biomet, Inc., an Indiana corporation (the “Company”), and Steven F. Schiess (the “Executive”).

Recitals

A. The Company considers it essential to the best interests of its shareholders to foster the continuous employment of certain key management personnel, including the Executive who is currently serving as President, Implant Innovations Inc.

B. The Board recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control exists and that such a possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of certain key management personnel to the detriment of the Company and its shareholders.

C. The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from, among other things, the possibility of a Change in Control.

D. The parties intend that no amount or benefit will be payable under this Agreement unless both of the following events occur: (i) a Change in Control occurs; and (ii) the Executive’s employment with the Company is terminated as provided in this Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants and agreements set forth below, the Company and the Executive agree as follows:

ARTICLE I

Term of Agreement

Section 1.01 Term. The “Term” of this Agreement is the period commencing on the date hereof and ending on the second anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the “Renewal Date”), unless previously terminated, the Term shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Board shall give notice to the Executive that the Term not be so extended. Notwithstanding any notice to the Executive that the Term shall not be extended, if a Change in Control occurs prior to the expiration of the Term, then the Term shall be automatically extended so as to expire two years from the date of such Change in Control.

Section 1.02 Post-Change in Control Employment Period. Subject to the terms and conditions of this Agreement, the Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company for the period commencing on the first date on which a Change in Control occurs during the Term and ending on the second anniversary of such date (the “Post-CIC Employment Period”).

ARTICLE II

Termination of Employment

Section 2.01 Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Term. If the Company determines in good faith that the Disability (pursuant to the definition of Disability set forth below) of the Executive has occurred during the Term, it may give to the Executive written notice in accordance with Article VII of this Agreement of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the thirty days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be a disability pursuant to the Company’s then existing long term disability plan or, in the absence of such a plan, a disability determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive’s legal representative.

Section 2.02 Cause. The Company may terminate the Executive’s employment during the Term for Cause.

Section 2.03 Good Reason. The Executive’s employment may be terminated by the Executive for Post-CIC Good Reason.

Section 2.04 Notice of Termination. Any termination by the Company for Cause, or by the Executive for Post-CIC Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Article VII of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Post-CIC Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

Section 2.05 Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Post-CIC Good Reason, the date of receipt of the Notice of Termination or any later date up to six months thereafter specified therein, as the case may be, (ii) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination or any later date specified therein within 30 days of such notice and (iii) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

ARTICLE III

Obligations of the Company Upon Termination

Section 3.01 Post-CIC Good Reason; Other Than for Cause or Disability. If, during the Post-CIC Employment Period, the Executive shall terminate employment for Post-CIC Good Reason or the Company shall terminate the Executive’s employment other than for Cause or Disability (entitling the Executive to benefits under the Company’s long-term disability plan, after any applicable waiting period):

(a) The Company shall pay to the Executive in a lump sum in cash on the tenth (10) Business Day following the Date of Termination the aggregate of the following amounts:

(i) the sum of (1) the Executive’s Annual Base Salary (which for this purpose shall include any allowance for perquisites that is paid directly to the Executive) through the end of the fiscal year containing the Date of Termination; (2) an amount equal to (x) the higher of the target bonus amount or the bonus actually paid to the Executive under the Company’s incentive bonus plan (or any comparable successor plan(s)) for the fiscal year of the Company prior to the Date of Termination (or the first date on which a Change in Control occurs, if such date is earlier) or (y) the target bonus amount payable to the Executive under such plan(s) for the fiscal year of the Company which contains the Date of Termination, whichever of (x) or (y) is higher (the “Target Bonus”); (3) the total contributions (other than salary reduction contributions) made by the Company to all qualified retirement plans on behalf of the Executive through the end of the fiscal year containing the Date of Termination; (4) the total car allowance contributions made by the Company to the Executive through the end of the fiscal year containing the Date of Termination; and (5) any accrued vacation or other pay not theretofore paid (the sum of the amounts described in clauses (1), (2), (3), (4) and (5) are herein referred to as the “Accrued Obligations”); and,

(ii) the amount equal to the product of (1) two and (2) the sum of (w) the Executive’s Annual Base Salary (which for this purpose shall include any allowance for perquisites that is paid directly to the Executive) and (x) the higher of (aa) the Target Bonus and (bb) the highest annual incentive bonus earned by Executive during the last two (2) completed fiscal years of the Company immediately preceding Executive’s Date of Termination (annualized in the event Executive was not employed by the Company for the whole of any such fiscal year), with the product of (1) and (2) reduced by the amounts paid, if any, to the Executive pursuant to any other contractual arrangement with the Executive or plan providing coverage to the Executive as a result of such termination; (y) the total contributions (other than salary reduction contributions) made by the Company to all qualified retirement plans on behalf of the Executive for the calendar year immediately preceding the calendar year in which the Change in Control occurs; and (z) the total car allowance contributions made by the Company to the Executive for the calendar year immediately preceding the calendar year in which the Change in Control occurs.

(b) The Company shall provide the following benefit payments to the Executive:

(i) For a 24-month period after the Date of Termination, the Company will arrange to provide the Executive with life insurance benefits and long-term disability benefits substantially similar to those that the Executive was receiving from the Company immediately prior to the Date of Termination (or the first date on which a Change in Control occurs, if such date is earlier). Life insurance benefits and long-term disability benefits otherwise receivable by the Executive pursuant to the preceding sentence will be reduced to the extent comparable benefits are actually received by or made available to the Executive by any source other than the Company without greater cost to him than as provided by the Company during the 24-month period following the Executive’s termination of employment (and the Executive will report to the Company any such benefits actually received by or made available to the Executive). If, as of the Date of Termination, the Company reasonably determines that the continued life insurance coverage and/or long-term disability coverage required by this Section 3.01(b) is not available from the Company’s group insurance carrier, cannot be procured from another carrier, and cannot be provided on a self-insured basis without adverse tax consequences to the Executive or his death beneficiary, then, in lieu of continued life insurance coverage and/or long-term disability coverage, the Company will pay the Executive a lump sum payment, in cash, equal to 24 times the full monthly premium payable to the Company’s group insurance carrier for comparable coverage for an executive employee under the Company’s group life insurance plan or long-term disability plan then in effect.

(ii) The Company will offer the Executive and any eligible family members the opportunity to elect to continue medical and dental coverage pursuant to the continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). The Executive will be responsible for paying the required monthly premium for that coverage, but the Company will pay the Executive a lump sum cash stipend equal to 24 times the monthly premium then charged to qualified beneficiaries for full family COBRA continuation coverage under the Company’s medical and dental plans, which the Executive may choose to use for the payment of COBRA premiums. The Company will pay the stipend to the Executive whether or not the Executive or anyone in his family elects COBRA continuation coverage, whether or not the Executive continues COBRA coverage for a full 24 months, and whether or not the Executive receives health coverage from another employer while the Executive is receiving COBRA continuation coverage.

(c) All outstanding Options will become immediately vested and exercisable (to the extent not yet vested and exercisable as of the Date of Termination) and shall remain exercisable until the earlier of (i) the expiration of the option term or (ii) five (5) years after the Date of Termination. To the extent not otherwise provided under the written agreement, if any, evidencing the grant of any restricted Shares to the Executive, all outstanding Shares that have been granted to the Executive subject to restrictions that, as of the Date of Termination, have not yet lapsed will lapse automatically upon the Date of Termination, and the Executive will own those Shares free and clear of all such restrictions.

(d) For 12 months following the Date of Termination the Company shall, at its sole expense, reimburse the Executive for the cost (but not in excess of $25,000 in the aggregate), as incurred, for outplacement services the scope and provider of which shall be selected by the Executive in Executive’s sole discretion.

(e) To the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).

Section 3.02 Death. If the Executive’s employment is terminated by reason of the Executive’s death during the Term and prior to a Change in Control, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement. Anything in this Agreement to the contrary notwithstanding, if the Executive’s death occurs after a Change In Control, then this Section 3.02 shall not apply and the Executive’s estate and/or beneficiaries shall be entitled to the benefits of Section 3.01.

Section 3.03 Disability. If the Executive’s employment is terminated by reason of the Executive’s Disability during the Term, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash on the twentieth (20th) Business Day following the Date of Termination. The term “Other Benefits” as utilized in this Section 3.03 shall include, without limitation, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Date of Termination (or the date on which a Change in Control occurs, if such date is earlier) or, if more favorable to the Executive and/or the Executive’s family, as in effect at any time thereafter generally with respect to other peer executives of the Company and their families.

Section 3.04 Termination in Anticipation of a Change in Control.

(a) An “Anticipatory Termination” occurs if either

(i) (1) the Company terminates the Executive’s employment other than for Cause or Disability prior to the date on which a Change in Control occurs, (2) it is reasonably demonstrated by the Executive that such termination of employment (x) was at the request or instruction of a third party who had taken steps reasonably calculated to effect a Change in Control or (y) otherwise arose within six months of, and was in connection with or in anticipation of, a Change in Control, and (3) a Change in Control occurs, or

(ii) (1) during the Term, an event occurs that would have constituted Post-CIC Good Reason if the date on which a Change in Control occurs was deemed to be the date immediately prior to the date of such event and the Executive terminated his employment subsequent to such event, (2) the Executive can reasonably demonstrate that such Post-CIC Good Reason event (x) was at the request or instruction of a third party who had taken steps reasonably calculated to effect a Change in Control or (y) otherwise arose within six months of, and was in connection with or in anticipation of, a Change in Control, and (3) a Change in Control occurs.

(iii) For purposes of clauses (i)(1)(y) and (ii)(1)(y) of this Section 3.04(a), it shall be presumed that such event was in connection with or in anticipation of a Change in Control unless the Company establishes otherwise by clear and convincing evidence.

(b) If the Executive has reason to believe that an Anticipatory Termination may have occurred, he shall provide a notice setting forth such belief in accordance with Article VII of this Agreement within 120 days after a Change in Control has occurred. Upon an Anticipatory Termination, the Executive shall be entitled to (A) the payments specified in Sections 3.01(a),(d) and (e) (to the extent not previously paid), (B) the benefits specified in Section 3.01(b) (to the extent not previously provided) (or the after-tax equivalent thereof to the extent that such benefits have not been or are not provided in kind), (C) to the extent that the Executive has outstanding any unexercised stock options and other stock-based awards, the provisions of Section 3.01(c) shall apply to them, (D) in respect of any stock options or other stock based awards that were forfeited by the Executive as a result of his termination of employment but would have vested had Section 3.01(c) applied, such awards shall be reinstated (or if not reinstated, the Executive shall be paid in cash the fair value of such award), and (E) liquidated damages of $25,000 for penalties associated with the Anticipatory Termination. For the purposes of this Section 3.04(b), the Executive’s Date of Termination shall be deemed to be his last date of employment by the Company.

Section 3.05 Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor, subject to Section 8.02, shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice, or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

Section 3.06 Certain Additional Payments by the Company.

(a) Anything in this Agreement or in any other agreement between the Company and the Executive or in any stock option or other benefit plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 3.06) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the

Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(b) All determinations required to be made under this Section 3.06, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Company and the Executive within fifteen business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the Company or the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 3.06, shall be paid by the Company to the Executive in the calendar year that includes the date on which the Payment was made; provided, however, that if a payment is made after December 1 of any calendar year, then the Gross-Up Payment, as determined pursuant to this Section 3.06, shall be paid by the Company to the Executive in the immediately succeeding calendar year. In either case, the Gross-Up Payment shall be made on the later of the fifth day following the Accounting Firm’s determination and the first day of the applicable calendar year. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

Section 3.07 Tax Matters. Notwithstanding anything contained in this Agreement (or any other agreement between Executive and the Company or any of its subsidiaries) to the contrary, the Company and its subsidiaries shall be entitled to deduct and withhold any amounts required by the Code or under any state or local law relating to compensation from any payment amounts distributable or due to Executive from the Company or any of its subsidiaries, including from Executive’s wages, compensation, or benefits, as may be required by the Code or under any state or local law relating to compensation. The Company and the Executive agree to use commercially reasonable efforts to ensure that this Agreement complies with Section 409A of the Code such that Executive is not subject to any additional taxes, interest or penalties under such provisions. In furtherance thereof, if payment or provision of any amount or benefit hereunder at the time specified in this Agreement would subject such amount or benefit to any additional tax under Section 409A of the Code, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or the provision of such amount or benefit could be made without incurring such additional tax (including paying any severance that is delayed in a lump sum upon the earliest possible payment date which is consistent with Section 409A of the Code). Without limiting the generality of the immediately preceding sentence, if payment or provision of any amount or benefit hereunder at the time specified in this Agreement would fail to comply with the provisions of Section 409A of the Code because the Executive is treated as a “specified” employee (within the meaning of Section 409A(a)(2)(B)(i) of the Code), then such amount or benefit shall not be paid or provided at the time otherwise specified in this Agreement, but instead shall be paid or provided on the date that is six months after the date of separation from service (or, if earlier, the date of death of the Executive). In addition, to the extent that any regulations or guidance issued under Code §409A (after application of the previous provision of this paragraph) would result in Executive being subject to the payment of interest or any additional tax under Code §409A, the Company and the Executive agree, to the extent reasonably possible, to amend this Agreement in order to avoid the imposition of any such interest or additional tax under Code §409A, which amendment shall have the minimum economic effect necessary on Executive and be reasonably determined in good faith by the Company and the Executive.

ARTICLE IV

No Mitigation

The Company agrees that, if the Executive’s employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Article III. Further, the amount of any payment or benefit provided for in Article III (other than Section 3.01(b)(i)) will not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

ARTICLE V

The Executive’s Covenants

Section 5.01 Noncompetition Agreement. In consideration for this Agreement, the Executive will execute, concurrent with the execution of this Agreement, a noncompetition agreement in the form attached to this Agreement as Exhibit A. In the event of termination of this Agreement as provided in Section 1.01, the noncompetition Agreement shall survive termination.

Section 5.02 Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all material proprietary information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 5.02 constitute a basis for denying, deferring or withholding any amounts or benefits payable to the Executive under this Agreement.

Section 5.03 General Release. The Executive agrees that, notwithstanding any other provision of this Agreement, the Executive will not be eligible for any payments under Section 3.01 unless the Executive timely signs, and does not timely revoke, a General Release in substantially the form attached to this Agreement as Exhibit B.

ARTICLE VI

Successors; Binding Agreement

Section 6.01 Obligation of Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had occurred. Failure of the Company to obtain such an assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement.

Section 6.02 Enforcement Rights of Others. This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive dies while any amount is still payable to the

Executive under this Agreement, (other than amounts that, by their terms, terminate upon the Executive’s death), then, unless otherwise provided in this Agreement, all such amounts will be paid in accordance with the terms of this Agreement to the executors, personal representatives, or administrators of the Executive’s estate.

ARTICLE VII

Notices

For the purpose of this Agreement, notices and all other communications provided for in the Agreement will be in writing and will be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may furnish to the other in writing in accordance with this Article VIII, except that notice of change of address will be effective only upon actual receipt:

To the Company:	To the Executive:
Biomet, Inc.	Steven F. Schiess
56 E. Bell Drive	163 River Drive
P. O. Box 587	Tequesta, Florida 33469
Warsaw, Indiana 46581-0587

ARTICLE VIII

Miscellaneous; At-Will

Section 8.01 Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless the waiver, modification, or discharge is agreed to in writing and signed by the Executive and an officer of the Company specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any other time. Neither party has made any agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement that are not expressly set forth in this Agreement. The validity, interpretation, construction, and performance of this Agreement will be governed by the laws of the State of Indiana. All references to sections of the Exchange Act or the Code will be deemed also to refer to any successor provisions to those sections. Any payments provided for under this Agreement will be paid net of any applicable withholding required under federal, state, or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Articles III, IV, and VI will survive the expiration of this Agreement, if applicable.

Section 8.02 At-Will. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is “at will,” and the Executive’s employment may be terminated by either the Executive or the Company at any time.

ARTICLE IX

Validity

The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

ARTICLE X

Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

ARTICLE XI

Settlement of Disputes; Arbitration

All claims by the Executive for benefits under this Agreement must be in writing and will be directed to and determined by the Board. Any denial by the Board of a claim for benefits under this Agreement will be delivered to the Executive in writing and will set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board will afford a reasonable opportunity to the Executive for a review of the decision denying a claim and will further allow the Executive to appeal to the Board a decision of the Board within 60 days after notification by the Board that the Executive’s claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in Warsaw, Indiana in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Each party will bear its own expenses in the arbitration for attorneys’ fees, for its witnesses, and for other expenses of presenting its case. Other arbitration costs, including arbitrators’ fees, administrative fees, and fees for records or transcripts, will be borne equally by the parties. Notwithstanding anything in this Article to the contrary, if the Executive prevails with respect to any dispute submitted to arbitration under this Article, the Company will reimburse or pay all reasonable legal fees and expenses that the Executive incurred in connection with that dispute as required by Section 3.08.

ARTICLE XII

Definitions

For purposes of this Agreement, the following terms will have the meanings indicated below:

“401(k) Plan” means the Biomet, Inc. Profit Sharing Plan and Trust qualified under section 401(k) of the Code and any comparable successor plan(s).

“Accounting Firm” means such nationally recognized certified public accounting firm as may be designated by the Executive.

“Accrued Obligations” shall have the meaning described in Section 3.01(a)(i).

“Annual Base Salary” means the Executive’s annual base salary as in effect immediately prior to the date of the Change in Control.

“Anticipatory Termination” shall have the meaning described in Section 3.04.

“Beneficial Owner” has the meaning stated in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of Indiana.

“Cause” for termination by the Company of the Executive’s employment, after any Change in Control, means (1) the willful and continued failure by the Executive to substantially perform the

Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Post-CIC Good Reason or Pre-CIC Good Reason or by the Executive pursuant to Sections 3.01 and 3.02) for a period of at least 30 consecutive days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties; (2) the Executive willfully engages in conduct that is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise; or (3) the Executive is convicted of, or has entered a plea of no contest to, a felony. For purposes of clauses (1) and (2) of this definition, no act, or failure to act, on the Executive’s part will be deemed “willful” unless it is done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company.

“Change in Control” will be deemed to have occurred if any of the following events occur:

(a) Individuals who, as of September 20, 2006, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after September 20, 2006 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be deemed an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(b) Any Person is or becomes a Beneficial Owner directly or indirectly, of either (A) 20% or more of the then-outstanding Company Shares or (B) securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change in Control: (i) an acquisition directly from the Company, (ii) an acquisition by the Company or a subsidiary of the Company, or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; or

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Shares and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (i) the Company or any subsidiary of the Company, (ii) the Surviving Corporation or its ultimate parent corporation, or (iii) any employee benefit plan or related trust sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 20% or more of the total common stock or 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition; or

(d) Approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and interpretative rules and regulations.

“Company” means Biomet, Inc., an Indiana corporation, and any successor to its business and/or assets that assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining whether or not any Change in Control of the Company has occurred in connection with the succession).

“Company Shares” means shares of common stock of the Company or any equity securities into which those shares have been converted.

“Date of Termination” shall have the meaning described in Section 2.05.

“Disability” shall have the meaning described in Section 2.01.

“Disability Effective Date” shall have the meaning described in Section 2.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and interpretive rules and regulations.

“Excise Tax” shall have the meaning described in Section 3.05(a).

“Executive” “ shall have the meaning described in the first paragraph of this Agreement.

“Gross-Up Payment” shall have the meaning described in Section 3.06(a).

“Notice of Termination” shall have the meaning described in Section 2.04.

“Options” means options for Shares granted to the Executive under the Stock Option Plan.

“Other Benefits” shall have the meaning described in Section 3.01 (e) or 3.03, as determined by the nature of the termination of the Agreement, as described in each of those sections.

“Payment” shall have the meaning described in Section 3.06(a).

“Person” has the meaning stated in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) of the Exchange Act; however, a Person will not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of those securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Post-CIC Employment Period” shall have the meaning assigned in Section 1.02.

“Post-CIC Good Reason” for termination by the Executive of the Executive’s employment means the death of the Executive during the Post-CIC Employment Period or the occurrence (without the Executive’s express written consent) of any one of the following acts by the Company, or failures by the Company to act, in each case during the Post-CIC Employment Period, unless, in the case of any act or failure to act described in paragraph (i), (iv), (v), (vi), or (viii) below, the act or failure to act is corrected prior to the Date of Termination specified in the Executive’s Notice of Termination:

(i) The assignment to the Executive of any duties inconsistent with the Executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities from those in effect immediately prior to a Change in Control;

(ii) A reduction by the Company in the Executive’s annual base salary and/or Target Bonus as in effect on the date of this Agreement or as the same may be increased from time to time;

(iii) The Company’s requiring the Executive to be based more than 50 miles from the Company’s offices at which the Executive is based prior to a Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the Executive’s business travel obligations immediately prior to the Change in Control), or, in the event the Executive consents to any such relocation of his offices, the Company’s failure to provide the Executive with all of the benefits of the Company’s historical practices with respect to relocation of executive employees as in operation immediately prior to the Change in Control;

(iv) The Company’s failure, without the Executive’s consent, to pay to the Executive any portion of the Executive’s current compensation (which means, for purposes of this paragraph (4), the Executive’s annual base salary as in effect on the date of this Agreement, or as it may be increased from time to time, and any installment of the annual target bonus earned by the Executive) or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date the compensation is due;

(v) The Company’s failure to continue in effect any compensation plan in which the Executive participates immediately prior to a Change in Control, which plan is material to the Executive’s total compensation, including, but not limited to, the Stock Option Plan or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to that plan, or the Company’s failure to continue the Executive’s participation in such a plan (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive’s participation relative to other participants, as existed at the time of the Change in Control;

(vi) The Company’s failure to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company’s retirement plans (including, without limitation, the Company’s 401(k) Plan, the Biomet, Inc. Employee Stock Bonus Plan, and such other life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control); the taking of any action by the Company that would directly or indirectly materially reduce any of those benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control; or the Company’s failure to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control;

(vii) Any purported termination of the Executive’s employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4.01; for purposes of this Agreement, no such purported termination will be effective; or

(viii) any failure by the Company to comply with and satisfy Section 6.01 of this Agreement.

The Executive’s right to terminate the Executive’s employment for Post-CIC Good Reason will not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment will not constitute consent to, or a waiver of rights with respect to, any act or failure to act that constitutes Post-CIC Good Reason. Notwithstanding the foregoing, the occurrence of an event that would otherwise constitute Post-CIC Good Reason will cease to be an event constituting Post-CIC Good Reason if the Executive does not timely provide a Notice of Termination to the Company within 120 days of the date on which the Executive first becomes aware (or reasonably should have become aware) of the occurrence of that event.

“Renewal Date” shall have the meaning described in Section 1.01.

“Shares” means shares of the common stock of the Company.

“Stock Option Plan” means the 1998 Biomet, Inc. Qualified and Non-Qualified Stock Option Plan and any other equity compensation plan of the Company approved by the Board and adopted by the shareholders of the Company.

“Target Bonus” shall have the meaning described in Section 3.01(a)(i).

“Term” shall have the meaning described in Section 1.01.

*    *    *

EXECUTIVE	BIOMET, INC.

/s/ Steven F. Schiess	By:	/s/ Daniel P. Hann
Steven F. Schiess	Name:	Daniel P. Hann
	Its:	Interim President & CEO

Exhibit 10.9

FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT

This First Amendment to Change in Control Agreement (the “Amendment”) is made this 31st day of December 2008 between BIOMET, INC., an Indiana corporation (“Biomet”), and Steven F. Schiess (“Executive”). All capitalized terms used herein shall have the meanings ascribed to them in the Change in Control Agreement (defined below), unless otherwise defined herein.

WHEREAS, Biomet and Executive entered into that certain Change in Control Agreement dated as of September 20, 2006 (the “CIC Agreement”);

WHEREAS, pursuant to Section 3.07 of the CIC Agreement, to the extent that any regulations or guidance issued under Code §409A would result in Executive being subject to the payment of any additional tax under Code §409A, the Company and Executive agreed, to the extent reasonably possible, to amend the CIC Agreement in order to avoid the imposition of any such additional tax under Code §409A; and

WHEREAS, Biomet and Executive desire to amend the CIC Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biomet and Executive hereby agree as follows:

1. Section 3.01(b)(i): Post-CIC Good Reason; Other Than for Cause or Disability. Section 3.01(b)(i) of the CIC Agreement is hereby amended to delete the final sentence of Section 3.01(b)(i) in its entirety.

2. Miscellaneous. Except as expressly modified by this Amendment, the CIC Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Change in Control Agreement on the date first set forth above.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Steven F. Schiess
Name:	Steven F. Schiess

Exhibit 10.10

CHANGE IN CONTROL AGREEMENT

THIS AGREEMENT, dated as of September 20, 2006, is made by and between Biomet, Inc., an Indiana corporation (the “Company”), and Roger P. van Broeck (the “Executive”).

Recitals

A. The Company considers it essential to the best interests of its shareholders to foster the continuous employment of certain key management personnel, including the Executive who is currently serving as President, International Operations, Biomet, Inc..

B. The Board recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control exists and that such a possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of certain key management personnel to the detriment of the Company and its shareholders.

C. The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from, among other things, the possibility of a Change in Control.

D. The parties intend that no amount or benefit will be payable under this Agreement unless both of the following events occur: (i) a Change in Control occurs; and (ii) the Executive’s employment with the Company is terminated as provided in this Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants and agreements set forth below, the Company and the Executive agree as follows:

ARTICLE I

Term of Agreement

Section 1.01 Term. The “Term” of this Agreement is the period commencing on the date hereof and ending on the second anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the “Renewal Date”), unless previously terminated, the Term shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Board shall give notice to the Executive that the Term not be so extended. Notwithstanding any notice to the Executive that the Term shall not be extended, if a Change in Control occurs prior to the expiration of the Term, then the Term shall be automatically extended so as to expire two years from the date of such Change in Control.

Section 1.02 Post-Change in Control Employment Period. Subject to the terms and conditions of this Agreement, the Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company for the period commencing on the first date on which a Change in Control occurs during the Term and ending on the second anniversary of such date (the “Post-CIC Employment Period”).

ARTICLE II

Termination of Employment

Section 2.01 Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Term. If the Company determines in good faith that the Disability (pursuant to the definition of Disability set forth below) of the Executive has occurred during the Term, it may give to the Executive written notice in accordance with Article VII of this Agreement of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the thirty days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be a disability pursuant to the Company’s then existing long term disability plan or, in the absence of such a plan, a disability determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive’s legal representative.

Section 2.02 Cause. The Company may terminate the Executive’s employment during the Term for Cause.

Section 2.03 Good Reason. The Executive’s employment may be terminated by the Executive for Post-CIC Good Reason.

Section 2.04 Notice of Termination. Any termination by the Company for Cause, or by the Executive for Post-CIC Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Article VII of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Post-CIC Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

Section 2.05 Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Post-CIC Good Reason, the date of receipt of the Notice of Termination or any later date up to six months thereafter specified therein, as the case may be, (ii) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination or any later date specified therein within 30 days of such notice and (iii) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

ARTICLE III

Obligations of the Company Upon Termination

Section 3.01 Post-CIC Good Reason; Other Than for Cause or Disability. If, during the Post-CIC Employment Period, the Executive shall terminate employment for Post-CIC Good Reason or the Company shall terminate the Executive’s employment other than for Cause or Disability (entitling the Executive to benefits under the Company’s long-term disability plan, after any applicable waiting period):

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(a) The Company shall pay to the Executive in a lump sum in cash on the tenth (10) Business Day following the Date of Termination the aggregate of the following amounts:

(i) the sum of (1) the Executive’s Annual Base Salary (which for this purpose shall include any allowance for perquisites that is paid directly to the Executive) through the end of the fiscal year containing the Date of Termination; (2) an amount equal to (x) the higher of the target bonus amount or the bonus actually paid to the Executive under the Company’s incentive bonus plan (or any comparable successor plan(s)) for the fiscal year of the Company prior to the Date of Termination (or the first date on which a Change in Control occurs, if such date is earlier) or (y) the target bonus amount payable to the Executive under such plan(s) for the fiscal year of the Company which contains the Date of Termination, whichever of (x) or (y) is higher (the “Target Bonus”); (3) the total contributions (other than salary reduction contributions) made by the Company to all qualified retirement plans on behalf of the Executive through the end of the fiscal year containing the Date of Termination; (4) the total car allowance contributions made by the Company to the Executive through the end of the fiscal year containing the Date of Termination; and (5) any accrued vacation or other pay not theretofore paid (the sum of the amounts described in clauses (1), (2), (3), (4) and (5) are herein referred to as the “Accrued Obligations”); and,

(ii) the amount equal to the product of (1) two and (2) the sum of (w) the Executive’s Annual Base Salary (which for this purpose shall include any allowance for perquisites that is paid directly to the Executive) and (x) the higher of (aa) the Target Bonus and (bb) the highest annual incentive bonus earned by Executive during the last two (2) completed fiscal years of the Company immediately preceding Executive’s Date of Termination (annualized in the event Executive was not employed by the Company for the whole of any such fiscal year), with the product of (1) and (2) reduced by the amounts paid, if any, to the Executive pursuant to any other contractual arrangement with the Executive or plan providing coverage to the Executive as a result of such termination; (y) the total contributions (other than salary reduction contributions) made by the Company to all qualified retirement plans on behalf of the Executive for the calendar year immediately preceding the calendar year in which the Change in Control occurs; and (z) the total car allowance contributions made by the Company to the Executive for the calendar year immediately preceding the calendar year in which the Change in Control occurs.

(b) The Company shall provide the following benefit payments to the Executive:

(i) For a 24-month period after the Date of Termination, the Company will arrange to provide the Executive with life insurance benefits and long-term disability benefits substantially similar to those that the Executive was receiving from the Company immediately prior to the Date of Termination (or the first date on which a Change in Control occurs, if such date is earlier). Life insurance benefits and long-term disability benefits otherwise receivable by the Executive pursuant to the preceding sentence will be reduced to the extent comparable benefits are actually received by or made available to the Executive by any source other than the Company without greater cost to him than as provided by the Company during the 24-month period following the Executive’s termination of employment (and the Executive will report to the Company any such benefits actually received by or made available to the Executive). If, as of the Date of Termination, the Company reasonably determines that the continued life insurance coverage and/or long-term disability coverage required by this Section 3.01(b) is not available from the Company’s group insurance carrier, cannot be procured from another carrier, and cannot be provided on a self-insured basis without adverse tax consequences to the Executive or his death beneficiary, then, in lieu of continued life insurance coverage and/or long-term disability coverage, the Company will pay the Executive a lump sum payment, in cash, equal to 24 times the full monthly premium payable to the Company’s group insurance carrier for comparable coverage for an executive employee under the Company’s group life insurance plan or long-term disability plan then in effect.

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(ii) The Company will offer the Executive and any eligible family members the opportunity to elect to continue medical and dental coverage pursuant to the continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). The Executive will be responsible for paying the required monthly premium for that coverage, but the Company will pay the Executive a lump sum cash stipend equal to 24 times the monthly premium then charged to qualified beneficiaries for full family COBRA continuation coverage under the Company’s medical and dental plans, which the Executive may choose to use for the payment of COBRA premiums. The Company will pay the stipend to the Executive whether or not the Executive or anyone in his family elects COBRA continuation coverage, whether or not the Executive continues COBRA coverage for a full 24 months, and whether or not the Executive receives health coverage from another employer while the Executive is receiving COBRA continuation coverage.

(c) All outstanding Options will become immediately vested and exercisable (to the extent not yet vested and exercisable as of the Date of Termination) and shall remain exercisable until the earlier of (i) the expiration of the option term or (ii) five (5) years after the Date of Termination. To the extent not otherwise provided under the written agreement, if any, evidencing the grant of any restricted Shares to the Executive, all outstanding Shares that have been granted to the Executive subject to restrictions that, as of the Date of Termination, have not yet lapsed will lapse automatically upon the Date of Termination, and the Executive will own those Shares free and clear of all such restrictions.

(d) For 12 months following the Date of Termination the Company shall, at its sole expense, reimburse the Executive for the cost (but not in excess of $25,000 in the aggregate), as incurred, for outplacement services the scope and provider of which shall be selected by the Executive in Executive’s sole discretion.

(e) To the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).

Section 3.02 Death. If the Executive’s employment is terminated by reason of the Executive’s death during the Term and prior to a Change in Control, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement. Anything in this Agreement to the contrary notwithstanding, if the Executive’s death occurs after a Change In Control, then this Section 3.02 shall not apply and the Executive’s estate and/or beneficiaries shall be entitled to the benefits of Section 3.01.

Section 3.03 Disability. If the Executive’s employment is terminated by reason of the Executive’s Disability during the Term, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash on the twentieth (20th) Business Day following the Date of Termination. The term “Other Benefits” as utilized in this Section 3.03 shall include, without limitation, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Date of Termination (or the date on which a Change in Control occurs, if such date is earlier) or, if more favorable to the Executive and/or the Executive’s family, as in effect at any time thereafter generally with respect to other peer executives of the Company and their families.

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Section 3.04 Termination in Anticipation of a Change in Control.

(a) An “Anticipatory Termination” occurs if either

(i) (1) the Company terminates the Executive’s employment other than for Cause or Disability prior to the date on which a Change in Control occurs, (2) it is reasonably demonstrated by the Executive that such termination of employment (x) was at the request or instruction of a third party who had taken steps reasonably calculated to effect a Change in Control or (y) otherwise arose within six months of, and was in connection with or in anticipation of, a Change in Control, and (3) a Change in Control occurs, or

(ii) (1) during the Term, an event occurs that would have constituted Post-CIC Good Reason if the date on which a Change in Control occurs was deemed to be the date immediately prior to the date of such event and the Executive terminated his employment subsequent to such event, (2) the Executive can reasonably demonstrate that such Post-CIC Good Reason event (x) was at the request or instruction of a third party who had taken steps reasonably calculated to effect a Change in Control or (y) otherwise arose within six months of, and was in connection with or in anticipation of, a Change in Control, and (3) a Change in Control occurs.

(iii) For purposes of clauses (i)(1)(y) and (ii)(1)(y) of this Section 3.04(a), it shall be presumed that such event was in connection with or in anticipation of a Change in Control unless the Company establishes otherwise by clear and convincing evidence.

(b) If the Executive has reason to believe that an Anticipatory Termination may have occurred, he shall provide a notice setting forth such belief in accordance with Article VII of this Agreement within 120 days after a Change in Control has occurred. Upon an Anticipatory Termination, the Executive shall be entitled to (A) the payments specified in Sections 3.01(a),(d) and (e) (to the extent not previously paid), (B) the benefits specified in Section 3.01(b) (to the extent not previously provided) (or the after-tax equivalent thereof to the extent that such benefits have not been or are not provided in kind), (C) to the extent that the Executive has outstanding any unexercised stock options and other stock-based awards, the provisions of Section 3.01(c) shall apply to them, (D) in respect of any stock options or other stock based awards that were forfeited by the Executive as a result of his termination of employment but would have vested had Section 3.01(c) applied, such awards shall be reinstated (or if not reinstated, the Executive shall be paid in cash the fair value of such award), and (E) liquidated damages of $25,000 for penalties associated with the Anticipatory Termination. For the purposes of this Section 3.04(b), the Executive’s Date of Termination shall be deemed to be his last date of employment by the Company.

Section 3.05 Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor, subject to Section 8.02, shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice, or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

Section 3.06 Certain Additional Payments by the Company.

(a) Anything in this Agreement or in any other agreement between the Company and the Executive or in any stock option or other benefit plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required

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under this Section 3.06) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(b) All determinations required to be made under this Section 3.06, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Company and the Executive within fifteen business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the Company or the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 3.06, shall be paid by the Company to the Executive in the calendar year that includes the date on which the Payment was made; provided, however, that if a payment is made after December 1 of any calendar year, then the Gross-Up Payment, as determined pursuant to this Section 3.06, shall be paid by the Company to the Executive in the immediately succeeding calendar year. In either case, the Gross-Up Payment shall be made on the later of the fifth day following the Accounting Firm’s determination and the first day of the applicable calendar year. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

Section 3.07 Tax Matters. Notwithstanding anything contained in this Agreement (or any other agreement between Executive and the Company or any of its subsidiaries) to the contrary, the Company and its subsidiaries shall be entitled to deduct and withhold any amounts required by the Code or under any state or local law relating to compensation from any payment amounts distributable or due to Executive from the Company or any of its subsidiaries, including from Executive’s wages, compensation, or benefits, as may be required by the Code or under any state or local law relating to compensation. The Company and the Executive agree to use commercially reasonable efforts to ensure that this Agreement complies with Section 409A of the Code such that Executive is not subject to any additional taxes, interest or penalties under such provisions. In furtherance thereof, if payment or provision of any amount or benefit hereunder at the time specified in this Agreement would subject such amount or benefit to any additional tax under Section 409A of the Code, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or the provision of such amount or benefit could be made without incurring such additional tax (including paying any severance that is delayed in a lump sum upon the earliest possible payment date which is consistent with Section 409A of the Code). Without limiting the generality of the immediately preceding sentence, if payment or provision of any amount or benefit hereunder at the time specified in this Agreement would fail to comply with the provisions of Section 409A of the Code because the Executive is treated as a “specified” employee (within the meaning of Section 409A(a)(2)(B)(i) of the Code), then such amount or benefit shall not be paid or provided at the time otherwise specified in this Agreement, but instead shall be paid or provided on the date that is six months after the date of separation from service (or, if earlier, the date of death of the Executive). In addition, to the extent that any regulations or guidance issued under Code §409A (after application of the previous provision of this paragraph) would result in Executive being subject to the payment of interest or any additional tax under Code §409A, the Company and the

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Executive agree, to the extent reasonably possible, to amend this Agreement in order to avoid the imposition of any such interest or additional tax under Code §409A, which amendment shall have the minimum economic effect necessary on Executive and be reasonably determined in good faith by the Company and the Executive.

ARTICLE IV

No Mitigation

The Company agrees that, if the Executive’s employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Article III. Further, the amount of any payment or benefit provided for in Article III (other than Section 3.01(b)(i)) will not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

ARTICLE V

The Executive’s Covenants

Section 5.01 Noncompetition Agreement. In consideration for this Agreement, the Executive will execute, concurrent with the execution of this Agreement, a noncompetition agreement in the form attached to this Agreement as Exhibit A. In the event of termination of this Agreement as provided in Section 1.01, the noncompetition Agreement shall survive termination.

Section 5.02 Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all material proprietary information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 5.02 constitute a basis for denying, deferring or withholding any amounts or benefits payable to the Executive under this Agreement.

Section 5.03 General Release. The Executive agrees that, notwithstanding any other provision of this Agreement, the Executive will not be eligible for any payments under Section 3.01 unless the Executive timely signs, and does not timely revoke, a General Release in substantially the form attached to this Agreement as Exhibit B.

ARTICLE VI

Successors; Binding Agreement

Section 6.01 Obligation of Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had occurred. Failure of the Company to obtain such an assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement.

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Section 6.02 Enforcement Rights of Others. This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive dies while any amount is still payable to the Executive under this Agreement, (other than amounts that, by their terms, terminate upon the Executive’s death), then, unless otherwise provided in this Agreement, all such amounts will be paid in accordance with the terms of this Agreement to the executors, personal representatives, or administrators of the Executive’s estate.

ARTICLE VII

Notices

For the purpose of this Agreement, notices and all other communications provided for in the Agreement will be in writing and will be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may furnish to the other in writing in accordance with this Article VIII, except that notice of change of address will be effective only upon actual receipt:

To the Company:	To the Executive:
Biomet, Inc. 56 E. Bell Drive P. O. Box 587 Warsaw, Indiana 46581-0587	Roger P. van Broeck Eikenlaan 30 B 9111 Belsele, Belgium

ARTICLE VIII

Miscellaneous; At-Will

Section 8.01 Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless the waiver, modification, or discharge is agreed to in writing and signed by the Executive and an officer of the Company specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any other time. Neither party has made any agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement that are not expressly set forth in this Agreement. The validity, interpretation, construction, and performance of this Agreement will be governed by the laws of the State of Indiana. All references to sections of the Exchange Act or the Code will be deemed also to refer to any successor provisions to those sections. Any payments provided for under this Agreement will be paid net of any applicable withholding required under federal, state, or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Articles III, IV, and VI will survive the expiration of this Agreement, if applicable.

Section 8.02 At-Will. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is “at will,” and the Executive’s employment may be terminated by either the Executive or the Company at any time.

ARTICLE IX

Validity

The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

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ARTICLE X

Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

ARTICLE XI

Settlement of Disputes; Arbitration

All claims by the Executive for benefits under this Agreement must be in writing and will be directed to and determined by the Board. Any denial by the Board of a claim for benefits under this Agreement will be delivered to the Executive in writing and will set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board will afford a reasonable opportunity to the Executive for a review of the decision denying a claim and will further allow the Executive to appeal to the Board a decision of the Board within 60 days after notification by the Board that the Executive’s claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in Warsaw, Indiana in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Each party will bear its own expenses in the arbitration for attorneys’ fees, for its witnesses, and for other expenses of presenting its case. Other arbitration costs, including arbitrators’ fees, administrative fees, and fees for records or transcripts, will be borne equally by the parties. Notwithstanding anything in this Article to the contrary, if the Executive prevails with respect to any dispute submitted to arbitration under this Article, the Company will reimburse or pay all reasonable legal fees and expenses that the Executive incurred in connection with that dispute as required by Section 3.08.

ARTICLE XII

Definitions

For purposes of this Agreement, the following terms will have the meanings indicated below:

“401(k) Plan” means the Biomet, Inc. Profit Sharing Plan and Trust qualified under section 401(k) of the Code and any comparable successor plan(s).

“Accounting Firm” means such nationally recognized certified public accounting firm as may be designated by the Executive.

“Accrued Obligations” shall have the meaning described in Section 3.01(a)(i).

“Annual Base Salary” means the Executive’s annual base salary as in effect immediately prior to the date of the Change in Control.

“Anticipatory Termination” shall have the meaning described in Section 3.04.

“Beneficial Owner” has the meaning stated in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of Indiana.

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“Cause” for termination by the Company of the Executive’s employment, after any Change in Control, means (1) the willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Post-CIC Good Reason or Pre-CIC Good Reason or by the Executive pursuant to Sections 3.01 and 3.02) for a period of at least 30 consecutive days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties; (2) the Executive willfully engages in conduct that is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise; or (3) the Executive is convicted of, or has entered a plea of no contest to, a felony. For purposes of clauses (1) and (2) of this definition, no act, or failure to act, on the Executive’s part will be deemed “willful” unless it is done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company.

“Change in Control” will be deemed to have occurred if any of the following events occur:

(a) Individuals who, as of September 20, 2006, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after September 20, 2006 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be deemed an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(b) Any Person is or becomes a Beneficial Owner directly or indirectly, of either (A) 20% or more of the then-outstanding Company Shares or (B) securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change in Control: (i) an acquisition directly from the Company, (ii) an acquisition by the Company or a subsidiary of the Company, or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; or

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Shares and the outstanding Company Voting Securities, as the case may be, and (B) no person

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(other than (i) the Company or any subsidiary of the Company, (ii) the Surviving Corporation or its ultimate parent corporation, or (iii) any employee benefit plan or related trust sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 20% or more of the total common stock or 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition; or

(d) Approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and interpretative rules and regulations.

“Company” means Biomet, Inc., an Indiana corporation, and any successor to its business and/or assets that assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining whether or not any Change in Control of the Company has occurred in connection with the succession).

“Company Shares” means shares of common stock of the Company or any equity securities into which those shares have been converted.

“Date of Termination” shall have the meaning described in Section 2.05.

“Disability” shall have the meaning described in Section 2.01.

“Disability Effective Date” shall have the meaning described in Section 2.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and interpretive rules and regulations.

“Excise Tax” shall have the meaning described in Section 3.05(a).

“Executive” “ shall have the meaning described in the first paragraph of this Agreement.

“Gross-Up Payment” shall have the meaning described in Section 3.06(a).

“Notice of Termination” shall have the meaning described in Section 2.04.

“Options” means options for Shares granted to the Executive under the Stock Option Plan.

“Other Benefits” shall have the meaning described in Section 3.01 (e) or 3.03, as determined by the nature of the termination of the Agreement, as described in each of those sections.

“Payment” shall have the meaning described in Section 3.06(a).

“Person” has the meaning stated in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) of the Exchange Act; however, a Person will not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of those securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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“Post-CIC Employment Period” shall have the meaning assigned in Section 1.02.

“Post-CIC Good Reason” for termination by the Executive of the Executive’s employment means the death of the Executive during the Post-CIC Employment Period or the occurrence (without the Executive’s express written consent) of any one of the following acts by the Company, or failures by the Company to act, in each case during the Post-CIC Employment Period, unless, in the case of any act or failure to act described in paragraph (i), (iv), (v), (vi), or (viii) below, the act or failure to act is corrected prior to the Date of Termination specified in the Executive’s Notice of Termination:

(i) The assignment to the Executive of any duties inconsistent with the Executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities from those in effect immediately prior to a Change in Control;

(ii) A reduction by the Company in the Executive’s annual base salary and/or Target Bonus as in effect on the date of this Agreement or as the same may be increased from time to time;

(iii) The Company’s requiring the Executive to be based more than 50 miles from the Company’s offices at which the Executive is based prior to a Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the Executive’s business travel obligations immediately prior to the Change in Control), or, in the event the Executive consents to any such relocation of his offices, the Company’s failure to provide the Executive with all of the benefits of the Company’s historical practices with respect to relocation of executive employees as in operation immediately prior to the Change in Control;

(iv) The Company’s failure, without the Executive’s consent, to pay to the Executive any portion of the Executive’s current compensation (which means, for purposes of this paragraph (4), the Executive’s annual base salary as in effect on the date of this Agreement, or as it may be increased from time to time, and any installment of the annual target bonus earned by the Executive) or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date the compensation is due;

(v) The Company’s failure to continue in effect any compensation plan in which the Executive participates immediately prior to a Change in Control, which plan is material to the Executive’s total compensation, including, but not limited to, the Stock Option Plan or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to that plan, or the Company’s failure to continue the Executive’s participation in such a plan (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive’s participation relative to other participants, as existed at the time of the Change in Control;

(vi) The Company’s failure to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company’s retirement plans (including, without limitation, the Company’s 401(k) Plan, the Biomet, Inc. Employee Stock Bonus Plan, and such other life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control); the taking of any action by the Company that would directly or indirectly materially reduce any of those benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control; or the Company’s failure to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control;

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(vii) Any purported termination of the Executive’s employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4.01; for purposes of this Agreement, no such purported termination will be effective; or

(viii) any failure by the Company to comply with and satisfy Section 6.01 of this Agreement.

The Executive’s right to terminate the Executive’s employment for Post-CIC Good Reason will not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment will not constitute consent to, or a waiver of rights with respect to, any act or failure to act that constitutes Post-CIC Good Reason. Notwithstanding the foregoing, the occurrence of an event that would otherwise constitute Post-CIC Good Reason will cease to be an event constituting Post-CIC Good Reason if the Executive does not timely provide a Notice of Termination to the Company within 120 days of the date on which the Executive first becomes aware (or reasonably should have become aware) of the occurrence of that event.

“Renewal Date” shall have the meaning described in Section 1.01.

“Shares” means shares of the common stock of the Company.

“Stock Option Plan” means the 1998 Biomet, Inc. Qualified and Non-Qualified Stock Option Plan and any other equity compensation plan of the Company approved by the Board and adopted by the shareholders of the Company.

“Target Bonus” shall have the meaning described in Section 3.01(a)(i).

“Term” shall have the meaning described in Section 1.01.

*    *    *

EXECUTIVE	BIOMET, INC.

/s/ Roger P. van Broeck	By:	/s/ Daniel P. Hann
Roger P. van Broeck	Name:	Daniel P. Hann
	Its:	Interim President & CEO

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Exhibit 10.11

FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT

This First Amendment to Change in Control Agreement (the “Amendment”) is made this 31st day of December 2008 between BIOMET, INC., an Indiana corporation (“Biomet”), and Roger P. Van Broeck (“Executive”). All capitalized terms used herein shall have the meanings ascribed to them in the Change in Control Agreement (defined below), unless otherwise defined herein.

WHEREAS, Biomet and Executive entered into that certain Change in Control Agreement dated as of September 20, 2006 (the “CIC Agreement”);

WHEREAS, pursuant to Section 3.07 of the CIC Agreement, to the extent that any regulations or guidance issued under Code §409A would result in Executive being subject to the payment of any additional tax under Code §409A, the Company and Executive agreed, to the extent reasonably possible, to amend the CIC Agreement in order to avoid the imposition of any such additional tax under Code §409A; and

WHEREAS, Biomet and Executive desire to amend the CIC Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biomet and Executive hereby agree as follows:

1. Section 3.01(b)(i): Post-CIC Good Reason; Other Than for Cause or Disability. Section 3.01(b)(i) of the CIC Agreement is hereby amended to delete the final sentence of Section 3.01(b)(i) in its entirety.

2. Miscellaneous. Except as expressly modified by this Amendment, the CIC Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Change in Control Agreement on the date first set forth above.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President, General Counsel & Secretary

EXECUTIVE

/s/ Roger P. Van Broeck
Name:	Roger P. Van Broeck

Exhibit 12

Biomet, Inc.

Computation of Ratio of Earnings to Fixed Charges

(In millions, except ratios)

	Successor				Predecessor
	Six Months Ended November 30, 2008		Three Months Ended November 30, 2008	The Period From July 12, 2007 - May 31, 2008	The Period From June 1, 2007 - July 11, 2007	2007	2006	2005
Earnings:
Earnings (loss) before income taxes	$(98.8)		$80.0	$(1,194.3)	$(81.9)	$501.6	$611.0	$546.5
Add: Fixed charges (per below)	362.1		220.8	603.1	0.3	9.3	11.7	9.2
Total earnings (loss)	$263.3		$300.8	$(591.2)	$(81.6)	$510.9	$622.7	$555.7

Fixed charges:
Interest expense, net	$280.3		$139.2	$516.3	$0.3	$9.3	$11.7	$9.2
Amortization of bond premium	0.4		0.2	0.4	—	—	—	—
Deferred financing costs	81.4		81.4	86.4	—	—	—	—

Total fixed charges	$362.1		$220.8	$603.1	$0.3	$9.3	$11.7	$9.2

Ratio of earnings to fixed charges	N/A	(1)	1.4	N/A (1)	N/A (1)	54.9	53.2	60.4

(1)	Earnings were inadequate to cover fixed charges for the period from June 1, 2007 through July 11, 2007, the period from July 12, 2007 through May 31, 2008, and the six months ended November 30, 2008 by $81.9 million, $1,194.3 million, and $98.8 million, respectively.

Exhibit 31.1

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Jeffrey R. Binder, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2008 (the “report”) of Biomet, Inc. (the “Company”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4. The Company’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) for the Company and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

d) Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter (the Company’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5. The Company’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

January 13, 2009

/S/ JEFFREY R. BINDER
Jeffrey R. Binder
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel P. Florin, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2008 (the “report”) of Biomet, Inc. (the “Company”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

4. The Company’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) for the Company and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

d) Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter (the Company’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5. The Company’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

January 13, 2009

/S/ DANIEL P. FLORIN
Daniel P. Florin
Senior Vice President and Chief Financial Officer

Exhibit 32.1

SECTION 1350 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Biomet, Inc. (the “Company”), each hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof:

(a) The Quarterly Report on Form 10-Q of the Company for the Quarter Ended November 30, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 13, 2009

/S/ JEFFREY R. BINDER
Jeffrey R. Binder
President and Chief Executive Officer

January 13, 2009

/S/ DANIEL P. FLORIN
Daniel P. Florin
Senior Vice President and Chief Financial Officer

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be deemed to be considered filed as part of the Form 10-Q.